Exhibit 10.1

Execution Version

AMENDMENT NO. 5 TO

CREDIT AGREEMENT

AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of August 31, 2021 (this “Amendment”), to the Credit Agreement, dated as of December 5, 2012, as amended by Amendment No. 1, dated as of April 22, 2014, Amendment No. 2, dated as of June 16, 2015, Amendment No. 3, dated as of June 29, 2018 and Amendment No. 4, dated as of August 16, 2018 (as so amended, the “Credit Agreement”), among SIRIUS XM RADIO INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMORGAN CHASE BANK, N.A. as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and as an Issuing Bank. Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrower has requested the amendment to the Credit Agreement set forth herein;

WHEREAS, on the date hereof, the Borrower, the Administrative Agent and each Lender on the Amendment No. 5 Effective Date (as defined below) desire to amend the Credit Agreement to, among other things, (i) extend the maturity of the existing Revolving Commitments to five (5) years from the Amendment No. 5 Effective Date (as defined below), (ii) reduce the interest margins applicable to the Revolving Loans and (iii) make certain other amendments to the Credit Agreement pursuant to this Amendment;

WHEREAS, the Administrative Agent, the Borrower, and the Lenders signatory hereto are willing to so agree pursuant to Sections 9.02 and 9.03 of the Credit Agreement subject to the conditions set forth herein;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

1.     Amendments. The Credit Agreement is, effective as of the Amendment No. 5 Effective Date (as defined below), hereby amended pursuant to Section 9.02 of the Credit Agreement, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”).

2.     Representations and Warranties. The Borrower hereby represents and warrants that as of the Amendment No. 5 Effective Date (as defined below), immediately before and after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of any Credit Party set forth in the Credit Documents to which it is a party are true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty is true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) as of such earlier date).

3.     Revolving Lenders. Each Revolving Lender hereby agrees, on the terms and conditions set forth herein and in the Amended Credit Agreement, including as to the extension of the maturity of their Revolving Commitments, to make Revolving Loans in accordance with Section 2.01 of the Amended Credit Agreement. In addition, by its signature hereto, each Revolving Lender hereby agrees to the Revolving Commitments set forth in Schedule 1.01A to the Amended Credit Agreement. The Interest Period then in effect for the Revolving Loans under the Credit Agreement will be the same for the Revolving Loans made under the Amended Credit Agreement on the Amendment No. 5 Effective Date.

4.     Condition Precedent. This Amendment will be effective upon completion of each of the following conditions (the “Amendment No. 5 Effective Date”) to the satisfaction of the Administrative Agent:

(a)     Execution and Delivery of Amendment. (i) The Administrative Agent shall have received from the Borrower and each Lender required under Section 9.02 of the Credit Agreement, either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy, facsimile or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment, and (ii) the Administrative Agent acknowledges this Amendment in writing, whether by executing an acknowledgement counterpart to this Amendment or otherwise;

(b)     Opinion. The Administrative Agent shall have received, on behalf of itself and the Lenders, (i) an opinion of Simpson Thacher & Bartlett LLP, counsel for the Borrower and (ii) Wilkinson Barker Knauer, LLP, regulatory counsel for the Loan Parties, covering such matters as are requested by the Administrative Agent, each dated the Amendment No. 5 Effective Date and addressed to the Administrative Agent and the Lenders, each in form and substance reasonably satisfactory to the Administrative Agent;

(c)     Officer’s Certificate. The Borrower shall have delivered to the Administrative Agent an Officer’s Certificate certifying that as of the Amendment No. 5 Effective Date, immediately before and after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of each Credit Party set forth in the Credit Documents to which it is a party are true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty is true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) as of such earlier date);

(d)     Fees and Expenses. (i) Any fees required to be paid to the Lead Arranger or any Lender pursuant to any fee or engagement letter in connection with this Amendment due and payable on or before the Amendment No. 5 Effective Date by the Borrower to the Lead Arranger or any Lender shall have been paid and (ii) to the extent a written invoice therefor is submitted at least one Business Day prior to the Amendment No. 5 Effective Date, all reasonable, documented, out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel) due and payable on or before the Amendment No. 5 Effective Date by the Borrower to JPMorgan Chase Bank, N.A. (or its Affiliates) in connection with this Amendment shall have been paid. On the Amendment No. 5 Effective Date, the principal of all Revolving Loans outstanding immediately prior to the Amendment No. 5 Effective Date (but not any accrued interest and fees thereon, which shall be paid in accordance with the Credit Agreement prior to the Amendment No. 5 Effective Date and in accordance with the Amended Credit Agreement from and after the Amendment No. 5 Effective Date) shall be deemed paid by a simultaneous borrowing under the Amended Credit Agreement in such principal amount, and each Revolving Lender party hereto hereby waives any prepayment notice, borrowing notice or other notice requirement in connection therewith;

(e)     Solvency. On the Amendment No. 5 Effective Date, the Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit J to the Credit Agreement from a Financial Officer of Borrower;

(f)     Secretary’s Certificate. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the applicable Governmental Authority, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority (or a certification from each Loan Party that there have been no changes to the certificate or articles of incorporation or organization, including all amendments thereto, that were delivered to the Administrative Agent in connection with the Credit Agreement) and (ii) a certificate of a responsible officer of each Loan Party dated the Amendment No. 5 Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 5 Effective Date (or a certification from each Loan Party that there have been no changes to the by-laws or operating (or limited liability company) agreement, including all amendments thereto, that were delivered to the Administrative Agent in connection with the Credit Agreement) and (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(g)     Lien Searches. The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 of the Credit Agreement or discharged on or prior to the Amendment No. 5 Effective Date; and

(h)     PATRIOT ACT. Each Loan Party shall have provided the documentation and other information that shall have been requested by the Lenders in writing at least 10 days prior to the Amendment No. 5 Effective Date and that any Lender reasonably determined is required by U.S. regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the USA PATRIOT Act.

5.     Certain Tax Matters. Solely for purpose of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 5 Effective Date, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement, and any Revolving Loans made thereunder (including any Revolving Loans already outstanding), as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

6.     Reference to and Effect on Credit Agreement and Credit Documents.

(a)     On and after the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement will mean and be a reference to the Credit Agreement, as amended by this Amendment (i.e., the Amended Credit Agreement).

(b)     The Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment are and will continue to be in full force and effect and are hereby in all respects ratified and confirmed and each Loan Party reaffirms its obligations under the Credit Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Collateral Documents. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and will continue to secure the payment of all Obligations of the Loan Parties under the Credit Documents, in each case, as amended by this Amendment (i.e., the Amended Credit Agreement).

(c)     The execution, delivery and effectiveness of this Amendment will not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations. On and after the Amendment No. 5 Effective Date, this Amendment will for all purposes constitute a Credit Document.

7.     Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission

(including by portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signature” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

8.     Severability. If any term of this Amendment or any application thereof is held to be invalid, illegal or unenforceable, the validity of other terms of this Amendment or any other application of such term will in no way be affected thereby.

9.     Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendment to the Credit Agreement contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to such amendment. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Amendment, and no party will be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

10.     Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. This Amendment shall be construed in accordance with and governed by the law of the State of New York, and the other provisions of Sections 9.10 and 9.11 of the Credit Agreement are incorporated herein and apply to this Amendment mutatis mutandis (except that any references to “Agreement” shall mean this Amendment).

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

SIRIUS XM RADIO INC.

By:	/s/ William Prip
	Name:	William Prip
	Title:	Authorized Signatory

[Amendment No. 5 Signature Page]

SATELLITE CD RADIO LLC

SIRIUS XM CONNECTED VEHICLE
SERVICES HOLDINGS INC.

SIRIUS XM CONNECTED VEHICLE
SERVICES INC.

XM 1500 ECKINGTON LLC

XM EMALL INC.

XM INVESTMENT LLC

XM RADIO LLC

STITCHER MEDIA LLC

PANDORA MEDIA, LLC

PANDORA MEDIA CALIFORNIA, LLC

AUTOMATIC LABS LLC

AUDIOS VENTURES INC.

ADSWIZZ INC.

By:	/s/ William Prip
	Name:	William Prip
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Lender

By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Managing Director

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Kyle Oberkrom
	Name:	Kyle Oberkrom
	Title:	Vice President

BARCLAYS BANK PLC as a Lender

By:	/s/ Sean Duggan
	Name:	Sean Duggan
	Title:	Vice President

CITIBANK, N.A. as a Lender

By:	/s/ Keith Lukasavich
	Name:	Keith Lukasavich
	Title:	Managing Director and Vice President

BANK OF MONTREALas a Lender

By:	/s/ Victor Davida
	Name:	Victor Davida
	Title:	Vice President

BNP PARIBAS as a Lender

By:	/s/ Barbara Nash
	Name:	Barbara Nash
	Title:	Managing Director

By:	/s/ Stefano Locatelli
	Name:	Stefano Locatelli
	Title:	Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as a Lender

By:	/s/ Jill Wong
	Name:	Jill Wong
	Title:	Director

By:	/s/ Andrew Sidford
	Name:	Andrew Sidford
	Title:	Managing Director

GOLDMAN SACHS BANK USA
as a Lender

By:	/s/ Kevin Raisch
	Name:	Kevin Raisch
	Title:	Authorized Signatory

MIZUHO BANK, LTD.
as a Lender

By:	/s/ John Davies
	Name:	John Davies
	Title:	Authorized Signatory

ROYAL BANK OF CANADA
as a Lender

By:	/s/ Kevin Quan
	Name:	Kevin Quan
	Title:	Authorized Signatory

THE BANK OF NOVA SCOTIA
as a Lender

By:	/s/ Michelle C. Phillips
	Name:	Michelle C. Phillips
	Title:	Managing Director

TRUIST BANK
as a Lender

By:	/s/ Carlos Cruz
	Name:	Carlos Cruz
	Title:	Director

U.S. BANK NATIONAL ASSOCIATION as a Lender

By:	/s/ Christi K. Shaw
	Name:	Christi K. Shaw
	Title:	Vice President

WELLS FARGO BANK, N.A. as a Lender

By:	/s/ Evan Waschitz
	Name:	Evan Waschitz
	Title:	Director

MORGAN STANLEY BANK, N.A. as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

MUFG BANK, LTD. as a Lender

By:	/s/ Matthew Antioco
	Name:	Matthew Antioco
	Title:	Director

EXHIBIT A

$1,750,000,000

CREDIT AGREEMENT1

Dated as of December 5, 2012

among

SIRIUS XM RADIO INC.,

as Borrower,

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS BANK PLC

BNP PARIBAS SECURITIES CORP.

CITIGROUP GLOBAL MARKETS INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

DEUTSCHE BANK SECURITIES INC.

MIZUHO BANK, LTD.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

RBC CAPITAL MARKETS~~1~~2

SCOTIA CAPITAL (USA) INC.

SUNTRUST ROBINSON HUMPHREY, INC.

WELLS FARGO SECURITIES LLC,

as Joint Bookrunners

JPMORGAN CHASE BANK, N.A.

BANK OF AMERICA, N.A.

BARCLAYS BANK PLC

BNP PARIBAS

CITIGROUP GLOBAL MARKETS INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

DEUTSCHE BANK SECURITIES INC.

MIZUHO BANK, LTD.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

ROYAL BANK OF CANADA

SUNTRUST BANK

WELLS FARGO BANK, N.A.,

as Co-Syndication Agents

U.S. BANK NATIONAL ASSOCIATION,

as Senior Managing Agent

and

[1]	As amended by Amendment No. 1, dated as of April 22, 2014, Amendment No. 2, dated as of June 16, 2015, Amendment No. 3, dated as of June 29, 2018 and Amendment No. 4, dated as of August 16, 2018.

~~1~~2	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

BANK OF MONTREAL,

as Manager,

and

J.P. MORGAN SECURITIES LLC,

as Lead Arranger for the Second Amendment

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS BANK PLC

BMO CAPITAL MARKETS CORP.

BNP PARIBAS SECURITIES CORP.

CITIGROUP GLOBAL MARKETS INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

DEUTSCHE BANK SECURITIES INC.

GOLDMAN, SACHS & CO.

MIZUHO BANK, LTD.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

RBC CAPITAL MARKETS~~2~~3

SUNTRUST ROBINSON HUMPHREY, INC.

U.S. BANK NATIONAL ASSOCIATION

WELLS FARGO SECURITIES LLC,

as Joint Bookrunners for the Second Amendment

and

BANK OF AMERICA, N.A.

BMO CAPITAL MARKETS CORP.

BARCLAYS BANK PLC

BNP PARIBAS

CITIGROUP GLOBAL MARKETS INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

DEUTSCHE BANK SECURITIES INC.

GOLDMAN SACHS BANK USA

MIZUHO BANK, LTD.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

ROYAL BANK OF CANADA

SUNTRUST BANK

THE BANK OF NOVA SCOTIA

U.S. BANK NATIONAL ASSOCIATION

WELLS FARGO BANK, N.A.,

as Co-Syndication Agents for the Second Amendment

and

JPMORGAN CHASE BANK, N.A.,

as Lead Arranger for the Third Amendment

JPMORGAN CHASE BANK, N.A.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS BANK PLC

BMO CAPITAL MARKETS CORP.

BNP PARIBAS SECURITIES CORP.

~~2~~3	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

CITIGROUP GLOBAL MARKETS INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

GOLDMAN, SACHS & CO.

MIZUHO BANK, LTD.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

RBC CAPITAL MARKETS~~3~~4

SUNTRUST ROBINSON HUMPHREY, INC.

U.S. BANK NATIONAL ASSOCIATION

WELLS FARGO SECURITIES LLC,

as Joint Bookrunners for the Third Amendment

and

BANK OF AMERICA, N.A.

BMO CAPITAL MARKETS CORP.

BARCLAYS BANK PLC

BNP PARIBAS

CITIGROUP GLOBAL MARKETS INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

GOLDMAN SACHS BANK USA

MIZUHO BANK, LTD.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

ROYAL BANK OF CANADA

SUNTRUST BANK

THE BANK OF NOVA SCOTIA

U.S. BANK NATIONAL ASSOCIATION

WELLS FARGO BANK, N.A.,

as Co-Syndication Agents for the Third Amendment

and

JPMORGAN CHASE BANK, N.A.,

as Lead Arranger for the Fourth Amendment

JPMORGAN CHASE BANK, N.A.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS BANK PLC

BMO CAPITAL MARKETS CORP.

BNP PARIBAS SECURITIES CORP.

CITIGROUP GLOBAL MARKETS INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

GOLDMAN, SACHS & CO.

MIZUHO BANK, LTD.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

RBC CAPITAL MARKETS5

SUNTRUST ROBINSON HUMPHREY, INC.

U.S. BANK NATIONAL ASSOCIATION

WELLS FARGO SECURITIES LLC,

as Joint Bookrunners for the Fourth Amendment

and

~~[3]~~[4]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.
[5]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

BANK OF AMERICA, N.A.

BMO CAPITAL MARKETS CORP.

BARCLAYS BANK PLC

BNP PARIBAS

CITIGROUP GLOBAL MARKETS INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

GOLDMAN SACHS BANK USA

MIZUHO BANK, LTD.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

ROYAL BANK OF CANADA

SUNTRUST BANK

THE BANK OF NOVA SCOTIA

U.S. BANK NATIONAL ASSOCIATION

WELLS FARGO BANK, N.A.,

as Co-Syndication Agents for the Fourth Amendment

and

JPMORGAN CHASE BANK, N.A.

BOFA SECURITIES, INC.

BARCLAYS BANK PLC

BMO CAPITAL MARKETS CORP.

BNP PARIBAS SECURITIES CORP.

CITIBANK, N.A.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

GOLDMAN SACHS & CO. LLC

MIZUHO BANK, LTD.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

RBC CAPITAL MARKETS6

TRUIST SECURITIES, INC.

THE BANK OF NOVA SCOTIA

U.S. BANK NATIONAL ASSOCIATION

WELLS FARGO SECURITIES LLC,

as Joint Lead Arrangers and Bookrunners for the Fifth Amendment

JPMORGAN CHASE BANK, N.A.

BOFA SECURITIES, INC.

BARCLAYS BANK PLC

CITIBANK, N.A.

MORGAN STANLEY MUFG LOAN PARTNERS, LLC,

as Co-Syndication Agents for the Fifth Amendment

and

BMO CAPITAL MARKETS CORP.

BNP PARIBAS SECURITIES CORP.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

GOLDMAN SACHS & CO. LLC

MIZUHO BANK, LTD.

RBC CAPITAL MARKETS7

TRUIST BANK

[6]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

[7]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

THE BANK OF NOVA SCOTIA

U.S. BANK NATIONAL ASSOCIATION

WELLS FARGO SECURITIES LLC,

as Co-Documentation Agents for the Fifth Amendment

Table of Contents

Page

ARTICLE I

Definitions
SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~39~~45
SECTION 1.03	Pro Forma Determinations	~~39~~45
SECTION 1.04	Terms Generally	~~40~~46
SECTION 1.05	Accounting Terms; GAAP	~~40~~46
SECTION 1.06	Limited Condition Transaction	~~40~~46
SECTION 1.07	Classification Regarding Negative Covenant Exception; Foreign Currencies	~~41~~47
SECTION 1.08	Divisions	48

ARTICLE II

The Credits

SECTION 2.01	Revolving Commitments	~~41~~48
SECTION 2.02	Incremental Revolving Commitments and Incremental Term Loans	~~42~~48
SECTION 2.03	Procedure for Revolving Loan Borrowing	~~45~~51
SECTION 2.04	Funding of Borrowings	~~45~~52
SECTION 2.05	Interest Elections	~~45~~52
SECTION 2.06	Termination and Reduction of Commitments	~~46~~53
SECTION 2.07	Repayment of Loans; Evidence of Debt	~~47~~53
SECTION 2.08	Prepayments	~~47~~54
SECTION 2.09	Fees	~~47~~54
SECTION 2.10	Interest	~~48~~55
SECTION 2.11	~~Alternate Rate of Interest~~	~~49~~	[Reserved]56
SECTION 2.12	Increased Costs	~~50~~57
SECTION 2.13	Break Funding Payments	~~51~~58
SECTION 2.14	Taxes	~~51~~58
SECTION 2.15	Pro Rata Treatment and Payments	~~54~~60
SECTION 2.16	Mitigation Obligations; Replacement of Lenders	~~55~~62
SECTION 2.17	Letters of Credit	~~56~~63
SECTION 2.18	Defaulting Lenders	~~59~~66
SECTION 2.19	Extensions of Incremental Term Loans and Revolving Commitments	~~60~~67
SECTION 2.20	Foreign Currency Exchanges	~~63~~69
SECTION 2.21	Benchmark Replacement Setting	70

ARTICLE III

Representations and Warranties

SECTION 3.01	Organization; Powers	~~64~~73
SECTION 3.02	Authorization; Enforceability	~~64~~73
SECTION 3.03	Governmental Approvals; No Conflicts	~~64~~73
SECTION 3.04	Financial Position	~~64~~73
SECTION 3.05	Properties	~~65~~74
SECTION 3.06	Litigation and Environmental Matters	~~65~~74
SECTION 3.07	Compliance with Laws and Agreements	~~65~~74

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Page
SECTION 3.08	Investment Company Status	~~65~~74
SECTION 3.09	Taxes	~~65~~74
SECTION 3.10	ERISA	~~66~~75
SECTION 3.11	Disclosure	~~66~~75
SECTION 3.12	Collateral Documents	~~66~~75
SECTION 3.13	Capital Stock and Subsidiaries	~~67~~76
SECTION 3.14	Intellectual Property	~~67~~76
SECTION 3.15	Federal Reserve Regulations	~~67~~76
SECTION 3.16	Use of Proceeds	~~67~~76
SECTION 3.17	Labor Matters	~~67~~76
SECTION 3.18	Solvency	~~68~~77
SECTION 3.19	Anti-Terrorism Laws	~~68~~77
SECTION 3.20	FCC Licenses	~~68~~77
SECTION 3.21	No Unlawful Contributions or Other Payments	~~68~~77
SECTION 3.22	Senior Indebtedness Under Existing Notes	~~69~~78

ARTICLE IV

Conditions

SECTION 4.01	Closing Date	~~69~~78
SECTION 4.02	Each Credit Event	~~70~~79

ARTICLE V

Affirmative Covenants

SECTION 5.01	Financial Statements; Other Information	~~71~~80
SECTION 5.02	Notices of Material Events	~~73~~82
SECTION 5.03	Existence; Conduct of Business	~~73~~82
SECTION 5.04	Payment of Tax Liabilities	~~73~~82
SECTION 5.05	Maintenance of Properties; Insurance	~~73~~83
SECTION 5.06	Books and Records; Inspection Rights	~~74~~83
SECTION 5.07	Compliance with Law	~~74~~83
SECTION 5.08	Use of Proceeds	~~74~~84
SECTION 5.09	Additional Guarantors and Collateral	~~74~~84
SECTION 5.10	Changes in Fiscal Periods	~~75~~84

ARTICLE VI

Negative Covenants

SECTION 6.01	Indebtedness	~~75~~84
SECTION 6.02	Liens	~~78~~87
SECTION 6.03	Fundamental Changes	~~78~~87
SECTION 6.04	Disposition of Property	~~79~~88
SECTION 6.05	Restricted Payments	~~80~~89
SECTION 6.06	Transactions with Affiliates	~~82~~92
SECTION 6.07	Reserved	~~83~~93
SECTION 6.08	Sales and Leasebacks	~~83~~93
SECTION 6.09	Clauses Restricting Subsidiary Distributions	~~84~~93
SECTION 6.10	Total Leverage Ratio	~~85~~94
SECTION 6.11	Investments	~~85~~94
SECTION 6.12	Modifications to Certain Documents	~~85~~94
SECTION 6.13	Changes in Covenants Following Investment Grade Condition	~~85~~94

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Page
ARTICLE VII

Events of Default
SECTION 7.01	Events of Default	~~86~~95
SECTION 7.02	Cure Right	~~88~~97

ARTICLE VIII

The Administrative Agent
SECTION 8.01	Appointment and Authorization	~~89~~98
SECTION 8.02	Administrative Agent and Affiliates	~~89~~98
SECTION 8.03	Action by Administrative Agent	~~89~~98
SECTION 8.04	Consultation with Experts	~~90~~99
SECTION 8.05	Delegation of Duties	~~90~~99
SECTION 8.06	Successor Administrative Agent	~~90~~99
SECTION 8.07	Credit Decision	~~90~~100
SECTION 8.08	Bookrunners; Co-Syndication Agents; Senior Managing Agent; Manager	~~90~~100
SECTION 8.09	Withholding Tax	~~90~~100
SECTION 8.10	ERISA Lender Representation	~~91~~100
SECTION 8.11	Return of Certain Payments.	102

ARTICLE IX

Miscellaneous

SECTION 9.01	Notices	~~92~~102
SECTION 9.02	Waivers; Amendments	~~93~~103
SECTION 9.03	Waivers; Amendments to Other Credit Documents	~~95~~105
SECTION 9.04	Expenses; Indemnity; Damage Waiver	~~95~~106
SECTION 9.05	Successors and Assigns	~~96~~107
SECTION 9.06	Survival	~~99~~109
SECTION 9.07	Counterparts; Integration; Effectiveness	~~99~~109
SECTION 9.08	Severability	~~99~~110
SECTION 9.09	Right of Setoff	~~99~~110
SECTION 9.10	Governing Law; Jurisdiction; Consent to Service of Process	~~99~~110
SECTION 9.11	WAIVER OF JURY TRIAL	~~100~~110
SECTION 9.12	Headings	~~100~~111
SECTION 9.13	Confidentiality	~~100~~111
SECTION 9.14	Judgment Currency	~~101~~112
SECTION 9.15	USA PATRIOT Act	~~101~~112
SECTION 9.16	Releases of Guarantees and Liens	~~101~~112
SECTION 9.17	No Fiduciary Duty	~~104~~115
SECTION 9.18	Interest Rate Limitation	~~104~~115
SECTION 9.19	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~104~~115
SECTION 9.20	Acknowledgement Regarding Any Supported QFCs	116

-iii-

SCHEDULES:

Schedule 1.01A	—	Commitments
Schedule 3.05(b)	—	Satellites
Schedule 3.05(c)	—	FCC Space Station Licenses
Schedule 3.12	—	Filings
Schedule 3.13	—	Subsidiaries
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.06	—	Existing Transactions with Affiliates
Schedule 6.09	—	Existing Restrictions
Schedule 6.11	—	Existing Investments

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Opinion of Credit Parties’ Counsel
Exhibit C	—	Form of Subsidiary Guarantee
Exhibit D	—	Form of Pledge Agreement
Exhibit E	—	Form of HoldCo Pledge Agreement
Exhibit F	—	Form of Closing Certificate
Exhibit G-1	—	Form of New Lender Supplement
Exhibit G-2	—	Form of Incremental Term Facility Activation Notice
Exhibit G-3	—	Form of Incremental Revolving Commitment Activation Notice
Exhibit H	—	Form of Security Agreement
Exhibit I	—	Form of Perfection Certificate
Exhibit J	—	Form of Solvency Certificate
Exhibit K-1	—	Form of Tax Compliance Certificate
Exhibit K-2	—	Form of Tax Compliance Certificate
Exhibit K-3	—	Form of Tax Compliance Certificate
Exhibit K-4	—	Form of Tax Compliance Certificate
Exhibit L-1	—	Form of Equal Priority Intercreditor Agreement
Exhibit L-2	—	Form of Junior Priority Intercreditor Agreement
Exhibit M	—	Form of Intercompany Subordinated Note

-iv-

CREDIT AGREEMENT, dated as of December 5, 2012 (this “Agreement”), among SIRIUS XM RADIO INC., a Delaware corporation (the “Borrower”; as hereinafter further defined), the Lenders party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties (as defined herein) (in such capacities, the “Administrative Agent”), and as an Issuing Bank.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms . As used in this Agreement, the following terms have the meanings specified below:

“2026 Notes” means the Borrower’s 5.375% Senior Notes due 2026.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate or the Canadian Prime Rate, as the case may be.

“Activation Notice” means an Incremental Revolving Commitment Activation Notice or an Incremental Term Facility Activation Notice, as applicable.

“Adjustment Date” has the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacities as administrative agent for the Lenders and as collateral agent for the Secured Parties under this Agreement and the other Credit Documents, together with any successors in such capacities.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” means the Administrative Agent, any Issuing Bank or any other Lender.

“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then outstanding principal amount of such Lender’s Incremental Term Loans, and (b) the amount of such Lender’s Revolving Commitment then in effect or, if such Revolving Commitment has been terminated, such Lender’s Outstanding Revolving Credit.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the New York Fed Bank Rate in effect on such day plus 1⁄2 of 1% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that the LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floor set forth in the definition of the term “LIBO Rate”. Any change in the Alternate Base Rate due to a change in the Prime Rate, the New York Fed Bank Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the New York Fed Bank Rate or the LIBO Rate, respectively.

“Anti-Terrorism Laws” means (i) any Requirement of Law related to terrorism financing or money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001) and (ii) all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Alternative Benchmark Rate” shall have the meaning provided in Section 2.21.

“Applicable Rate” means (a) for each Type of Loan other than Incremental Term Loans, (i) on and after the Adjustment Date occurring with respect to the fiscal quarter ending March 31, 2015 until the Second Amendment Effective Date, 2.00% for Eurocurrency Loans and 1.00% for ABR Loans, (ii) on and after the Second Amendment Effective Date until the Adjustment Date occurring with respect to the fiscal quarter ending June 30, 2015, 2.00% for Eurocurrency Loans and 1.00% for ABR Loans, (iii) on and after such Adjustment Date and each subsequent Adjustment Date to but excluding the Third Amendment Effective Date, a percentage determined in accordance with the Pricing Grid as in effect during such period, (iv) on and after the Third Amendment Effective Date until the Adjustment Date occurring with respect to the fiscal quarter ending September 30, 2018, 1.625% for Eurocurrency Loans and 0.625% for ABR Loans ~~and~~, (v) on and after such Adjustment Date and each subsequent Adjustment Date to but excluding the Fifth Amendment Effective Date, a percentage determined in accordance with the Pricing Grid as in effect during such period, (vi) on and after the Fifth Amendment Effective Date until the Adjustment Date occurring with respect to the fiscal quarter ending September 30, 2021, 1.50 % for Eurocurrency Loans and 0.50 % for ABR Loans and (vii) on and after such Adjustment Date and each subsequent Adjustment Date, a percentage determined in accordance with the Pricing Grid, and (b) for each Type of Incremental Term Loan, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Term Facility Activation Notice.

“Approved Fund” has the meaning assigned to such term in Section 9.05.

“Asset Disposition” means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition” and the terms “dispose” and “disposed of” shall have correlative meanings), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable Requirements of Law to be held by a Person other than the Borrower or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Borrower or any Restricted Subsidiary; or

(3) any other assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above:

(a) a disposition by a Restricted Subsidiary to the Borrower, by a Restricted Subsidiary that is not a Subsidiary Guarantor to another Restricted Subsidiary, or, subject to compliance with Section 6.11, by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary that is not a Subsidiary Guarantor;

(b) for purposes of Section 6.04 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 6.05, (ii) the making of an Asset Swap and (iii) a disposition of all or substantially all the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in accordance with Section 6.03;

(c) a disposition of assets with a fair market value, in the aggregate after the ~~Third~~Fifth Amendment Effective Date, of less than the greater of (x) $400,000,000 and (y) 20% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such disposition (calculated on a pro forma basis after giving effect to such disposition as if such disposition and any related transactions had occurred on the first day of such Test Period);

(d) a disposition of cash or Cash Equivalents;

(e) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(f) the licensing or sublicensing of Intellectual Property or other general intangibles and licenses, leases or subleases of other property; provided, however, such licensing or sublicensing shall not interfere in any material respect with the Borrower’s continuing use of such Intellectual Property or other general intangibles and licenses, leases or subleases of other property;

(g) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(h) any issuance or sale of Capital Stock of an Unrestricted Subsidiary;

(i) foreclosure on assets;

(j) disposition of damaged, obsolete or worn-out property in the ordinary course of business;

(k) any disposition of any owned real property;

(l) any disposition of assets of or relating to the Canadian Entity or any of its Affiliates;

(m) any disposition of non-core assets (which shall include all assets other than contracts that are material to the satellite radio business, Satellites or assets related to the satellite business of the Borrower or its Restricted Subsidiaries (the “Core Assets”), including the Capital Stock of a Restricted Subsidiary holding such Core Assets) in an amount, in the aggregate since the ~~Third~~Fifth Amendment Effective Date, not to exceed the greater of (x) $1,200,000,000 and (y) 60% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such disposition (calculated on a pro forma basis after giving effect to such disposition as if such disposition and any related transactions had occurred on the first day of such Test Period); and

(n) dispositions of (A) accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) and (B) accounts receivable, or participations therein and related assets, in connection with any Qualified Receivables Facility.

“Asset Swap” means concurrent purchase and sale or exchange of assets between the Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash received is applied in accordance with Section 6.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent (acting reasonably).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the 2026 Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that, if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.17(c)(ii).

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect at such time over (b) such Lender’s Outstanding Revolving Credit.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period of interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~Affected Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation ” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Lender, such Lender or any other Person as to which such Lender is a subsidiary (a “Parent Company”) (a) is adjudicated as, or determined by any Governmental Authority having regulatory authority over it or its assets to be, insolvent, (b) becomes the subject of a bankruptcy or insolvency proceeding, or the Administrative Agent has given written notice to such Lender and the Borrower of its good faith determination that such Lender or its Parent Company has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or (c) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or the Administrative Agent has given written notice to such Lender and the Borrower of its good faith determination that such Lender or its Parent Company has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such appointment; provided that a Bankruptcy Event shall not result solely by virtue of any control of or ownership interest in, or the acquisition of any control of or ownership interest in, such Lender or its Parent Company by a Governmental Authority as long as such control or ownership interest does not result in or provide such Lender or its Parent Company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or its Parent Company (or such Governmental Authority) to reject, repudiate, disavow or disaffirm such Lender’s obligations under this Agreement.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Benchmark” shall mean, initially, the LIBO Rate; provided that, if a Benchmark Transition Event has occurred or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto have occurred, in each case, with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement Rate to the extent that such Benchmark Replacement Rate has replaced such prior benchmark rate pursuant to Section 2.21.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for each applicable Interest Period (to the extent an Interest Period remains applicable, otherwise, such other period and Available Tenor):

(a) for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement Rate”, the first alternative set forth in the order below that can be reasonably determined by the Administrative Agent in consultation with the Borrower:

(i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b) for purposes of clause (c) of the definition of “Benchmark Replacement Rate”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, (ii) any evolving or then-prevailing Market Convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities of the applicable currency at such time and (iii) the making of appropriate adjustments (A) to preserve the pricing in effect at the time of selection of such Benchmark Replacement Rate and (B) for the duration and time for determination of the Benchmark Replacement Rate in relation to any applicable Interest Period.

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower.

“Benchmark Replacement Amendment” shall have the meaning provided in Section 2.21.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any proposed Benchmark Replacement Amendment, any technical, administrative or operational changes (including changes to the definition of “Alternative Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (or, for purposes of clause (c) of the definition of “Benchmark Replacement Rate,” the Administrative Agent with the consent of the Borrower) reasonably determines in consultation with the Borrower that it may be appropriate to reflect the adoption and implementation of such Benchmark Replacement Rate and the other provisions contemplated by Section 2.21 (provided that any such change that is not substantially consistent with both (x) market practice and (y) other syndicated credit facilities for similarly situated borrowers denominated in the same currency as the Facility shall be reasonably determined by the Administrative Agent in consultation with the Borrower), and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with both (x) market practice and (y) other syndicated credit facilities for similarly situated borrowers denominated in the same currency as this Agreement (or, if the Administrative Agent reasonably determines, in consultation with the Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines, in consultation with the Borrower that no market practice for the administration of such Benchmark Replacement Rate exists, in such other manner of administration as the Administrative Agent and the Borrower (or, for purposes of clause (c) of the definition of “Benchmark Replacement Rate”, the Administrative Agent with the consent of the Borrower), reasonably determine is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (e) of the definition of “Benchmark Transition Event”, the date of determination by the Borrower and the Administrative Agent (in the case of clause (a)) or the Borrower (in the case of clause (e)).

(b) in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the Relevant Administrator permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof;

(c) in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; and

(d) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Benchmark Replacement Rate” shall mean the first alternative set forth in the order below that can be reasonably determined by the Administrative Agent in consultation with the Borrower for the applicable Benchmark Replacement Date:

(a) the sum of (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(b) the sum of (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment; and

(c) the sum of: (A) the alternate benchmark rate that has been selected by the Borrower and the Administrative Agent giving due consideration to (x) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing Market Convention and (B) the Benchmark Replacement Adjustment;

provided that, in the case of clause (a) of this definition, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in consultation with the Borrower in its reasonable discretion; provided, further, that, if the Benchmark Replacement Rate as so determined pursuant to any clause above would be less than the Floor, the Benchmark Replacement Rate will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to a Benchmark:

(a) the Administrative Agent and the Borrower reasonably determine that the circumstances set forth in Section 2.21(a) have arisen and such circumstances are unlikely to be temporary;

(b) the circumstances set forth in Section 2.21(a) have not arisen but the supervisor or the administrator of the Benchmark, the Board or the New York Fed or a Governmental Authority or an insolvency official having jurisdiction over the supervisor or administrator, or a court or an entity with similar insolvency or resolution authority over the supervisor or administrator, or the central bank for the currency of the Benchmark has made a public statement or published information stating that the administrator or supervisor, the Board or the New York Fed (each of the foregoing, a “Relevant Administrator”) has ceased permanently or indefinitely to use the Benchmark for determining interest rates for loans to similarly situated borrowers under syndicated credit facilitates in the same currency as the Facility; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(c) the Relevant Administrator has ceased to provide the Benchmark;

(d) a Relevant Administrator has made a public statement or published information announcing that the Benchmark is no longer representative; or

(e) if the Borrower reasonably determines that an event has occurred that would require the existing Benchmark set forth in any non-speculative interest rate Swap Agreement related to the Loans to be amended by adherence to a final protocol published by, or other amendment promulgated by, the International Swaps and Derivatives Association, Inc. (“ISDA”) to facilitate the replacement of such Benchmark or the Borrower reasonably determines that any non-speculative interest rate Swap Agreement related to the Loans is entered into after the Fifth Amendment Effective Date and is subject to ISDA definitions amended after the Fifth Amendment Effective Date that reflect a replacement of the Benchmark used in this Agreement; provided, that if the Administrative Agent reasonably decides in consultation with the Borrower that the replacement of such Benchmark (x) is not substantially consistent with both (i) market practice and (ii) other syndicated credit facilities for similarly situated borrowers denominated in the same currency as this Agreement or (y) is not administratively feasible for the Administrative Agent, then a Benchmark Transition Event described in this clause (e) shall be deemed not to have occurred.

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-In Election, the date specified by the Borrower by notice to the Administrative Agent and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBO Rate and solely to the extent that LIBO Rate has not been replaced with a Benchmark Replacement, the period (if any) (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBO Rate for all purposes hereunder and under any Credit Document in accordance with Section 2.21 and (y) ending at the time that a Benchmark Replacement has replaced LIBO Rate for all purposes hereunder and under any Credit Document in accordance with Section 2.21.

“beneficial owner” shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act. “Beneficially own,” “beneficially owned” and “beneficial ownership” have meanings correlative to that of beneficial owner.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means the Board of Directors of the Borrower or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Bookrunners” means the entities listed as “Joint Bookrunners” or “Sole Bookrunner” on the cover hereto.

“Borrower” means Sirius XM Radio Inc., a Delaware corporation, and shall include any Successor Borrower that assumes the obligations of the Borrower in accordance with Section 6.03.

“Borrowing” means a group of Loans of the same Type under a single Facility, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in London interbank market and (b) when used in connection with a Loan denominated in Canadian Dollars, the term “Business Day” shall also exclude any day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed.

“Calculation Date” means, with respect to Loans denominated in Canadian Dollars, the last day of each calendar quarter (or, if such day is not a Business Day, the next succeeding Business Day); provided, that each Borrowing Date with respect to, and each date of any borrowing, conversion or continuation of, any Loan denominated in Canadian Dollars shall also be a “Calculation Date”.

“Canadian Dollars” or “C$” means the lawful currency of Canada.

“Canadian Entity” means Canadian Satellite Radio Holdings Inc. (or any successor entity).

“Canadian Prime Rate” means, at any time, the rate of interest per annum equal to the greater of: (a) the rate equal to the PRIMCAN Index rate set forth on the Bloomberg screen (or, in the event that the PRIMCAN Index does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such index as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at 10:15 a.m. (Toronto time) on such day or the rate which the Administrative Agent then quotes, publishes and refers to as its “prime rate” and which is its reference rate of interest for loans in Canadian Dollars to commercial borrowers, and (b) the sum of (i) the average ~~of the~~ rates per annum for Canadian Dollar bankers’ acceptances having a term of one month that appears on the Reuters Screen CDOR Page at 10:00 a.m. (Toronto time) on the date of determination, as reported by the Administrative Agent (and if such screen is not available, any successor or similar service as may be selected by the Administrative Agent), and (ii) 1.00%.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means:

(a) any investment in direct obligations of the United States of America, Canada or any country that is a member state of the European Union or any agency or instrumentality thereof or obligations guaranteed by the United States of America, Canada or any country that is a member state of the European Union or any agency or instrumentality thereof;

(b) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt that is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to Standard & Poor’s;

(e) auction rate preferred stock issued by a corporation and certificates issued by a corporation or municipality or government entity (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “A” (or higher) according to Moody’s or Standard & Poor’s;

(f) investments in securities with maturities of twelve months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Moody’s or “A” by Standard & Poor’s; and

(g) investments in money market funds that, in the aggregate, have at least $1,000,000,000 in assets.

“Cash Management Agreement” means any agreement entered into from time to time by the Borrower or any of the Restricted Subsidiaries in connection with Cash Management Services for collections, other Cash Management Services or for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement or provides any Cash Management Services, is a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party, (ii) shall have become a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party at any time after it has entered into a Cash Management Agreement or provided any Cash Management Services or (iii) in the case of any Cash Management Agreement in effect or any Cash Management Services provided, on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Agent Party or an Affiliate of a Lender or an Agent Party and a party to a Cash Management Agreement or provider of Cash Management Services.

“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CDOR” shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Borrowing denominated in Canadian Dollars, the rate per annum equal to the average rate for bankers acceptances as administered by Thomson Reuters Benchmark Services Limited (or any other Person that takes over the administration of such rate) for 30, 60 or 90 days or a tenor equal in length to such Interest Period as displayed on page CDOR of the Reuters Screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or other appropriate page of such other information service that publishes such rate as shall be selected from time to time by the Administrative Agent in consultation with the Borrower; in each case, the “CDOR Screen Rate”) at approximately 10:00 A.M., Toronto, Ontario, time, on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent); provided, that, (x) if the CDOR Screen Rate shall not be available at such time for such Interest Period (a “CDOR Impacted Interest Period”) with respect to Canadian Dollars, then the Eurocurrency Rate for Canadian Dollars shall be the CDOR Interpolated Rate at such time and (y) if the rate appearing on such Screen or determined pursuant to clause (x) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “CDOR Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent to be equal to the rate that results from interpolating on a linear basis between: (a) the CDOR Screen Rate for the longest period (for which that CDOR Screen Rate is available in Canadian Dollars) that is shorter than the CDOR Impacted Interest Period and (b) the CDOR Screen Rate for the shortest period (for which that CDOR Screen Rate is available for Canadian Dollars) that exceeds the CDOR Impacted Interest Period, in each case, at such time.

“Change in Control” means the occurrence of any of the following:

(a) any “person,” other than one or more Permitted Holders, is or becomes the “beneficial owner,” (except that for purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower (or, to the extent the Satisfactory HoldCo is then in existence, the Satisfactory HoldCo) (for the purposes of this clause (a), such other person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the “parent entity”), if such other person is the beneficial owner (as defined above in this clause (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the ~~Third~~Fifth Amendment Effective Date that were nominated, appointed or approved for consideration by shareholders for election by the board of directors of the Borrower, (ii) nominated or designated to be a director of the Borrower, directly or indirectly, by the Permitted Holders or Persons nominated or designated by the Permitted Holders or (iii) appointed by directors so nominated, appointed or approved;

(c) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

(d) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Restricted Subsidiary;

(e) at any time when a Satisfactory HoldCo is in existence and a HoldCo Pledge Agreement has been executed and delivered by the Satisfactory HoldCo, such Satisfactory HoldCo ceases to own, directly, all of the Capital Stock of the Borrower.

Notwithstanding anything to the contrary contained herein, (i) the creation of a Satisfactory HoldCo or any parent entities thereof (the ownership of which is substantially similar to the pre-formation ownership of such newly-formed parent entity’s direct subsidiaries) shall not constitute a Change in Control, (ii) a Person or “group” shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (iii) if any “group” includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Borrower (or, for the avoidance of doubt, any Satisfactory Holdco or successor thereto) beneficially owned, directly or indirectly, by any Permitted Holders that are part of such “group” shall not be treated as being beneficially owned by any other member of such “group” for purposes of determining whether a Change in Control has occurred, (iv) a Person or “group” will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50.0% or more of the total voting power of the Voting Stock of such parent entity and (v) a distribution, directly or indirectly, of the Capital Stock of the Borrower by Liberty Media Corporation, Liberty Radio LLC or any of their respective Affiliates to their shareholders (including, for the avoidance of doubt, to the holders of one or more series of tracking stock), or any earlier or related transaction in furtherance thereof (as, for example, in connection with a reverse morris trust transaction or otherwise), shall not be a “Change in Control”.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date. For purposes of this definition, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) Basel III and all requests, rules, guidelines or directives thereunder or issued in connection therewith, in each case to the extent issued or becoming effective after the Closing Date shall be deemed to have gone into effect after the Closing Date, regardless of the date of the enabling or underlying legislation or agreements.

“CIM” means the Confidential Information Memorandum dated November 7, 2012 and made available to the Lenders in connection with the Lender meeting held on November 7, 2012 with respect to the Revolving Facility and this Agreement.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans and Extended Revolving Commitments pursuant to the same Extension Amendment, Extended Incremental Term Loans under a Specified Extended Incremental Term Facility, Replacement Loans extended on the same date or Incremental Term Loans established pursuant to the same Incremental Term Facility Activation Notice.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned to such term or a similar term in each of the Collateral Documents and shall include all property pledged or granted (or purported to be pledged or granted) as collateral pursuant to the Security Agreement and the Pledge Agreement on the Closing Date or thereafter pursuant to Section 5.09 and, to the extent applicable, any HoldCo Collateral and excluding, for the avoidance of doubt, (x) the Capital Stock of any Unrestricted Subsidiary or of any Receivables Subsidiary that engages in a Qualified Receivables Facility and (y) receivables and related assets (or interests therein) (A) sold to any Receivables Subsidiary or (B) otherwise pledged, factored, transferred or sold in connection with any Qualified Receivables Facility.

“Collateral Documents” means the Security Agreement, the Pledge Agreement, when and if applicable, the HoldCo Pledge Agreement, and each other security document, mortgage, pledge agreement or collateral agreement executed and delivered in connection with this Agreement and/or the other Loan Documents to grant a valid, perfected security interest in any property as collateral for the Obligations.

“Collateral Release” means a release of all Collateral from the Liens created by the Security Agreement pursuant to Section 9.16(b).

“Commitment Fee Rate” means (a) on and after the Adjustment Date occurring with respect to the fiscal quarter ending March 31, 2015 until the Second Amendment Effective Date, 0.30%, (b) on and after the Second Amendment Effective Date until the Adjustment Date occurring with respect to the fiscal quarter ending June 30, 2015, 0.30%, (c) on and after such Adjustment Date and each subsequent Adjustment Date to but excluding the Third Amendment Effective Date, a rate determined in accordance with the Pricing Grid as in effect during such period, (d) on and after the Third Amendment Effective Date until the Adjustment Date occurring with respect to the fiscal quarter ending September 30, 2018, 0.25% ~~and~~, (e) on and after such Adjustment Date and each subsequent Adjustment Date to but excluding the Fifth Amendment Effective Date, a rate determined in accordance with the Pricing Grid as in effect during such period, (f) on and after the Fifth Amendment Effective Date until the Adjustment Date occurring with respect to the fiscal quarter ending September 30, 2021, 0.25%, and (g) on and after such Adjustment Date and each subsequent Adjustment Date, a percentage determined in accordance with the Pricing Grid.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications Laws” has the meaning assigned to such term in Section 3.20.

“Consolidated Income Tax Expense” means, with respect to the Borrower for any period, the provision for federal, state, local and foreign taxes based on income or profits (including franchise taxes) payable by the Borrower and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Borrower and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount), non-cash interest payments, the interest component of any deferred payment Obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Swap Obligations.

“Consolidated Net Income” means, for any period, the net income of the Borrower and its consolidated Subsidiaries; provided that there shall not be included in such Consolidated Net Income:

(a) any net income of any Person (other than the Borrower) if such Person is not a Restricted Subsidiary, except that:

(i) subject to the exclusion contained in clauses (c), (d) and (e) below, the Borrower’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(ii) the Borrower’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Borrower or a Restricted Subsidiary;

(b) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower, except that:

(i) subject to the exclusion contained in clauses (c), (d) and (e) below, the Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(ii) the Borrower’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(c) any gain (or loss) realized upon the sale or other disposition of any assets of the Borrower or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(d) extraordinary gains or losses; and

(e) the cumulative effect of a change in accounting principles,

in each case, for such period. Notwithstanding the foregoing, for the purpose of Section 6.05 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Borrower or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section.

“Consolidated Operating Cash Flow” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period increased (without duplication) by the sum of:

(a) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period;

(b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; and

(c) depreciation, amortization and any other noncash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any noncash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Borrower and the Restricted Subsidiaries (including amortization of capitalized debt issuance costs for such period, any noncash compensation expense realized for grants of stock options or other rights to officers, directors, consultants and employees and noncash charges related to equity granted to third parties), all of the foregoing determined on a consolidated basis in accordance with GAAP, and decreased by noncash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods, but excluding reversals of accruals or reserves for cash charges taken in prior periods) for such period.

“Consolidated Secured Debt” means, as of any date of determination, Consolidated Total Debt secured by a Lien on any assets or property of the Credit Parties.

“Consolidated Total Assets” means the total assets of the Borrower and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Borrower, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of all indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date of determination consisting of debt for borrowed money, unreimbursed drawings under letters of credit, Capital Lease Obligations and debt obligations evidenced by notes or similar instruments, determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of cash and Cash Equivalents on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date of determination, excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date of determination.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corrective Extension Amendment” has the meaning assigned to such term in Section 2.19(e).

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.20.

“Credit Documents” means the collective reference to the Loan Documents and the HoldCo Pledge Agreement.

“Credit Parties” means the collective reference to the Loan Parties and, following the commencement of any Suspension Period, Satisfactory HoldCo.

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Deadline” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02.

“Customary Intercreditor Agreement” shall mean (a) to the extent executed in connection with the Incurrence of Secured Indebtedness, the Liens on the Collateral securing such Secured Indebtedness which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), pursuant to clause (x) (or clause (p) as it relates to clause (x)) of the definition of Permitted

Liens, at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) any intercreditor agreement substantially consistent with the Form of Equal Priority Intercreditor Agreement attached hereto as Exhibit L-1 or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Secured Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the Incurrence of Secured Indebtedness, the Liens on the Collateral securing such Secured Indebtedness which are intended to rank junior to the Liens on the Collateral securing the Obligations, at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) an intercreditor agreement substantially consistent with the Form of Junior Priority Intercreditor Agreement attached hereto as Exhibit L-2 or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Secured Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent reasonably decides in consultation with the Borrower that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent and the Borrower may establish another convention in its reasonable discretion.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Agent Party any amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to such funding or payment has not been satisfied, or, in the case of clause (ii) or clause (iii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute regarding its obligation to make such funding or payment; (b) has notified the Borrower or any Agent Party in writing, or has made a public statement to the effect, that it does not intend to comply with any of its funding or payment obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to such funding or payment under this Agreement cannot be satisfied); (c) has failed, within three Business Days after request by the Administrative Agent or Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Agent Party’s receipt of such certification; or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Designated Non-Cash Consideration” means the Fair Value of consideration that is not deemed to be cash or Cash Equivalents and that is received by the Borrower or any of its Restricted Subsidiaries in connection with an Asset Disposition pursuant to Section 6.04 that is designated as Designated Non-Cash Consideration pursuant to a certificate of an authorized officer of the Borrower delivered to the Administrative Agent, setting forth the basis of such valuation (less the amount of the amount of cash or Cash Equivalents received in connection with a subsequent Asset Disposition of such Designated Non-Cash Consideration).

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part; in each case on or prior to the date that is 91 days after the Latest Maturity Date; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale,” “casualty event” or “change of control” shall not constitute Disqualified Stock if any such requirement only becomes operative after repayment in full of the Loans and all other Obligations (other than Swap Obligations under any Secured Swap Agreement, Cash Management Obligations under any Secured Cash Management Agreement or contingent indemnification obligations and other contingent obligations) and the termination of the Revolving Commitments.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Agreement; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Disclosed Matters” means the actions, suits, proceedings and claims disclosed from time to time prior to the date of a representation in the Borrower’s quarterly, annual or interim public filings with the Securities and Exchange Commission.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Canadian Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Canadian Dollars in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined using any method of determination the Borrower and the Administrative Agent reasonably agree).

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower organized under the laws of the United States, any state thereof or the District of Columbia.

“Early Opt-In Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of both:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities of similarly situated borrowers of the same currency as this Agreement, each available for review (including by way of availability through posting on DebtDomain, Intralinks, Debt X, SyndTrak Online or by similar electronic means) and identified by the Administrative Agent in such notice, contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark interest rate, in lieu of the Eurodollar Rate (or similar Benchmark), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rateand the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Embargoed Person” shall mean any Person that (a) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the OFAC or resides, is organized or chartered, or has a place of business in a country or territory subject to sanctions or embargo programs administered by OFAC or (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act or the Trading With the Enemy Act.

“Environment” means ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Electronic Signature” shall have the meaning assigned to such term in Section 9.07.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event” (as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan) other than an event for which the 30-day notice period is waived; (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (f) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Title IV of ERISA); (g) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate or CDOR, as the case may be.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor pursuant to the Guarantee of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Subsidiary Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving pro forma effect to any applicable keep well, support, or other agreement for the benefit of such Subsidiary Guarantor and any and all applicable Guarantees of such Subsidiary Guarantor’s Swap Obligations by other Credit Parties), at the time the Guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Subsidiary Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the Guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Subsidiary Guarantor as specified in any agreement between the relevant Credit Parties and Secured Swap Bank applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means in the case of each Lender, the Administrative Agent or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on its net income, and franchise Taxes imposed on it in lieu of net income Taxes, by a jurisdiction as a result of such recipient being organized or having its principal office or applicable lending office in such jurisdiction or as a result of any other present or former connection between such recipient and such jurisdiction (other than a connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced any Loan Documents), (b) any branch profits Tax pursuant to Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a), (c) any U.S. federal withholding Tax imposed pursuant to any Requirement of Law in effect on the date on which such recipient became a party to this Agreement (or changed its applicable lending office) except to the extent such Lender’s assignor (if any) was entitled immediately prior to such change in applicable lending office to receive additional amounts in respect of such withholding Tax pursuant to Section 2.14(a), (d) any Tax that is attributable to a Lender’s failure to comply with Section 2.14(e); and (e) any Taxes imposed pursuant to FATCA.

“Existing Incremental Term Loan Class” has the meaning assigned to such term in Section 2.19(a).

“Existing Notes” means the Borrower’s 3.875% senior notes due 2022, the Borrower’s 4.625% senior notes due 2023, the Borrower’s 6.00% senior notes due 2024, the Borrower’s 5.375% senior notes due 2025, the 2026 Notes and the Borrower’s 5.000% senior notes due 2027, in each case issued pursuant to the Existing Notes Indentures and any registered notes issued by the Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes, and, in each case, any Refinancing Indebtedness in respect thereof.

“Existing Notes Indentures” means any indenture pursuant to which the Existing Notes are issued.

“Existing Revolving Commitment Class” has the meaning assigned to such term in Section 2.19(a).

“Extended Incremental Term Loans” has the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Facility” has the meaning assigned to such term in the definition of “Facility.”

“Extended Incremental Term Facility” has the meaning assigned to such term in the definition of “Facility.”

“Extending Incremental Term Lender” has the meaning assigned to such term in Section 2.19(b).

“Extending Revolving Lender” has the meaning assigned to such term in Section 2.19(b).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.19(a).

“Extension” has the meaning assigned to such term in Section 2.19(a).

“Extension Amendment” has the meaning assigned to such term in Section 2.19(c).

“Extension Election” has the meaning assigned to such term in Section 2.19(b).

“Extension Request” has the meaning assigned to such term in Section 2.19(a).

“Facility” means any of (a) the credit facility constituted by the Revolving Commitments and the extensions of credit thereunder (the “Revolving Facility”), (b) the credit facility constituted by any Class of Extended Revolving Commitments created under a separate Extension Amendment (each an “Extended Revolving Facility”), (c) the credit facility constituted by any Class of Incremental Term Loans Incurred under a separate Incremental Term Facility Activation Notice (each, an “Incremental Term Facility”) and (d) the credit facility constituted by any Class of Extended Incremental Term Loans created under a separate Extension Amendment (each, an “Extended Incremental Term Facility”).

“Fair Value” means the amount at which the assets (both tangible and intangible) of the applicable Person and its Subsidiaries would change hands between a willing buyer or buyers and a willing seller within a reasonably prompt period of time in an arm’s-length transaction or transactions under present conditions for the sale of comparable assets insofar as such conditions can be reasonably evaluated.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations, other official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the current Code, or any amended or successor version described above and any intergovernmental agreements (and any related laws or official administrative guidance) implementing the foregoing.

“FCC” means the Federal Communications Commission, and any successor entity performing similar functions.

“FCC Licenses” means all authorizations, orders, licenses and permits issued by the FCC to the Borrower or any of its Restricted Subsidiaries under which the Borrower or any of its Restricted Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its earth stations to provide satellite digital radio service in the United States.

“FCC License Subsidiary” means Satellite CD Radio LLC, a Delaware limited liability company and a Wholly Owned Subsidiary, XM Radio LLC, a Delaware limited liability company and a Wholly Owned Subsidiary, and any other Restricted Subsidiary formed for the sole purpose of holding FCC Licenses and all of the issued and outstanding Capital Stock of which is owned by the Borrower and the Subsidiary Guarantors.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the New York Fed based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Fed shall set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed as the federal funds effective rate.

“Fifth Amendment” means Amendment No. 5 to Credit Agreement, dated as of the Fifth Amendment Effective Date.

“Fifth Amendment Effective Date” means the date on which the conditions precedent set forth in Section 4 of the Fifth Amendment are satisfied (or waived), which date is August 31, 2021.

“Fifth Amendment Transactions” means the execution, delivery and performance by the Borrower of the Fifth Amendment, the execution, delivery and performance by the Credit Parties of any document executed in connection therewith, the borrowing of Loans on or after the Fifth Amendment Effective Date and the use of proceeds thereof.

“Financial Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or assistant controller of the Borrower.

“First Lien Obligations” means the Obligations and any Permitted Additional Debt Obligations that are secured by a Lien on the Collateral ranking (or intended to rank) equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fourth Amendment” means Amendment No. 4 to Credit Agreement, dated as of the Fourth Amendment Effective Date.

“Fourth Amendment Effective Date” means the date on which the conditions precedent set forth in Section 2 of the Fourth Amendment are satisfied (or waived), which date is August 16, 2018.

“Fourth Amendment Transactions” means the execution, delivery and performance by the Borrower of the Fourth Amendment, the execution, delivery and performance by the Credit Parties of any document executed in connection therewith, the borrowing of Loans on or after the Fourth Amendment Effective Date and the use of proceeds thereof.

“Floor” means the benchmark rate floor, if any, provided in this Agreement as of the Fifth Amendment Effective Date (or the date of any further modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other similar monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other similar monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other similar monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other similar monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other similar monetary obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the ~~Third~~Fifth Amendment Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other similar monetary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HoldCo Collateral” means any “Collateral” under and as defined in the HoldCo Pledge Agreement.

“HoldCo Condition” means that (a) a Satisfactory HoldCo has been formed and (b) such Satisfactory HoldCo has executed and delivered the HoldCo Pledge Agreement and has validly pledged 100% of the Capital Stock of the Borrower to the Administrative Agent for the benefit of the Secured Parties for a period of no less than 91 consecutive calendar days.

“HoldCo Pledge Agreement” means a pledge agreement whereby the Satisfactory HoldCo pledges the Capital Stock in the Borrower, substantially in the form of Exhibit E.

“Incremental Base Amount” means, since the ~~Third~~Fifth Amendment Effective Date, $2,000,000,000.

“Incremental Revolving Commitment” means an increased or new Revolving Commitment incurred in connection with an Incremental Revolving Commitment Activation Notice.

“Incremental Revolving Commitment Activation Notice” means a notice substantially in the form of Exhibit G-3.

“Incremental Revolving Commitment Closing Date” means any Business Day designated as such in an Incremental Revolving Commitment Activation Notice.

“Incremental Term Facility Activation Notice” means a notice substantially in the form of Exhibit G-2.

“Incremental Term Facility Closing Date” means any Business Day designated as such in an Incremental Term Facility Activation Notice.

“Incremental Term Lenders” means (a) on any Incremental Term Facility Closing Date relating to Incremental Term Loans, the Lenders signatory to the relevant Incremental Term Facility Activation Notice and, without duplication, (b) each Lender that is a holder of an Incremental Term Loan from time to time.

“Incremental Term Loans” means any term loans borrowed in connection with an Incremental Term Facility Activation Notice.

“Incremental Term Maturity Date” means, with respect to any Class of the Incremental Term Loans to be made pursuant to any Incremental Term Facility Activation Notice, the final maturity date specified in such Incremental Term Facility Activation Notice with respect to such Class.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 6.01:

(a) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(b) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(c) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness,

will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a) the principal in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business), in each case only if and to the extent due more than 12 months after the delivery of property;

(d) the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit or bankers’ acceptance, other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person;

(e) the principal component of the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount attributable to such Preferred Stock to be determined in accordance with this Agreement (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Swap Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter. Furthermore, in no event shall the Borrower’s or any Restricted Subsidiary’s obligations in respect of ordinary course trade payables pursuant to any programming, content acquisition, automotive, retail distribution, satellite or chip set acquisition arrangements, in each case, consistent with past practice, be considered Indebtedness.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indemnified Taxes” means any Taxes other than Excluded Taxes.

“Information” has the meaning assigned to such term in Section 9.13.

“Insolvent” with respect to any Multiemployer Plan means the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property” means the collective reference to all rights relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, service marks, trade dress, trade names, domain names, trade secrets, technology, know-how and processes, all licenses of the foregoing, all registrations and applications for registration of the foregoing, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means the Intercompany Subordinated Note, dated December 5, 2012, substantially in the form of Exhibit M and executed and delivered by the Borrower and each other Restricted Subsidiary party thereto.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one ~~week, one~~ month~~, two months~~, three months or six months (or, if available to all Lenders under the relevant Facility, twelve months or a period, other than one week, that is shorter than one month) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one ~~week, one~~ month~~, two months~~, three months or six months (or, if available to all Lenders under the relevant Facility, twelve months or a period, other than one week, that is shorter than one month) thereafter, as selected by the Borrower by notice to the Administrative Agent not later than 1:00 p.m., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period for a Revolving Loan that would extend beyond the Revolving Termination Date or an Interest Period for an Incremental Term Loan that would extend beyond the date the final payment is due on such Incremental Term Loan; and

(iii) any Interest Period of at least one month’s duration that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investment Grade Condition” means the first day on which (x) the Borrower’s public corporate credit rating from Standard & Poor’s shall be BBB- (stable) or better and the Borrower’s public corporate family rating from Moody’s shall be Baa3 (stable) or better and (y) no Default or Event of Default shall have occurred and be continuing.

“Investments” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness (or other similar instruments issued by such Person) or assets constituting a business unit of such Person. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value; provided that none of the following will be deemed to be an Investment:

(a) Swap Obligations entered into in the ordinary course of business and in compliance with this Agreement;

(b) endorsements of negotiable instruments and documents in the ordinary course of business;

(c) an acquisition of assets by the Borrower or a Restricted Subsidiary for consideration to the extent such consideration consists of Capital Stock of the Borrower or any direct or indirect parent entity thereof; and

(d) advances, deposits, escrows or similar arrangements entered into in the ordinary course of business in respect of retail or automotive distribution arrangements, satellite, chip set, programming or content acquisitions or extensions.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 6.05, “Investment” shall include:

(i) the portion (proportionate to the Borrower’s Capital Stock in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Borrower’s Capital Stock in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit, and its successors in such capacity as provided in Section 2.17(i). The Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), arrange for one or more Letters of Credit to be issued by other Lenders, in which case the term “Issuing Bank” shall include such Lender with respect to the Letters of Credit issued by such Lender; provided that no such Lender shall have any obligation to be an Issuing Bank unless it agrees to do so in its sole discretion.

“Junior Lien Obligations” means any Permitted Additional Debt Obligations that are secured by a Lien on the Collateral ranking (or intended to rank) junior to the Liens on the Collateral securing the Obligations and any other First Lien Obligations.

“Latest Maturity Date” means, with respect to the Incurrence of any Indebtedness or the issuance or sale of any Capital Stock, the latest maturity date applicable to any Facility that is outstanding under this Agreement as determined on the date such Indebtedness is Incurred or such Capital Stock is issued or sold.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a demand for payment or drawing under a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Revolving Commitment Percentage of the total LC Exposure at such time.

“LC Maturity Date” has the meaning assigned to such term in Section 2.17(c)(i).

“LCT Election” shall have the meaning provided in Section 1.06.

“LCT Test Date” shall have the meaning provided in Section 1.06.

“Lead Arranger” means JPMorgan Chase Bank, N.A., in its capacity as lead arranger and joint bookrunner for the Revolving Facility and the ~~Third~~Fifth Amendment.

“Lenders” means the Persons listed on Schedule 1.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to any New Lender Supplement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.17.

“Letter of Credit Commitment” means, as to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “Letter of Credit Commitment” opposite such Lender’s name on Schedule 1.01A hereto, as amended by the ~~Third~~Fifth Amendment, or in the Assignment and Assumption or New Lender Supplement pursuant to which such Issuing Bank became a party hereto, as the same may be changed from time to time pursuant to the terms of this Agreement. The original aggregate amount of all Letter of Credit Commitments as of the ~~Third~~Fifth Amendment Effective Date is $75,000,000.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to the rate appearing on the Reuters Screen LIBOR01 or LIBOR02 Page (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on either of such pages of such Screen, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) (the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period, provided that, (x) if the LIBO Rate shall not be available at such time for such Interest Period (a “LIBOR Impacted Interest Period”), then the LIBO Rate shall be the LIBOR Interpolated Rate at such time and (y) if the rate appearing on such Screen or determined pursuant to clause (x) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “LIBOR Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which that LIBOR Screen Rate is available) that is shorter than the LIBOR Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which that LIBOR Screen Rate is available) that exceeds the LIBOR Impacted Interest Period, in each case, at such time. It is understood that for purposes of calculating the LIBO Rate under the definition of Alternate Base Rate, the references above to 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period, shall instead be deemed to be refer to 11:00 a.m., London time, on the date of such calculation.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Lien” shall not, however, include any interest of a vendor in any inventory of the Borrower or any of its Restricted Subsidiaries arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory to the Borrower or any of its Restricted Subsidiaries or any operating lease.

“Limited Condition Transaction” means any acquisition or investment by one or more of the Borrower and/or its Restricted Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, any third party financing, or repayments, repurchases, redemptions, defeasances and other payments with respect to Indebtedness that requires irrevocable notice in advance thereof to the holders, agents or trustees of such Indebtedness, and any designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary in connection with any of the foregoing.

“Loan Documents” means the collective reference to this Agreement, any Letters of Credit, each Incremental Term Facility Activation Notice, each Incremental Revolving Commitment Activation Notice, each Extension Amendment, the Subsidiary Guarantee, any Customary Intercreditor Agreements, the Collateral Documents (excluding the HoldCo Pledge Agreement), the Second Amendment ~~and~~, the Third Amendment, the Fourth Amendment and the Fifth Amendment.

“Loan Parties” means the collective reference to the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board.

“Market Convention” shall mean the then-prevailing market convention for determining a rate of interest to the Benchmark (e.g. the London interbank offered rate) for syndicated credit facilities of the same currency as this Agreement.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the ~~business, operations, property or~~ financial condition of the Borrower and its Subsidiaries, taken as a whole or (b) the rights or remedies of the Administrative Agent or the Lenders hereunder or under the Credit Documents.

“Material Domestic Subsidiary” means any Material Subsidiary of the Borrower that is also a Domestic Subsidiary.

“Material Indebtedness” means Indebtedness (other than the Loans), or Swap Obligations, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $~~300,000,000~~500,000,000; provided that in no event shall any Qualified Receivables Facility be considered Material Indebtedness for any purpose. For purposes of determining Material Indebtedness, the “principal amount” of the Swap Obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means, on any date of determination, (a) each FCC License Subsidiary and (b) each other Restricted Subsidiary, other than Restricted Subsidiaries that do not represent more than 5% for any such Subsidiary individually, or more than 10% in the aggregate for all such Subsidiaries, of either (i) Consolidated Total Assets or (ii) consolidated total revenues of the Borrower as of the end of, or for, the Test Period most recently ended on or prior to such date of determination.

“Maximum Rate” has the meaning assigned to such term in Section 9.18.

“Moody’s” means Moody’s Investors Service, Inc.

“Morgan Stanley MUFG Loan Partners, LLC” means the joint venture acting through Morgan Stanley Senior Funding, Inc. and MUFG Bank, Ltd.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, Incurrence of Indebtedness or receipt of a capital contribution, means (a) the cash proceeds of such issuance or sale or Incurrence net of (b) the sum of (i) attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other customary fees and expenses actually Incurred in connection with such issuance or sale or Incurrence and net of taxes paid or payable as a result thereof and (ii) in the case of the Incurrence of any Indebtedness the proceeds of which are to be used to prepay any Class of Incremental Term Loans, Extended Incremental Term Loans or Replacement Loans therefor under this Agreement, accrued interest and premium, if any, on such Loans and any other amounts (other than principal) paid in respect of such Loans in connection with any such prepayment and/or reduction, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“New Lender” has the meaning assigned to such term in Section 2.02(d).

“New Lender Supplement” has the meaning assigned to such term in Section 2.02(d).

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.16(c).

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.17(c)(ii).

“New York Fed” means the Federal Reserve Bank of New York.

“New York Fed’s Website” shall mean the website of the New York Fed at http://www.newyorkfed.org, or any successor source.

“New York Fed Bank Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not so published for any day that is a Business Day, the term “New York Fed Bank Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding) the Loans, the obligations of the Borrower to reimburse the Issuing Bank for demands for payment or drawings under a Letter of Credit, and all other obligations and liabilities of the Borrower and other Credit Parties to the Administrative Agent or to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Credit Document, any Secured Swap Agreement, any Secured Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel to the Administrative Agent, the Lead Arranger or to any Lender that are required to be paid by the Borrower pursuant hereto). Notwithstanding the foregoing, (i) unless otherwise agreed to by the Borrower and any applicable Secured Swap Bank or Cash Management Bank, the obligations of the Borrower or any Restricted Subsidiary under any Secured Swap Agreement or under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Subsidiary Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement and any other Credit Document shall not require the consent of the holders of Swap Obligations under Secured Swap Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements and (iii) the “Obligations” shall exclude Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes arising from any payment under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes imposed as a result of an assignment (other than an assignment made pursuant to Section 2.16) by a Lender (an “Assignment Tax”), but only if such Assignment Tax is imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Assignment Tax (other than any connection arising solely from having executed, delivered, become a party to, performed any obligations under, received any payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced any Loan Document).

“Outstanding Revolving Credit” means, with respect to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate then outstanding principal amount of such Revolving Lender’s Revolving Loans, and (b) such Revolving Lender’s LC Exposure.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the New York Fed as set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed as an overnight bank funding rate (from and after such date as the New York Fed shall commence to publish such composite rate).

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the applicable Letter of Credit Issuing Bank, , as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned to such term in Section 9.05.

“Participant Register” has the meaning assigned to such term in Section 9.05.

“Payment” has the meaning assigned to such term in Section 8.11.

“Payment Notice” has the meaning assigned to such term in Section 8.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit I or any other form approved by the Administrative Agent (acting reasonably), as the same shall be supplemented from time to time by any supplement thereto or otherwise.

“Permitted Additional Debt” means senior Secured Indebtedness (which Indebtedness may be secured either by Liens on the Collateral having a priority that ranks equal to the priority of the Liens on the Collateral securing the Obligations (but without regard to control of remedies) or by Liens on the Collateral having a junior priority ranking relative to the Liens on the Collateral securing the Obligations); provided that (a) except with respect to an aggregate principal amount of such Indebtedness not in excess of the greater of (x) $500,000,000 and (y) 25% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such Incurrence (calculated on a pro forma basis after giving effect to such Incurrence as if such Incurrence and any related transactions had occurred on the first day of such Test Period) and except with respect to any Indebtedness constituting Attributable Debt, Purchase Money Indebtedness or Capital Lease Obligations, the terms of such Indebtedness do not provide for maturity or any scheduled amortization (excluding the final installment thereof) in excess of 1% per annum of the original aggregate principal amount thereof or mandatory prepayment, mandatory redemption, mandatory offer to purchase or mandatory sinking fund obligations prior to the date that is 91 days after the Latest Maturity Date, other than customary prepayments, repurchases or redemptions of, or offers to prepay, redeem or repurchase upon a change of control, asset sale event or casualty or condemnation event, customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow (in the case of loans) and customary acceleration rights upon an event of default, (b) except for any of the following that are applicable only to periods following the Latest Maturity Date and except with respect to any Indebtedness constituting Attributable Debt, Purchase Money Indebtedness or Capital Lease Obligations, the covenants, events of default, Subsidiary Guarantees and other terms for such Indebtedness (provided that such Indebtedness shall have interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and redemption or prepayment premiums determined by the Borrower to be market rates, margins, rate floors, fees, discounts and premiums at the time of issuance of such Indebtedness), taken as a whole, are determined by the Borrower to not be materially more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement, taken as a whole (provided that, such terms shall not be deemed to be “more restrictive” solely as a result of (x) in the case of non-revolving Indebtedness, the inclusion of amortization or Incurrence-based covenants of that are of a type customarily applicable to term loan facilities or (y) the inclusion in the documentation governing such Indebtedness of any Previously Absent Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement shall have been amended to include such Previously Absent Covenant for the benefit of each Facility (provided, however, that if (x) the documentation governing the Permitted Additional Debt that includes a Previously Absent Covenant consists of a revolving credit facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Covenant is only for the benefit of such revolving credit facility, then this Agreement shall be amended to include such Previously Absent Covenant only for the benefit of the Revolving Facility hereunder (and not for the benefit of any Incremental Term Loan Facility hereunder) and such Indebtedness shall not be deemed “more restrictive” solely as a result of such Previously Absent Covenant benefiting only such revolving credit facility); provided that a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the Incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (c) such Indebtedness may be secured by property or assets other than the Collateral, but to the extent secured by any Collateral shall be subject to an applicable Customary Intercreditor Agreement.

“Permitted Additional Debt Documents” means any document or instrument, including any guarantee, security or collateral agreement or mortgage and which may include any or all of the Loan Documents, so long as, to the extent any such document or instrument grants any Lien on any assets of any Loan Party to secure any Permitted Additional Debt Obligations, (i) such Liens are Liens on the Collateral and (ii) the Obligations are secured by such Collateral on at least an equal priority basis with the Liens on such Collateral securing such Permitted Additional Debt Obligations (and the provisions of the Security Agreement shall be in full force and effect at that time and no Suspension Period shall then be in effect with respect to the Loans).

“Permitted Additional Debt Obligations” means, if any Permitted Additional Debt has been Incurred and is outstanding, the reference to the unpaid principal of and interest on (including interest and fees accruing after the maturity of the applicable Permitted Additional Debt and interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Permitted Additional Debt and all other obligations and liabilities to any Permitted Additional Debt Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Permitted Additional Debt Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel that are required to be paid by pursuant thereto).

“Permitted Additional Debt Secured Parties” shall mean the holders from time to time of Permitted Additional Debt Obligations that constitute Secured Indebtedness (and any representative on their behalf).

“Permitted Holders” means (i) Liberty Media Corporation, a Delaware corporation, or any of its Affiliates (other than any entities owned in whole or in part by Liberty Media Corporation in the nature of operating “portfolio” companies) from the Closing Date until the first date on which such Person is no longer an Affiliate of the Borrower, (ii) (x) John C. Malone, Gregory B. Maffei or any of their respective Affiliates until the first date on which such Affiliate is no longer an Affiliate of such Person or (y) any spouse, parent, sibling or direct lineal descendant (including adoptees) of any Person listed in clause (ii)(x), (iii) any trust, corporation, partnership, foundation or other legal entity created for the benefit of, or controlled by, a Person referred to in preceding clause (ii) or created by any such Person for the benefit of any charitable organization or purpose, (iv) in the event of the incompetence or death of any of the persons described in clause (ii), such person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date beneficially owns Voting Stock of the Borrower or any Affiliate of the Borrower, and (v) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii), (iii) and (iv) of this definition and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Borrower (or, to the extent the Satisfactory HoldCo is then in existence, the Satisfactory HoldCo) (a “Permitted Holder Group”), so long as no Person or other “group” (other than Permitted Holders specified in clauses (i), (ii), (iii) and (iv) of this definition) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group.

“Permitted Investment” means an Investment by the Borrower or any Restricted Subsidiary in:

(a) the Borrower, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(b) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Restricted Subsidiary;

(c) cash and Cash Equivalents;

(d) receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f) loans or advances to employees made in the ordinary course of business not to exceed $20,000,000 at any time outstanding after the ~~Third~~Fifth Amendment Effective Date;

(g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(h) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 6.04 or (ii) a disposition of assets not constituting an Asset Disposition;

(i) any Person where such Investment was acquired by the Borrower or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(j) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any Restricted Subsidiary;

(k) any Person to the extent such Investments consist of Swap Obligations otherwise permitted under Section 6.01;

(l) any Person to the extent such Investment exists on the Closing Date and is set forth on Schedule 6.11, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Closing Date);

(m) so long as no Default or Event of Default then exists or would result therefrom (or, in the case of any Investment being made in connection with an acquisition of Capital Stock or assets of another Person, no Event of Default described in clause (a), (b), (h) or (i) of Section 7.01), any Person to the extent such Investments, when taken together with all other Investments made pursuant to this clause (m) that are at such time outstanding, in the aggregate since the ~~Third~~Fifth Amendment Effective Date, not in excess of the greater of (x) $800,000,000 and (y) 40% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such Investment (calculated on a pro forma basis after giving effect to such Investment as if such Investment and any related transactions had occurred on the first day of such Test Period), in each case at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(n) subject to Section 1.06, any Person to the extent that (i) both immediately prior to and after giving effect to such Investment, no Default or Event of Default (or, in the case of any Investment being made in connection with an acquisition of Capital Stock or assets of another Person, no Event of Default described in clause (a), (b), (h) or (i) of Section 7.01) shall have occurred and be continuing and (ii) the Borrower shall be in compliance, on a pro forma basis after giving effect to such Investment, with the covenant set forth in Section 6.10, as such covenant is recomputed as of the last day of the Test Period most recently ended on or prior to the date of such Investment as if such Investment had occurred on the first day of such Test Period;

(o) any Asset Swap; provided that if the assets being disposed of constituted Collateral immediately prior to such Asset Swap, or would have so constituted Collateral but for the existence of a Suspension Period, the assets received in such Asset Swap shall constitute Collateral, or shall be of a type that would constitute Collateral but for the existence of a Suspension Period; and

(p) Investments in any Receivables Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Qualified Receivables Facility or any repurchase obligation in connection therewith.

“Permitted Liens” means, with respect to any Person:

(a) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(b) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards not constituting an Event of Default under clause (j) of Section 7.01 and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Board and (ii) such deposit account is not intended by the Borrower or any Restricted Subsidiary to provide collateral to the depository institution;

(c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings if adequate reserves therefor have been provided in accordance with GAAP;

(d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f) Liens securing Capital Lease Obligations, Attributable Debt, Purchase Money Indebtedness and other Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 270 days after the later of the Incurrence of such Capital Lease Obligations, Attributable Debt, Purchase Money Indebtedness or of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(g) Liens on property of the Borrower or its Subsidiaries existing on the Closing Date and set forth on Schedule 6.02;

(h) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Restricted Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than (i) assets and property affixed or appurtenant thereto, (ii) assets or property subject to a Lien securing Indebtedness permitted hereunder, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof); provided further that such Liens are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

(i) Liens on property at the time such Person or any of its Restricted Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than (i) assets and property affixed or appurtenant thereto, (ii) assets or property subject to a Lien securing Indebtedness permitted hereunder, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof); provided further that such Liens are not created in contemplation of or in connection with such acquisition;

(j) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(k) Liens securing Swap Obligations so long as such Swap Obligations are permitted to be Incurred under this Agreement;

(l) Liens on receivables and related assets incurred in connection with Qualified Receivables Facility;

(m) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and Intellectual Property rights) which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(n) Liens arising from Uniform Commercial Code financing statement filing regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(o) Liens in connection with advances, deposits, escrows and similar arrangements in the ordinary course of business in respect of retail or automotive distribution arrangements, satellite, chip set, programming and content acquisitions and extensions;

(p) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (f), (g), (h), (i), (s), (t) and (x); provided, however, that in the case of Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in such clauses, such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and such Indebtedness is Incurred in accordance with the other provisions of the term “Refinancing Indebtedness”;

(q) any interest or title of a lessor under any Capital Lease Obligation;

(r) [intentionally omitted];

(s) Liens relating to Replacement Satellite Vendor Indebtedness, including Refinancing Indebtedness in respect thereof covering the assets acquired, constructed or improved with such Indebtedness;

(t) Liens on assets of Foreign Subsidiaries to secure Indebtedness permitted to be Incurred pursuant to the provisions of Section 6.01(m);

(u) Liens on assets or property of the Borrower or any Restricted Subsidiary securing obligations that at the time of the Incurrence of such Lien do not exceed, when taken together with any other Liens securing obligations under this clause (u) that are then outstanding, the greater of (x) $200,000,000 and (y) 10% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date such Lien is incurred (calculated on a pro forma basis after giving effect to such Lien as if such Lien was incurred on the first day of such Test Period); provided that, if such Liens are consensual Liens on Collateral (other than cash or Cash Equivalents) or assets that would constitute Collateral (other than cash and Cash Equivalents) but for the existence of a Suspension Period, the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into a Customary Intercreditor Agreement providing that that Liens on such Collateral (or such assets that would constitute Collateral but for the existence of a Suspension Period) shall rank junior to the Liens on the Collateral securing the Obligations;

(v) [intentionally omitted];

(w) [intentionally omitted]; and

(x) Liens on Collateral created pursuant to (i) the Credit Documents to secure the Obligations (including Liens permitted pursuant to Section 2.17(j)) and (ii) the Permitted Additional Debt Documents securing Permitted Additional Debt Obligations permitted to be Incurred under Section 6.01(p); provided that, (A) in the case of Liens described in clause (ii) above securing Permitted Additional Debt Obligations that constitute First Lien Obligations, the applicable Permitted Additional Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent a Customary Intercreditor Agreement (or, if such a Customary Intercreditor Agreement shall then exist, become a party to or otherwise bound by the terms thereof) which agreement shall provide that the Liens on the Collateral securing such Permitted Additional Debt Obligations shall have the same priority ranking as the Liens on the Collateral securing the Obligations (but without regard to control of remedies) and (B) in the case of Liens described in clause (ii) above securing Permitted Additional Debt Obligations that constitute Junior Lien Obligations, the applicable Permitted Additional Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into a Customary Intercreditor Agreement (or, if such a Customary Intercreditor Agreement shall then exist, become a party to or otherwise bound by the terms thereof) with the Administrative Agent which agreement shall provide that the Liens on the Collateral securing such Permitted Additional Debt Obligations shall rank junior to the Liens on the Collateral securing the Obligations and any other First Lien Obligations. Without any further consent of the Lenders, the Administrative Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Customary Intercreditor Agreement or any amendment (or amendment and restatement) to the Collateral Documents or a Customary Intercreditor Agreement to the extent necessary to effect the provisions contemplated by this clause (x).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Section 302 and Title IV of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or if such plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement dated as of December 5, 2012, by and among the Borrower and each Subsidiary Guarantor and the Administrative Agent, substantially in the form of Exhibit D.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the applicable Person and its subsidiaries taken as a whole are sold on a going-concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Previously Absent Financial Maintenance Covenant” means, at any time (x) any covenant that is not included in this Agreement at such time or (y) any covenant that is included in this Agreement at such time but with covenant levels, baskets, thresholds or conditions in this Agreement that are less restrictive on the Borrower and the Restricted Subsidiaries.

“Pricing Grid” means the table below.

Total Leverage Ratio	Applicable Rate for ABR Loans (including Loans based on the Canadian Prime Rate)	Applicable Rate for Eurocurrency Loans (including Loans based on CDOR)	Commitment Fee Rate
Greater than 4.00 to 1.00	~~0.750~~0.625%	~~1.750~~1.625%	0.30%
Greater than 3.00 to 1.00 but less than or equal to 4.00 to 1.00	~~0.625~~0.500%	~~1.625~~1.500%	0.25%
Greater than 2.00 to 1.00 but ~~L~~less than or equal to 3.00 to 1.00	~~0.50~~0.375%	~~1.50~~1.375%	0.20%
Less than or equal to 2.00 to 1.00	0.250%	1.250%	0.15%

For the purposes of the Pricing Grid, changes in the Applicable Rate and Commitment Fee Rate resulting from changes in the Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Administrative Agent pursuant to Section 5.01, with the first such Adjustment Date after the ~~Third~~Fifth Amendment Effective Date to occur when the financial statements for the fiscal quarter ended September 30, ~~2018~~2021 are delivered to the Administrative Agent pursuant to Section 5.01, and shall remain in effect until the next change to be effected pursuant to this paragraph. If at any time the Borrower notifies the Administrative Agent that both (i) either (A) the Borrower’s public corporate credit rating from Standard & Poor’s shall be BBB- or better or the Borrower’s public corporate family rating from Moody’s shall be Baa3 or better (an “Investment Grade Rating”) or (B) the Suspension Conditions are satisfied and the Borrower elects not to suspend the Liens granted pursuant to the Security Agreement, and (ii) no Default or Event of Default has occurred and is continuing, then each of the Applicable Rates in the Pricing Grid will be adjusted downward by 0.25% at each level and for each type of Loan, until such time as both the Investment Grade Rating is no longer applicable (an “Investment Grade Rating Decrease”) and the Reinstatement Condition is satisfied (a “Suspension Election Decrease”). Notwithstanding the foregoing, if any financial statements referred to above are not delivered within the time periods specified in Section 5.01, then, until the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid (as adjusted by any Investment Grade Rating Decrease and Suspension Election Decrease) shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid (as adjusted by any Investment Grade Rating Decrease and Suspension Election Decrease) shall apply. Each determination of the Total Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.10.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Indebtedness” means Indebtedness:

(a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

(b) incurred to finance the acquisition by the Borrower or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that (i) such Indebtedness is incurred within 180 days after the acquisition by the Borrower or such Restricted Subsidiary of such asset and (ii) in the case of clause (b), the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, addition or improvement, as the case may be plus reasonable fees and expenses incurred in connection with such acquisition, addition, improvement or Incurrence.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.20.

“Qualified Receivables Facility” shall mean any Receivables Facility of a Receivables Subsidiary that meets the following conditions: (a) the Borrower shall have determined in good faith that such Receivables Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries; (b) all sales of accounts receivables and related assets by the Borrower or any Restricted Subsidiary to the Receivables Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower); (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings; and (d) the obligations under such Receivables Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary).

“Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of the Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Restricted Subsidiary or Receivables Subsidiary that in turn funds such purchase by selling its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person, in each case, that constitutes a Qualified Receivables Facility.

“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of, and that solely engages only in, one or more Receivables Facilities and other activities reasonably related thereto.

“Recipient” has the meaning assigned to such term in Section 8.11.

“Reference Rate” shall mean an interest rate per annum equal to the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day for delivery two Business Days later by reference to ICE Benchmark Administration Limited’s “LIBOR” rate (or by reference to the rates provided by any Person that take over the administration of such rate if ICE Benchmark Administration Limited is no longer making a “LIBOR” rate available) for deposits in Dollars (as set forth on the Bloomberg screen displaying such “LIBOR” rate (or, in the event such rate does not appear on a Bloomberg page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, in each case as selected by the Administrative Agent)) for a period equal to three-months; provided that, to the extent that the LIBO Rate is not ascertainable pursuant to the foregoing, the Reference Rate shall be determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for a three month Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on such date for delivery two Business Days later.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (a) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Borrower or a Restricted Subsidiary Incurred to Refinance any Indebtedness of the Borrower or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(a) the principal amount (or accreted value, if applicable), the principal amount of undrawn commitments and the face amount of any outstanding letter of credit of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness (or, if less, the portion of the principal amount required to be paid in connection with the Refinancing) plus the amount of accrued and unpaid interest on the Refinanced Indebtedness and any premium paid or then payable to the holders of the Refinanced Indebtedness and reasonable fees and expenses incurred in connection with the Incurrence of the Refinancing Indebtedness;

(b) the obligor of Refinancing Indebtedness does not include any Person (other than the Borrower or any Restricted Subsidiary) that is not an obligor or guarantor under the Loan Documents;

(c) if the Refinanced Indebtedness was subordinated in right of payment to the Obligations, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Obligations at least to the same extent as the Refinanced Indebtedness;

(d) the Refinancing Indebtedness has a final stated maturity no earlier than the Refinanced Indebtedness being Refinanced; and

(e) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Latest Maturity Date has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being Refinanced that is scheduled to mature on or prior to the Latest Maturity Date (provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, serial maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinstatement Condition” has the meaning assigned to such term in Section 9.16(c).

~~“Related Business” means any business in which the Borrower or any of the Restricted Subsidiaries was engaged on the Closing Date and any business related, ancillary or complementary to such business or that constitutes a reasonable extension or expansion thereof.~~

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment, or from, into or through any structure or facility.

“Relevant Governmental Body” shall mean the Board or the New York Fed, or a committee officially endorsed or convened by the Board or the New York Fed, or any successor thereto.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Loans” has the meaning assigned to such term in Section 9.02(c).

“Replacement Satellite Vendor Indebtedness” means Indebtedness of the Borrower provided by a Satellite Manufacturer or satellite launch vendor, insurer or insurance agent or Affiliate thereof for (a) the construction, launch and insurance of all or part of one or more replacement satellites or satellite launches for such satellites, where “replacement satellite” means a satellite that is used for continuation of the Borrower’s satellite service as a replacement for, or supplement to, a satellite that is retired or relocated (due to a deterioration in operating useful life) within the existing service area or reasonably determined by the Borrower to no longer meet the requirements for such service, or (b) the replacement of a spare satellite that has been launched or that is no longer capable of being launched or suitable for launch.

“Required Lenders” means, subject to Section 2.18(b), at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Incremental Term Loans then outstanding, if any, and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Loans then outstanding.

“Required Reimbursement Date” has the meaning assigned to such term in Section 2.17(e).

“Required Revolving Lenders” means, subject to Section 2.18(b), at any time, the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Loans then outstanding.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation or other official administrative guidance or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” with respect to any Person means:

(a) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (i) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (ii) dividends or distributions payable solely to the Borrower or a Restricted Subsidiary and (iii) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Borrower or any direct or indirect parent of the Borrower held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Borrower (other than by the Borrower or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Borrower that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Borrower (other than, in the case of this clause (c), from the Borrower or a Restricted Subsidiary); or

(d) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than Unrestricted Subsidiaries.

“Revolving Commitment” means, as to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans and purchase participation interests in Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.01A hereto, as amended by the ~~Third~~Fifth Amendment, or in the Assignment and Assumption or New Lender Supplement pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms of this Agreement. The original aggregate amount of all Revolving Commitments as of the ~~Third~~Fifth Amendment Effective Date is $1,750,000,000.

“Revolving Commitment Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the Total Revolving Commitments at such time.

“Revolving Commitment Period” means the period from and including the ~~Third~~Fifth Amendment Effective Date to the Revolving Termination Date.

“Revolving Facility” has the meaning assigned to such term in the definition of “Facility.”

“Revolving Fee Payment Date” means (a) the first Business Day following the last day of each March, June, September and December during the Revolving Commitment Period and (b) the last day of the Revolving Commitment Period.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans” has the meaning assigned to such term in Section 2.01(a).

“Revolving Termination Date” means the fifth anniversary of the ~~Third~~Fifth Amendment Effective Date.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or a Restricted Subsidiary on the Closing Date or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or a Restricted Subsidiary leases it from such Person.

“Satellite” means any satellite owned by, or leased(in its entirety) to, the Borrower or any Restricted Subsidiary and any satellite that is the subject of any satellite purchase agreement between or among the Borrower or any Restricted Subsidiary, on the one hand, and the Satellite Manufacturer of such satellite, on the other hand (whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service)).

“Satellite Manufacturer” means, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.

“Satisfactory HoldCo” means a holding company that (a) is a direct parent company of the Borrower and (b) owns 100% of the Capital Stock of the Borrower.

“Second Amendment” means Amendment No. 2 to Credit Agreement, dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date” means the date on which the conditions precedent set forth in Section 4 of the Second Amendment are satisfied (or waived), which date is June 16, 2015.

“Second Amendment Transactions” means the execution, delivery and performance by the Borrower of the Second Amendment, the execution, delivery and performance by the Credit Parties of any document executed in connection therewith, the borrowing of Loans on or after the Second Amendment Effective Date and the use of proceeds thereof.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower in writing to the Administrative Agent as an “unsecured cash management agreement” as of the Closing Date or, if later, as of the time of entering into such Cash Management Agreement.

“Secured Swap Agreement” means any Swap Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Secured Swap Bank.

“Secured Swap Bank” means any Person that is a counterparty to a Swap Agreement with the Borrower or one of its Restricted Subsidiaries, in its capacity as such, and that either (a) is a Lender, an Agent Party, or an Affiliate of a Lender or an Agent Party at the time it enters into such Swap Agreement or (b) becomes a Lender, an Agent Party or an Affiliate of a Lender or an Agent Party at any time after it has entered into such Swap Agreement.

“Secured Indebtedness” means Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by any Lien on any assets of the Borrower or a Restricted Subsidiary.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of assets subject to a Receivables Facility in a Qualified Receivables Facility to repurchase such assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Security Agreement” means the Security Agreement dated as of December 5, 2012 by and among the Borrower and each Subsidiary Guarantor and the Administrative Agent, substantially in the form of Exhibit H.

“Senior Indebtedness” means with respect to any Person:

(a) Indebtedness of such Person, whether outstanding on the Closing Date or thereafter Incurred; and

(b) all other obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (a) above;

unless, in the case of clauses (a) and (b), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Obligations; provided, however, that Senior Indebtedness shall not include:

(i) any obligation of such Person to the Borrower or any Subsidiary;

(ii) any liability for federal, state, local or other taxes owed or owing by such Person;

(iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(iv) any Indebtedness or other obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person;

(v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Agreement; or

(vi) any Capital Stock.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Debt as of the last day of the Test Period most recently ended on or prior to such date of determination to (y) Consolidated Operating Cash Flow for such Test Period.

“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” shall mean the New York Fed (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the New York Fed’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person, at any date, that (a) the sum of such Person’s debts (including contingent or subordinated liabilities) do not exceed either the Fair Value or the Present Fair Saleable Value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as conducted and contemplated on such date, (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts (including current or subordinated obligations) beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” within the meaning given that term and similar terms under applicable Requirements of Law relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Existing Incremental Term Loan Class” has the meaning assigned to such term in Section 2.19(a).

“Specified Existing Revolving Commitment Class” has the meaning assigned to such term in Section 2.19(a).

“Specified Extended Incremental Term Loans” has the meaning assigned to such term in Section 2.19(d).

“Specified Extended Revolving Commitments” has the meaning assigned to such term in Section 2.19(d).

“Standard & Poor’s” means Standard & Poor’s Rating Services.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Subordinated Obligation” means, with respect to a Person, any Indebtedness for borrowed money of such Person (whether outstanding on the Closing Date or thereafter incurred) to a third-party that is subordinate or junior in right of payment to the Obligations pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means the Subsidiary Guarantee Agreement, dated as of December 5, 2012, by and among each Subsidiary Guarantor and the Administrative Agent, substantially in the form of Exhibit C.

“Subsidiary Guarantor” means each Subsidiary that is a party to the Subsidiary Guarantee.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(~~a)(~~i)(A).

“Supported QFC” has the meaning assigned to such term in Section 9.20.

“Suspension Conditions” has the meaning assigned to such term in Section 9.16(b).

“Suspension Period” has the meaning assigned to such term in Section 9.16(c).

“Swap Agreement” means any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Person, all obligations of such Person under any Swap Agreements.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax and penalties related thereto.

“Test Period” means the four consecutive fiscal quarter period most recently ended for which financial statements have been~~, or were required to be,~~ delivered pursuant to Section 5.01. A Test Period may be designated by reference to the last day thereof, and a Test Period shall be deemed to end on the last day thereof.

“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Amendment” means Amendment No. 3 to Credit Agreement, dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means the date on which the conditions precedent set forth in Section 4 of the Third Amendment are satisfied (or waived), which date is June 29, 2018.

“Third Amendment Transactions” means the execution, delivery and performance by the Borrower of the Third Amendment, the execution, delivery and performance by the Credit Parties of any document executed in connection therewith, the borrowing of Loans on or after the Third Amendment Effective Date and the use of proceeds thereof.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to such date of determination to (y) Consolidated Operating Cash Flow for such Test Period.

“Total Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Total Revolving Commitments” means, at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Loans” means, at any time, the aggregate amount of the Revolving Loans of the Revolving Lenders outstanding at such time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the execution, delivery and performance by the Credit Parties of the other Credit Documents, the borrowing of Loans and the use of proceeds thereof.

“TT&C Station” means an earth station operated by the Borrower or any Restricted Subsidiary for the purpose of providing tracking, telemetry, control and monitoring of any Satellite.

“Type” means, as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement Rate excluding the Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that at the time of determination shall be designated as an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries at the time of such designation owns (i) any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated or (ii) any Satellite, any material Intellectual Property or any rights to operate wireless spectra; provided, however, that both immediately before and after giving effect to such designation, no Event of Default shall have occurred and be continuing.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, both immediately before and after giving effect to such designation, no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Lender” means any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.20.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“USA PATRIOT Act” has the meaning assigned to such term in the definition of “Anti-Terrorism Laws.”

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Borrower or one or more other Wholly Owned Subsidiaries (or, in the case of clause (z) to the proviso of Section 6.03(a), the Satisfactory HoldCo).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03 Pro Forma Determinations.

(a) If any transaction giving rise to the need to calculate the Total Leverage Ratio or the Senior Secured Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

(b) If the Borrower or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Total Leverage Ratio or the Senior Secured Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and Consolidated Operating Cash Flow shall be calculated as if the Borrower or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Test Period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(c) If since the beginning of any Test Period, the Borrower or any Restricted Subsidiary shall have made any disposition, the Consolidated Operating Cash Flow for the Test Period shall be reduced by an amount equal to the Consolidated Operating Cash Flow (if positive) directly attributable to the assets which are the subject of such disposition for the Test Period or increased by an amount equal to the Consolidated Operating Cash Flow (if negative) directly attributable thereto for the Test Period;

(d) If since the beginning of the Test Period, the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets that constitutes all or substantially all of an operating unit of a business, Consolidated Operating Cash Flow for the Test Period shall be increased by an amount equal to the Consolidated Operating Cash Flow (if positive) directly attributable to such Investment, Restricted Subsidiary or assets that are the subject of such transaction for the Test Period or decreased by an amount equal to the Consolidated Operating Cash Flow (if negative) directly attributable thereto for the Test Period; and

(e) If since the beginning of the Test Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such Test Period) shall have made any disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Borrower or a Restricted Subsidiary during the Test Period, Consolidated Operating Cash Flow for the Test Period shall be calculated after giving pro forma effect thereto as if such disposition, Investment or acquisition had occurred on the first day of the Test Period.

For all purposes of this Agreement, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations relating thereto shall be determined in accordance with GAAP in good faith by a Financial Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months). If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent such Indebtedness was Incurred solely for working capital purposes. For purposes of determining the allocated amount of Indebtedness or Liens Incurred in any transaction not prohibited herein, the amount of any fixed dollar “basket” usage (including any borrowing under any Revolving Facility or under any Incremental Credit Facility) under any provision of this Agreement made substantially simultaneously with, or contemporaneously with, any “ratio” test hereunder will be disregarded when determining pro forma compliance with such “ratio”.

SECTION 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated, extended or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference herein to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The foregoing standards shall also apply to the other Credit Documents.

SECTION 1.05 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

SECTION 1.06 Limited Condition Transaction.

(a) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement that requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date on which the definitive acquisition agreements for such Limited Condition Transaction are entered. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (a), and any Default or Event of Default occurs following the date on which the definitive acquisition agreements for the applicable Limited Condition Transaction were entered into and prior to or on the date of the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(b) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement that requires the calculation of the Total Leverage Ratio or the Senior Secured Leverage Ratio or any other ratio or test requiring pro forma compliance; or

(ii) testing baskets or any other calculation set forth in this Agreement (including baskets measured as a percentage of Consolidated Operating Cash Flow or Consolidated Total Assets);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be (x) the date on which the definitive agreements for such Limited Condition Transaction are entered into or (y) the date of any prepayment, redemption, repurchase, defeasance, acquisition or other payment (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the Test Period most recently ended on or prior to the applicable LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Operating Cash Flow or Consolidated Total Assets of the Borrower or the Person subject to such Limited Condition Transaction, on or prior to the date of consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or test with respect to the Incurrence of Indebtedness or Liens (including Incremental Term Loans and Incremental Revolving Commitments), or the making of distributions or Restricted Payments, Investments, Asset Dispositions or other dispositions not constituting Asset Dispositions, mergers, dispositions of all or substantially all of the assets of the Borrower or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

SECTION 1.07 Classification Regarding Negative Covenant Exception; Foreign Currencies. For purposes of determining compliance with Section 6.01 and 6.02, in the event that any Indebtedness or Lien is entitled to be Incurred, created, made or assumed, as applicable, pursuant to one or more of the exceptions enumerated therein, the Borrower may, in its sole discretion and from time to time, classify, reclassify or deem such Indebtedness and Lien as having been Incurred, created, made or assumed, as applicable, pursuant to any applicable exception therein; provided, that (x) all Indebtedness outstanding under the Credit Documents and any Indebtedness Incurred to Refinance (in whole or in part) such Indebtedness will be deemed to have been Incurred in reliance only on the exception set forth in Section 6.01(a) and (y) all Liens outstanding under the Credit Documents and any Lien created or assumed to Refinance (in whole or in part) such Liens will be deemed to have been Incurred in reliance only on the exception set forth in clause (x)(i) of the definition of Permitted Lien. For purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Lien, Asset Disposition, Restricted Payment, transaction with Affiliates, Sales and Leasebacks or Investment Incurred, created, made or assumed in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien, Asset Disposition, Restricted Payment, transaction with Affiliates, Sales and Leasebacks or Investment is Incurred, created, made or assumed.

SECTION 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II

The Credits

SECTION 2.01 Revolving Commitments. Subject to the terms and conditions hereof, from time to time during the Revolving Commitment Period, each Revolving Lender severally agrees to make to the Borrower revolving credit loans denominated in Dollars or Canadian Dollars (“Revolving Loans”) in an aggregate principal amount that will not result at the time of such Borrowing in either (x) the amount of such Lender’s Outstanding Revolving Credit under the Revolving Commitments exceeding such Lender’s Revolving Commitment or (y) the amount of Revolving Loans denominated in Canadian Dollars exceeding C$250,000,000. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.05.

Each Revolving Loan under the Revolving Commitments shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders thereunder ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Revolving Loans as required.

At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an integral multiple of C$1,000,000 and not less than C$5,000,000 in the case of Loans denominated in Canadian Dollars). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an integral multiple of C$1,000,000 and not less than C$5,000,000 in the case of Loans denominated in Canadian Dollars); provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Revolving Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of thirteen (13) Eurocurrency Revolving Borrowings outstanding.

SECTION 2.02 Incremental Revolving Commitments and Incremental Term Loans.

(a) The Borrower and one or more Lenders (including New Lenders subject to clause (d) below) may from time to time agree that such Lenders shall Incur Incremental Revolving Commitments (which shall have the effect of increasing the amount of the existing Revolving Commitments) by executing and delivering to the Administrative Agent an Incremental Revolving Commitment Activation Notice specifying (x) the amount of the Incremental Revolving Commitments and (y) the applicable Incremental Revolving Commitment Closing Date. Notwithstanding the foregoing,

(i) the aggregate amount of (A) the Incremental Term Loans and Incremental Revolving Commitments (after giving pro forma effect thereto and the use of the proceeds thereof) Incurred pursuant to this Section 2.02 plus (B) the aggregate principal amount of Permitted Additional Debt Incurred under Section 6.01(p)(ii)(A) shall not exceed, as of the date of Incurrence, the sum of (x) the greater of (1) the

Incremental Base Amount and (2) 100% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of any such Incurrence (calculated on a pro forma basis after giving effect to such Incurrence as if such Incurrence and any transaction to be consummated in connection therewith had occurred on the first day of such Test Period and assuming that all Incremental Revolving Commitments then outstanding were fully drawn) plus (y) the amount of voluntary repayments or prepayments of Incremental Term Loans, Indebtedness incurred under Section 6.01(p) and other Indebtedness that is secured on an equal priority basis with the Obligations and the amount of permanent reductions of Revolving Commitments, plus (z) an aggregate additional amount of Incremental Revolving Commitments, such that, subject to Section 1.06, after giving pro forma effect to such Incurrence (and after giving effect to any transaction to be consummated in connection therewith and assuming that all Incremental Revolving Commitments then outstanding were fully drawn), the Borrower would be in compliance with a Senior Secured Leverage Ratio as of the last day of the Test Period most recently ended on or prior to the date of the Incurrence of any such Incremental Revolving Commitments, calculated on a pro forma basis, as if such Incurrence (and transaction) had occurred on the first day of such Test Period, that is no greater than 3.50 to 1.00; provided that Incremental Term Loans may be Incurred without regard to such Senior Secured Leverage Ratio and without regard as to whether any Default or Event of Default has occurred and is continuing to the extent that the Net Cash Proceeds from such Incremental Term Loans are used on the date of incurrence of such Incremental Term Loans (or substantially concurrently therewith) to prepay any other outstanding Incremental Term Loans;

(ii) subject to Section 1.06, no Incremental Revolving Commitments may be Incurred if a Default or Event of Default (or, in the case of Incremental Revolving Commitments Incurred to finance any Investment being made in connection with an acquisition of Capital Stock or assets of another Person, no Event of Default under Section 7.01(a), (b), (h) or (i)) would be in existence immediately before or after giving pro forma effect thereto and to any concurrent transactions and any substantially concurrent use of the proceeds thereof,

(iii) any Incremental Revolving Commitment shall be on the same terms, pursuant to the same documentation, and treated the same as the existing Revolving Facility (including with respect to maturity date thereof) and shall be considered to be part of the Revolving Facility (it being understood that, if required to consummate an Incremental Revolving Commitment, (x) the Applicable Rates and Commitment Fee Rates on the existing Revolving Facility may be increased and additional upfront or similar fees may be payable to the Lenders providing such Incremental Revolving Commitment and (y) any Previously Absent Financial Maintenance Covenant may be added without any consent of any Person so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of the entire Revolving Facility);

(iv) unless otherwise agreed by the Administrative Agent, (A) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $100,000,000 and (B) no more than four (4) Incremental Revolving Commitment Activation Notices may be delivered by the Borrower after the ~~Third~~Fifth Amendment Effective Date; and

(v) no existing Lender shall have any obligation to incur any Incremental Revolving Commitments unless it agrees to do so in its sole discretion and the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Revolving Commitment.

(b) The Borrower and any one or more Lenders (including New Lenders subject to clause (d) below) may from time to time agree that such Lenders shall make Incremental Term Loans by executing and delivering to the Administrative Agent an Incremental Term Facility Activation Notice specifying (A) the principal amount of such Incremental Term Loans, (B) the applicable Incremental Term Facility Closing Date, (C) the applicable Incremental Term Maturity Date; provided that no more than the greater of (x) $500,000,000 and (y) 25% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such Incurrence (calculated on a pro forma basis after giving effect to such Incurrence as if such Incurrence and any related transactions had occurred on the first day of such Test Period) of Incremental Term Loans may have a final maturity date prior to the Latest Maturity Date, (D) the amortization schedule for such Incremental Term Loans, which shall comply with Section 2.07(a), (E) the currency, Applicable Rate and any rate floors for such Incremental Term Loans, (F) the proposed original issue or other funding discounts, upfront fees or other fees, (G) any Borrower and Borrower affiliate loan purchase provisions and (H) the prepayment terms (which may include customary excess cash flow sweeps, prepayments with the net cash proceeds of dispositions or casualty events, issuances of Capital Stock or Incurrences of Indebtedness) and premiums, if any, applicable to such Incremental Term Loans, and the manner in which prepayments of such Incremental Term Loans shall be applied to the installments thereof and as between Classes of Incremental Term Loans). Notwithstanding the foregoing,

(i) the aggregate amount of (A) the Incremental Term Loans and Incremental Revolving Commitments (after giving pro forma effect thereto and the use of the proceeds thereof) Incurred pursuant to this Section 2.02 plus (B) the aggregate principal amount of Permitted Additional Debt Incurred under Section 6.01(p)(ii)(A) shall not exceed, as of the date of Incurrence, (x) the greater of (1) the Incremental Base Amount and (2) 100% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of any such Incurrence (calculated on a pro forma basis after giving effect to such Incurrence as if such Incurrence and any transaction to be consummated in connection therewith had occurred on the first day of such Test Period and assuming that all Incremental Revolving Commitments then outstanding were fully drawn) plus (y) the amount of voluntary repayments or prepayments of Incremental Term Loans, Indebtedness incurred under Section 6.01(p) and other Indebtedness that is secured on a pari passu basis with the Obligations and the amount of permanent reductions of Revolving Commitments plus (z) an aggregate additional amount of Incremental Term Loans, such that, subject to Section 1.06, after giving pro forma effect to such Incurrence (and after giving effect to any transaction to be consummated in connection therewith and assuming that all Incremental Revolving Commitments then outstanding were fully drawn), the Borrower would be in compliance with a Senior Secured Leverage Ratio as of the last day of the Test Period most recently ended on or prior to the date of the Incurrence of any such Incremental Term Loans, calculated on a pro forma basis, as if such Incurrence (and transaction) had occurred on the first day of such Test Period, that is no greater than 3.50 to 1.00; provided that Incremental Term Loans may be incurred without regard to such Senior Secured Leverage Ratio and without regard as to whether any Default or Event of Default has occurred and is continuing to the extent that the Net Cash Proceeds from such Incremental Term Loans are used on the date of incurrence of such Incremental Term Loans (or substantially concurrently therewith) to prepay any other outstanding Incremental Term Loans;

(ii) subject to Section 1.06, no Incremental Term Loans may be incurred if a Default or Event of Default (or, in the case of Incremental Term Loans Incurred to finance any Investment being made in connection with an acquisition of Capital Stock or assets of another Person, no Event of Default under Section 7.01(a), (b), (h) or (i)) would be in existence immediately before or after giving pro forma effect thereto and to any concurrent transactions and any substantially concurrent use of the proceeds thereof;

(iii) Incremental Term Loans may otherwise have terms and conditions different from those of the Revolving Facility; provided that (x) except with respect to matters contemplated by clauses (A)(subject to clause (i) above) through (H) above, any differences shall be reasonably satisfactory to the Administrative Agent to the extent such differences are not consistent with the requirements of clause (b) of the definition of “Permitted Additional Debt”; provided that a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence, issuance or other obtaining of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(iv) unless otherwise agreed by the Administrative Agent, (A) no Class of Incremental Term Loans shall be in an aggregate principal amount less than $100,000,000 and (B) no more than four (4) Classes of Incremental Term Loans may be outstanding under this Agreement at any time;

(v) no existing Lender shall have any obligation to make any Incremental Term Loans unless it agrees to do so in its sole discretion and the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Term Loans; and

(vi) any Incremental Term Loan that is repaid may not be reborrowed.

(c) Each Incremental Revolving Commitment and/or Incremental Term Loan shall have the same guarantees as and be secured on an equal priority basis by the collateral securing the Revolving Facility and constitute “Obligations” pursuant to the existing Credit Documents.

(d) Any additional bank, financial institution or other Person that, with the consent of the Borrower, elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.02(a) or 2.02(b) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit G-1, whereupon such bank, financial institution or other Person (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement and the other Credit Documents. Solely with respect to any Incremental Revolving Commitments, the Administrative Agent shall have consent rights (not to be unreasonably withheld, conditioned or delayed) with respect to such New Lender, if such consent would be required under Section 9.05 for an assignment of Revolving Loans or Revolving Commitments, as applicable, to such New Lender, and solely with respect to any Incremental Revolving Commitments, the Issuing Bank shall have consent rights (not to be unreasonably withheld, conditioned or delayed) with respect to such New Lender, if such consent would be required under Section 9.05 for an assignment of Revolving Loans or Revolving Commitments, as applicable, to such New Lender.

(e) With respect to Incremental Revolving Commitments, each Lender that is acquiring an Incremental Revolving Commitment on an Incremental Revolving Commitment Closing Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the Revolving Lenders (other than such Lender and the other Lenders acquiring an Incremental Revolving Commitment) outstanding immediately prior to such Incremental Revolving Commitment Closing Date, so that, after giving effect thereto, each Revolving Lender (including each Lender that is acquiring an Incremental Revolving Commitment) holds its Revolving Commitment Percentage of the Revolving Loans outstanding after giving effect to such Incremental Revolving Commitment on such Incremental Revolving Commitment Closing Date. If there is a new Revolving Borrowing on such Incremental Revolving Commitment Closing Date, the Revolving Lenders after giving effect to such Incremental Revolving Commitments shall make such Revolving Loans in accordance with Section 2.01.

(f) Commitments in respect of Incremental Revolving Commitments or Incremental Term Loans shall become Commitments (or in the case of an Incremental Revolving Commitments to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an Activation Notice, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each New Lender, if any, and the Administrative Agent. Each such Activation Notice may, subject to the limitations set forth in this Section 2.02, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.02. The effectiveness of any Activation Notice and the occurrence of any Borrowing pursuant to such Activation Notice shall be subject to the satisfaction of such conditions as the parties thereto shall agree.

SECTION 2.03 Procedure for Revolving Loan Borrowing.

(a) To request a Revolving Borrowing on any Business Day, the Borrower shall notify the Administrative Agent of such request by telephone (which notice must be received by the Administrative Agent prior to (i) 12:00 p.m., New York City time, in the case of ABR Loans denominated in Dollars, (ii) 1:00 p.m. New York City time, in the case of Eurocurrency Loans denominated in Dollars, (iii) ~~1:00 p~~11:00 a.m. Toronto, Ontario, time, in the case of ABR Loans denominated in Canadian Dollars and (iv) 1:00 p.m. Toronto, Ontario, time, in the case of Eurocurrency Loans denominated in Canadian Dollars (x) not less than three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, ~~or~~ (y) on the requested Borrowing Date, in the case of ABR Loans denominated in Dollars or (z) not less than one Business Day prior to the requested Borrowing Date, in the case of ABR Loans denominated in Canadian Dollars). Each such telephonic borrowing request shall be confirmed promptly in writing. Each such telephonic and written borrowing request shall specify the currency, amount, Facility and Type of Borrowing to be borrowed and the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify each relevant Revolving Lender thereof.

(b) If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or to any other account as shall have been designated by the Borrower in writing to the Administrative Agent in the applicable borrowing request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.05 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable borrowing request and each Eurocurrency Borrowing shall have an initial Interest Period as specified in the such borrowing request. Thereafter, the Borrower may elect to convert any Borrowing of any Class to a different Type or to continue such Borrowing as the same Type and may elect successive Interest Periods for any Eurocurrency Borrowing, all as provided in this Section. The Borrower may elect different Types or Interest Periods, as applicable, with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the relevant Lenders holding the Loans comprising the relevant portion of such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a request for a Revolving Borrowing would be required under Section 2.03, if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly in writing.

(c) Each telephonic and written Interest Election Request shall specify (i) the Borrowing(s) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, (iii) whether each such resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing, and (iv) if the resulting Borrowing(s) is/are a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as such for an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06 Termination and Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Outstanding Revolving Credits would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to an integral multiple of $1,000,000 and not less than $5,000,000 (or an integral multiple of C$1,000,000 and not less than C$5,000,000 in the case of Loans denominated in Canadian Dollars) and shall reduce permanently the Revolving Commitments then in effect; provided that any such termination or reduction shall apply proportionately and permanently to reduce the Revolving Commitments of each of the Lenders within each Class of Revolving Commitments, except that, notwithstanding the foregoing, (1) the Borrower may allocate any termination or reduction of Revolving Commitments among Classes of Revolving Commitments at its direction (including, for the avoidance of doubt, to the Revolving Commitments with respect to any Class of Extended Revolving Commitments without any termination or reduction of the Revolving Commitments with respect to any Existing Revolving Commitments of the same Specified Existing Revolving Commitment Class) and (2) in connection with the establishment on any date of any Extended Revolving Commitments pursuant to Section 2.19, the Existing Revolving Commitments of any one or more Lenders providing any such Extended Revolving Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Revolving Commitments so extended on such date (or, if agreed by the Borrower and the Lenders providing such Extended Revolving Commitments, by any greater amount so long as the Borrower prepays the Loans under the Existing Revolving Commitments of such Class owed to such Lenders providing such Extended Revolving Commitments to the extent necessary to ensure that, after giving effect to such repayment or reduction, the Loans under the Existing Revolving Commitments of such Class are held by the Lenders of such Class on a pro rata basis in accordance with their Existing Revolving Commitments of such Class after giving effect to such reduction) (provided that (x) after giving effect to any such reduction and to the repayment of any Loans made on such date, the aggregate amount of the revolving credit exposure of any such Lender does not exceed the Existing Revolving Commitment thereof (such revolving credit exposure and Revolving Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 2.15 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.19 of Existing Revolving Commitments and Loans under such Existing Revolving Loans into Extended Revolving Commitments and Loans under such Extended Revolving Loans respectively, and prior to any reduction being made to the Revolving Commitment of any other Lender).

SECTION 2.07 Repayment of Loans; Evidence of Debt.

(a) The Incremental Term Loans of each Incremental Term Lender shall mature in one or more installments as specified in the Incremental Term Facility Activation Notice pursuant to which such Incremental Term Loans were made, provided that, except in the case of the final installment, such installments shall be no more frequent than quarterly.

(b) The Borrower shall repay the then unpaid principal amount of each Revolving Loan on the Revolving Termination Date.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the relevant Lenders and each relevant Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be conclusive absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

SECTION 2.08 Prepayments.

(a) The Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, upon notice delivered to the Administrative Agent no later than 1:00 p.m., New York City time, not less than three Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 1:00 p.m., New York City time, on the date of such notice, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and the Loans to be prepaid; provided that, if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.13. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. Partial prepayments of Loans under the Revolving Facility shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or if less, the remaining outstanding principal amount thereof).

(b) If at any time for any reason the sum of the Outstanding Revolving Credit exceeds the Total Revolving Commitments, the Borrower shall upon learning thereof, or upon the request of the Administrative Agent, immediately prepay the Revolving Loans in an aggregate principal amount at least equal to the amount of such excess. If, on any Calculation Date, the Dollar Equivalent of sum of the Outstanding Revolving Credit exceeds the Total Revolving Commitments, the Borrower shall, promptly upon notice thereof, within five Business Days prepay the Revolving Loans in an aggregate principal amount in Dollars or Canadian Dollars at least equal to the Dollar Equivalent amount of such excess.

SECTION 2.09 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the applicable Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Revolving Fee Payment Date, commencing on the first such date to occur after the Closing Date.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum (or such other percentage as may be separately agreed between the Borrower and any Issuing Bank) on the average daily amount of the LC Exposure of the Letters of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as the fees agreed by the Issuing Bank and the Borrower with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees will be payable quarterly in arrears on each Revolving Fee Payment Date, commencing on the first such date to occur after the Closing Date; provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365/366 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances. All per annum fees shall be computed on the basis of a year of 365/366 days for actual days elapsed; provided that commitment fees shall be computed on the basis of a year of 360 days.

SECTION 2.10 Interest.

(a) The Loans comprising each ABR Borrowing denominated in Dollars shall bear interest at the Alternate Base Rate plus the Applicable Rate. The Loans comprising each ABR Borrowing denominated in Canadian Dollars shall bear interest at the Canadian Prime plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing in Dollars shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each Eurocurrency Borrowing in Canadian Dollars shall bear interest at CDOR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, during the continuation of an Event of Default under Section 7.01(h) or (i) or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, any such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans under the relevant Facility as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in addition, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Commitment Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to (x) the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or (y) CDOR or shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11 [Reserved]~~SECTION 2.11 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:~~.

~~(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or~~

~~(ii) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurocurrency Loans included in such Borrowing for such Interest Period;~~

~~then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and the Loans shall be converted to an ABR Borrowing and (ii) if any borrowing request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.~~

~~(b) Notwithstanding any of the provisions in this Agreement (including Section 2.12) to the contrary, if the Borrower and the Administrative Agent reasonably determine in good faith that an interest rate is not ascertainable pursuant to the provisions of the definition of “LIBO Rate” and the inability to ascertain such rate is unlikely to be temporary, the “LIBO Rate” shall be an alternate rate that is reasonably commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its reasonable discretion) that is either: (i) an alternate rate established by the Administrative Agent and the Borrower that is generally accepted as the then prevailing market convention for determining a rate of interest for syndicated leveraged loans of this type in the United States at such time, so long as the Lenders shall have received at least five Business Days’ prior written notice thereof (the “Notice Period”), in which case, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (including the making of appropriate adjustments to such alternate rate and this Agreement (x) to preserve pricing in effect at the time of selection of such alternate rate (but for the avoidance of doubt which would not reduce the Applicable Rate) and (y) other changes necessary to reflect the available interest periods for such alternate rate); provided that such alternate rate shall not apply to (and any such amendment shall not be effective with respect to) any Class for which the Administrative Agent has received a written objection prior to 5pm (NY time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower from the Required Lenders of such Class (with the Required Lenders of such Class determined as if such Class of Lenders were the only Class of Lenders hereunder at the time) (the “Market Convention Rate”) or (ii) if a Market Convention Rate is not available in the reasonable determination of the Administrative Agent and the Borrower acting in good faith, an alternate rate, at the option of the Borrower, either (x) established by the Administrative Agent and the Borrower, so long as the Lenders shall have received at least five Business Days’ prior written notice thereof, in which case, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that such alternate rate shall not apply to (and any such amendment shall not be effective with respect to) any Class for which the Administrative Agent has received a written objection prior to 5pm (NY time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower from the Required Lenders of such Class (with the Required Lenders of such Class determined as if such Class of Lenders were the only Class of Lenders hereunder at the time), or (y) selected by the Borrower and the Required Lenders of any applicable Class (with the Required Lenders of such Class determined as if such Class of Lenders were the only Class of Lenders hereunder at the time) solely with respect to such Class, in which case, the Required Lenders of such Class and the Borrower shall, subject to 15 Business Days’ prior written notice to the Administrative Agent, enter into an amendment to this Agreement to reflect such alternate rate of interest for such Class and make such other related changes to this Agreement as may be necessary to reflect such alternate rate applicable to such Class) (any such alternate rate so established in accordance with the foregoing provisions of this clause (d), the “Successor Benchmark Rate”); provided that, in the case of each of clauses (i) and (ii), any such amendment shall become effective without any further action or consent of any other party to this Agreement, notwithstanding anything to the contrary in Section 9.02; provided, further, that until such Successor Benchmark Rate has been determined pursuant to this paragraph, (A) any request for Borrowing, the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (B) all outstanding Borrowings shall be converted to an ABR Borrowing.~~

SECTION 2.12 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (including any reserve for eurocurrency funding that may be established or reestablished under Regulation D of the Board);

(ii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender; or

(iii) subject any Lender to any Tax (except for Excluded Taxes, or Indemnified Taxes or Other Taxes indemnifiable under Section 2.14) on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with any Requirement of Law, or pursuant to any request, rule, guideline or directive to comply with, any Requirement of Law unless such Lender is imposing such charges on or requesting such compensation from other borrowers in the U.S. sub-investment grade loan market with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 2.12(a).

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with any Requirement of Law, or pursuant to any request, rule, guideline or directive to comply with, any Requirement of Law unless such Lender is imposing such charges on or requesting such compensation from other borrowers in the U.S. sub-investment grade loan market with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 2.12(b).

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount and period from other banks in the eurocurrency market (but not less than the available LIBO rate quoted for the LIBO interest period equal to the period from the date of such event to the last day of the then current Interest Period, or if there is no such LIBO interest period, the lower of the LIBO rates quoted for the closest LIBO interest periods that are longer and shorter than such period). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if any Loan Party or any other applicable withholding agent shall be required to deduct any Taxes from such payments, then (i) if the Tax in question is an Indemnified Tax or an Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that, after all required deductions have been made (including deductions applicable to additional sums payable under this Section 2.14), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes imposed on or in respect of any payment by or on account of any Loan Party under any Loan Document, and any Other Taxes, paid by the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14), and reasonable expenses arising therefrom or with respect thereto (excluding penalties attributable to gross negligence, bad faith or willful misconduct on the part of the Administrative Agent or such Lender (as finally determined by a court of competent jurisdiction) (as applicable)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall be entitled to contest with the relevant Governmental Authority, pursuant to applicable law and at its own expense, any Indemnified Taxes or Other Taxes that it is ultimately obligated to pay, and the Administrative Agent or Lender shall reasonably cooperate with any such contest, unless the Administrative Agent or such Lender determines in good faith that such cooperation would prejudice its legal or commercial position in any material respect. This Section shall not be construed to require the

Administrative Agent or Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person. The Administrative Agent and each Lender shall give prompt notice of any Indemnified Taxes or Other Taxes imposed or asserted on it, provided, however, that the Administrative Agent or such Lender’s failure to give such prompt notice to the Borrower shall not constitute a defense to any claim for indemnification by the Administrative Agent’s or such Lender unless, and only to the extent that, such failure materially prejudices the Borrower.

(d) As soon as practicable after any payment of any Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent a copy, or if reasonably available to the Borrower a certified copy, of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with such other documentation prescribed by laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation referred to below in this Section 2.14(e)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so.

Without limiting the foregoing:

(1) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(A) two properly completed and duly signed originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other related documentation (if any) as required under the Code,

(B) two properly completed and duly signed originals of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit K (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender that has transferred its beneficial ownership to a participant), two properly completed and duly signed originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, W-8BEN, or W-8BEN-E, a United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.14(e) if such beneficial owner were a Lender, as applicable (provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the applicable United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such direct or indirect partners), or

(E) two properly completed and duly signed originals of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding Tax on any payments to such Lender under the Loan Documents.

(3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by any Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (3), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Notwithstanding any other provision of this Section 2.14(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the relevant Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.14 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over (plus any penalties, interest or other charges imposed by the relevant Governmental Authority (but excluding any penalties attributable to gross negligence, bad faith or willful misconduct on the part of the Administrative Agent or such Lender (as finally determined by a court of competent jurisdiction) (as applicable)) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent and each Lender shall pursue any such refund of which it becomes aware if the Administrative Agent or such Lender reasonably determines that it is likely to receive such refund, unless such Administrative Agent or Lender determines in good faith that the pursuit of such refund would prejudice its legal or commercial position in any material respect. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 2.14, include any Issuing Bank.

SECTION 2.15 Pro Rata Treatment and Payments.

(a) Each borrowing of Revolving Loans by the Borrower from the Revolving Lenders and, except as otherwise set forth in this Agreement, any reduction of the Revolving Commitments of the Revolving Lenders shall be made pro rata according to the respective Revolving Commitments then held by the Revolving Lenders. Each payment by the Borrower on account of any commitment fee or any letter of credit fee shall be paid ratably to the Revolving Lenders entitled thereto.

(b) Except as otherwise set forth in this Agreement, each prepayment by the Borrower on account of principal of the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders. All repayments of principal of the Revolving Loans at stated maturity or upon acceleration shall be allocated pro rata according to the respective outstanding principal amounts of the matured or accelerated Revolving Loans then held by the relevant Revolving Lenders. All payments of interest in respect of the Revolving Loans shall be allocated pro rata according to the outstanding interest payable then owed to the relevant Revolving Lenders. Notwithstanding the foregoing, (A) any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise but excluding any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.16 and Section 9.04) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated interest-bearing account and, subject to any applicable Requirements of Law, be applied, subject to the provisions of clause (B) below, at such time or times as may be determined by the Administrative Agent: (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Issuing Bank hereunder (including amounts owed under Section 2.09(b) or 9.04(c)), (2) second, to the funding of any Revolving Loan or LC Disbursement required by this Agreement, as determined by the Administrative Agent, (3) third, if so determined by the Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (4) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (5) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, and (B) if such payment is a prepayment of the principal amount of Revolving Loans, such payment shall be applied solely to prepay the Revolving Loans of all non-Defaulting Lenders pro rata (based on the amounts owing to each) prior to being applied in the manner set forth in clause (A) above.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the date when due. All payments received by the Administrative Agent after 2:00 p.m., New York City time, may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest and fees thereon. All such payments shall be made to the Administrative Agent at its offices at 500 Stanton Christiana Rd., Ops 2, 3rd Floor Newark, DE 19713 except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal, interest thereon shall be payable at the then applicable rate during such extension.

(d) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (subject to the rights of the Administrative Agent to hold and apply amounts to be paid to a Defaulting Lender in accordance with Section 2.15(b)) (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(e) Except as otherwise expressly set forth in this Agreement, if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender entitled thereto, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and purchase (for cash at face value) participations in the Loans of other Lenders entitled thereto to the extent necessary so that the benefit of all such payments shall be shared by such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the express terms of this Agreement or the other Credit Documents, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Revolving Commitments or participations in any LC Disbursements to any assignee or participant. or (z) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Revolving Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder.

SECTION 2.16 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Revolving Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all amounts owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.05.

(d) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of Section 2.16(c) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

SECTION 2.17 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request that standby letters of credit denominated in Dollars be issued under this Agreement for its own account or the account of any Restricted Subsidiary at any time and from time to time during the Revolving Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no later than two Business Days prior to such date, unless otherwise agreed by the Issuing Bank and the Administrative Agent) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended by the applicable Issuing Lender only if, after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the Dollar Equivalent of $75,000,000 in the aggregate, (ii) the LC Exposure of the applicable Issuing Bank shall not exceed such Issuing Bank’s LC Commitment and (iii) the amount of the total Outstanding Revolving Credits shall not exceed the Total Revolving Commitments.

(c) Expiration Date. (i) Subject to clause (ii) below, each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Revolving Termination Date (such earlier date, the “LC Maturity Date”).

(ii) If the Borrower so requests in any applicable Letter of Credit notice, the Issuing Bank may agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”) so long as any such Auto-Extension Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the LC Maturity Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.17(b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, the Required Lenders or the Borrower that one or more of the applicable conditions specified in Section 4.02 are not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Revolving Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives written notice from the Issuing Bank that an LC Disbursement has been made, if the Borrower shall have received such written notice prior to 11:00 a.m., New York City time, on the Business Day on which such LC Disbursement was made, or (ii) if such written notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on the second Business Day immediately following the day that the Borrower receives such notice (such required date for reimbursement under clause (i) or (ii), as applicable, the “Required Reimbursement Date”); provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Revolving Lender (and Section 2.04 shall apply, mutatis mutandis, to such payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed in writing) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full by the Required Reimbursement Date, the unpaid amount thereof shall bear interest, for each day from and including the Required Reimbursement Date to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum set forth in Section 2.10(c)(ii). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.09(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor and any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, if any; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement with respect to the Revolving Facility. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement with respect to the Revolving Facility. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or are no longer continuing.

SECTION 2.18 Defaulting Lenders

. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.09(a).

(b) The Revolving Commitment and Outstanding Revolving Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02 or Section 9.03); provided that this Section 2.18(b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification effecting (i) an increase or extension of such Defaulting Lender’s Revolving Commitment or (ii) the reduction or excuse of principal amount of, or interest or fees payable on, such Defaulting Lender’s Loans or the postponement of the scheduled date of payment of such principal amount, interest or fees to such Defaulting Lender.

(c) If any Letters of Credit exist at the time such Lender becomes a Defaulting Lender then:

(i) Such Defaulting Lender’s LC Exposure shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Revolving Commitment Percentages (but excluding the Revolving Commitments of all the Defaulting Lenders from both the numerator and the denominator) but only to the extent (x) the sum of all the Outstanding Revolving Credits owed to all non-Defaulting Lenders does not exceed the total of all non-Defaulting Lenders’ Available Revolving Commitments, (y) the representations and warranties of each Credit Party set forth in the Credit Documents to which it is a party are true and correct at such time, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date), and (z) no Default shall have occurred and be continuing at such time;

(1) If the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as any Letters of Credit are outstanding;

(2) If the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized by the Borrower;

(3) If LC Exposures of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.09(a) and Section 2.09(b) shall be adjusted to reflect such non-Defaulting Lenders’ LC Exposure as reallocated; and

(4) If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clauses (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under

Section 2.09(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

(d) So long as such Defaulting Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related LC Exposure will be 100% covered by the Available Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c)(ii), and the LC Exposure in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).

The rights and remedies against a Defaulting Lender under this Agreement are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any funding default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any funding default. In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Total Revolving Loans shall be readjusted to reflect the inclusion of such Lender’s Available Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such outstanding Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders (including such Lender) in accordance with their applicable percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a non-Defaulting Lender and any applicable cash collateral shall be promptly returned to the Borrower and any LC Exposure of such Lender reallocated pursuant to the requirements above shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Subject to Section 9.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.19 Extensions of Incremental Term Loans and Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, the Borrower may at any time and from time to time request that all or a portion of the Incremental Term Loans of any Class (an “Existing Incremental Term Loan Class”) or all or a portion of the Revolving Commitments of any Class (an “Existing Revolving Commitment Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Incremental Term Loans (any such Incremental Term Loans which have been so converted, “Extended Incremental Term Loans”) or all or a portion of any such Revolving Commitments (any such Revolving Commitments which have been so converted, “Extended Revolving Commitments” and any loans made pursuant to such Extended Revolving Commitments, “Extended Revolving Loans”), and to provide for other terms applicable to such Extended Incremental Term Loans or Extended Revolving Commitments, as applicable, consistent with this Section 2.19 (any such conversion, an “Extension”). In order to establish any Extended Incremental Term Loans or Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Incremental Term Loan Class (the “Specified Existing Incremental Term Loan Class”) or Existing Revolving Commitment Class (the “Specified Existing Revolving Commitment Class”), as applicable) (each, an “Extension Request”) setting forth the proposed terms of the Extended Incremental Term Loans or Extended Revolving Commitments, as applicable, to be established so long as:

(i) in the case of any Extended Revolving Commitments, the terms thereof shall be substantially similar to those applicable to the Specified Existing Revolving Commitments from which such commitments were converted except that (w) all or any of the final maturity dates of such Extended Revolving Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Revolving Commitments may be different than those for the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A) and (y)(1) the undrawn revolving credit commitment fee rate with respect to the Extended Revolving Commitments may be different than those for the Specified Existing Revolving Commitment Class and (2) the Extension Amendment may provide for other covenants and terms that apply to any period after the Latest Maturity Date; provided that, notwithstanding anything to the contrary in this Section 2.19 or otherwise, (I) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Loans under any Class of Extended Revolving Commitments shall be made on a pro rata basis with any borrowings and repayments of the Loans under any Existing Revolving Commitments of the Specified Existing Revolving Commitment Class (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing and repayment procedures of the Specified Existing Revolving Commitment Class), (II) assignments and participations of Extended Revolving Commitments and related Loans shall be governed by the assignment and participation provisions set forth in Section 9.05 and (III) subject to the applicable limitations set forth in Section 2.06, permanent repayments of Loans under Extended Revolving Commitments (and corresponding permanent reduction in the related Extended Revolving Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof;

(ii) in the case of any proposed Extended Incremental Term Loans, the terms thereof shall be substantially similar to the Incremental Term Loans of the Specified Existing Incremental Term Loan Class from which they are to be converted, except that (w) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Incremental Term Loans may be delayed to later dates than the scheduled amortization of principal of the Incremental Term Loans of such Specified Existing Incremental Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in the applicable Incremental Term Facility Activation Notice or in the Extension Amendment, as the case may be, with respect to the Specified Existing Incremental Term Loan Class, in each case as more particularly set forth in Section 2.19(c) below), (x)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Incremental Term Loans may be different than those for the Incremental Term Loans of such Specified Existing Incremental Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Incremental Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (y) subject to the provisions set forth in any Incremental Term Facility Activation Notice, the Extended Incremental Term Loans may have optional prepayment terms (including call protection and prepayment terms and premiums) and mandatory prepayment terms as may be agreed between the Borrower and the Lenders thereof (provided that such Extended Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than a pro rata basis) in any mandatory prepayments (other than in connection with debt prepayments) hereunder, as specified in the respective Extension Request) and (z) the Extension Amendment may provide for other covenants and terms that apply to any period after the Latest Maturity Date;

Any Extended Incremental Term Loans or Extended Revolving Commitments, as applicable, converted pursuant to any Extension Request shall be designated a Class of Extended Incremental Term Loans or a Class of Extended Revolving Commitments, as applicable, for all purposes of this Agreement; provided that any Extended Incremental Term Loans or Extended Revolving Commitments converted may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Extended Incremental Term Loans or Class of Extended Revolving Commitments, as the case may be.

(b) The Borrower shall provide the applicable Extension Request to all Lenders of such Class that is subject to the Extension Request at least seven (7) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under such Class being converted are requested to respond. No Lender shall have any obligation to agree to have any of its Incremental Term Loans or Revolving

Commitments of such Class converted into Extended Incremental Term Loans or Extended Revolving Commitments, as the case may be, pursuant to any Extension Request. Any Lender wishing to have all or a portion of its Incremental Term Loans under such Class converted into Extended Incremental Term Loans (any such Lender, an “Extending Incremental Term Lender”) or all or a portion of its Revolving Commitments under such Class converted into Extended Revolving Commitments (any such Lender, an “Extending Revolving Lender”), as the case may be, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Incremental Term Loans of such Class or Revolving Commitments of such Class, as applicable, which it has elected to request be converted into Extended Incremental Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and the Borrower). In the event that the aggregate amount of Incremental Term Loans or Revolving Commitments, as the case may be, under such Class being converted exceeds the amount of Extended Incremental Term Loans or Revolving Commitments, as the case may be, requested pursuant to the Extension Request, Incremental Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be converted to Extended Incremental Term Loans or Extended Revolving Commitments, as the case may be, on a pro rata basis (subject to rounding requirements as may be established by the Administrative Agent) based on the amount of Incremental Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.

(c) Extended Incremental Term Loans and/or Extended Revolving Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (and, as appropriate, the other Credit Documents) among the Borrower, the Administrative Agent and each Extending Incremental Term Lender or Extending Revolving Lender, as the case may be, providing an Extended Incremental Term Loan or Extended Revolving Commitment, as applicable, thereunder which shall be consistent with the provisions set forth in paragraph (a) above (but which shall not require the consent of any other Lender) and which may effect such amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes of Loans or Revolving Commitments, as applicable. Each Extension Amendment shall be binding on the Lenders, the Credit Parties and the other parties hereto. In addition, if so provided in such amendment and with the consent of the Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Termination Date in respect of the Revolving Commitments of any Class shall be re-allocated from Lenders holding such Revolving Commitments to Lenders holding Extended Revolving Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Extended Revolving Commitments, be deemed to be participation interests in respect of such Extended Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly. In connection with any Extension Amendment, the Loan Parties and the Administrative Agent shall enter into such amendments to the Collateral Documents and any Customary Intercreditor Agreement as may be reasonably requested by the Administrative Agent (which shall not require any consent from any Lender) in order to ensure that the Extended Incremental Term Loans or Extended Revolving Commitments, as applicable, are provided with the benefit of the applicable Collateral Documents or Subsidiary Guarantee, as applicable, and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Administrative Agent. All Extended Incremental Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Credit Documents that are secured by Liens on the Collateral on an equal priority basis with the Liens on the Collateral securing all other applicable Obligations under this Agreement and the other Credit Documents.

(d) Notwithstanding anything to the contrary in this Agreement, following the effectiveness of any Extension Amendment in connection with any Extension Request and the establishment of any Extended Incremental Term Loans or Extended Revolving Commitments, as applicable, pursuant thereto (any such Extended Incremental Term Loans, the “Specified Extended Incremental Term Loans” and any such Extended Revolving Commitments, the “Specified Extended Revolving Commitments”), any Lender holding an Incremental Term Loan of the Existing Incremental Term Loan Class or a Revolving Commitment of the Existing Revolving Commitment Class, as applicable, subject to such Extension Request may, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and the Borrower (and without the consent of any other Lender), at any time and from time to time, convert all or any portion of such Incremental Term Loan or Revolving Commitment, as applicable, into a Specified Extended Incremental Term Loan or Specified Extended Revolving Commitment, as the case may be, having the same terms as the Specified Extended Incremental Term Loans or

Specified Extended Revolving Commitments, as applicable, on the date of such conversion and such Incremental Term Loans or Revolving Commitments, as applicable, shall be deemed Specified Extended Incremental Term Loans or Specified Extended Revolving Commitments, as applicable, for all purposes of this Agreement on and after such date.

(e) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Incremental Term Loans of a given Class or the Extended Revolving Commitments of a given Class, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Incremental Term Loans under the Existing Incremental Term Loan Class or Existing Revolving Commitments (and related revolving exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Incremental Term Loans or Extended Revolving Commitments (and related revolving credit exposure) of the applicable Class into which such other Incremental Term Loans or commitments were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.19(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.19(c).

(f) With respect to all Extensions consummated by the Borrower pursuant to this Section, such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement.

(g) The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Incremental Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement to the contrary. This Section 2.19 shall supersede any provisions in Sections 2.07, 2.08(a) or 9.02 to the contrary.

SECTION 2.20 Foreign Currency Exchanges.

(a) No later than 1:00 P.M., London time, on each Calculation Date, the Administrative Agent shall determine the Dollar Equivalent as of such Calculation Date (it being acknowledged and agreed that the Administrative Agent shall use such Dollar Equivalent for the purposes of determining compliance with subsection 2.1 with respect to such borrowing request). The Dollar Equivalent so determined shall become effective on the relevant Calculation Date, shall remain effective until the next succeeding Calculation Date and shall for all purposes of this Agreement be the Dollar Equivalent employed in converting any amounts between Dollars and Canadian Dollars.

(b) No later than 5:00 P.M., New York time, on each Calculation Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalent of the principal amounts of the Loans denominated in Canadian Dollars then outstanding (after giving effect to any such Loans to be made or repaid on such date).

(c)	The Administrative Agent shall promptly notify the Borrower of each determination of a Dollar Equivalent hereunder.

SECTION 2.21 Benchmark Replacement Setting.

(a) Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, but subject to the rights of the Administrative Agent and the Borrower to determine that a Benchmark Replacement Date has occurred and implement a Benchmark Replacement Rate pursuant to clause (f) of this Section 2.21 below, upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, as applicable, the Administrative Agent and the Borrower may establish an alternate benchmark floating rate of interest to the LIBO Rate (or similar interbank offered rate) that is a Benchmark Replacement Rate, and may enter into an amendment to this Agreement (the “Benchmark Replacement Amendment”) to reflect such Benchmark Replacement Rate and such other related changes to this Agreement with respect thereto as may be applicable in their discretion, including provisions for the Administrative Agent and the Borrower to allow for the adoption of any Benchmark Replacement Conforming Changes; provided, further, that, any Benchmark Replacement Rate implemented pursuant to this Section 2.21 shall only be implemented to the extent that the Administrative Agent reasonably determines, in consultation with the Borrower, that it is administratively feasible for the Administrative Agent to administer. Notwithstanding anything to the contrary herein, if a Benchmark Replacement Rate is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement Rate,” then the Benchmark Replacement Amendment (i) shall become effective without any further action or consent of any other party to this Agreement and (ii) may designate the timing of effectiveness of the Benchmark Replacement Rate (including pursuant to the occurrence of identified conditions), but in any event to occur no earlier than the applicable Benchmark Transition Start Date.

(b) If a Benchmark Replacement Rate is determined in accordance with clause (c) of the definition of “Benchmark Replacement Rate”, then the Administrative Agent and the Borrower may establish such alternate benchmark floating term rate of interest to the LIBO Rate (the “Alternative Benchmark Rate”), which may include a Benchmark Replacement Adjustment, and enter into a Benchmark Replacement Amendment to reflect such alternate rate of interest, which amendment may not become effective until five Business Days after the date that notice of such alternate rate of interest is provided to the Lenders, unless prior to the end of such five Business Day period the Administrative Agent receives a written notice from the Required Lenders stating that such Required Lenders object to such alternate rate of interest, in which event, such amendment shall not become effective; provided that any Alternative Benchmark Rate implemented pursuant to this paragraph shall only be implemented to the extent that the Administrative Agent reasonably decides, in consultation with the Borrower, that it is administratively feasible for the Administrative Agent to administer. Notwithstanding anything to the contrary herein, the Benchmark Replacement Amendment may designate the timing of effectiveness of the Benchmark Replacement Rate (including pursuant to the occurrence of identified conditions, but in any event to occur no earlier than the applicable Benchmark Transition Start Date). For the avoidance of doubt, if any such alternate rate of interest determined pursuant to this paragraph would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

(c) Following the effectiveness of the Benchmark Replacement Amendment, if any Benchmark Transition Event occurs with respect to the Benchmark Replacement Rate or the Alternative Benchmark Rate identified in such Benchmark Replacement Amendment (including, for the avoidance of doubt, any change in or alternative to the Benchmark Replacement Adjustment or any change in or alternative to a compounded or term methodology for calculating such benchmark), then the Administrative Agent and the Borrower may enter into an additional Benchmark Replacement Amendment to reflect another Benchmark Replacement Rate without any further action or consent of any other party to this Agreement or to reflect an Alternative Benchmark Rate, which amendment, (A) in the case of a Benchmark Replacement Rate other than an Alternative Benchmark Rate, (x) shall become effective without any further action or consent of any other party to this Agreement and (y) may designate the timing of effectiveness of the Benchmark Replacement Rate (including pursuant to the occurrence of identified conditions, but in any event to occur no earlier than the applicable Benchmark Transition Start Date), and (B) in the case of an Alternative Benchmark Rate, may not become effective until five Business Days after the date that notice of such alternate rate of interest is provided to the Lenders, unless prior to the end of such five Business Day period the Administrative Agent receives a written notice from the Required Lenders stating that such Required Lenders object to such alternate rate of interest; provided that, with respect to any such additional Benchmark Replacement Amendment to reflect another Benchmark Replacement Rate, Required Lenders shall (A) not be entitled to object to any such Benchmark Replacement Rate based on SOFR contained in such additional Benchmark Replacement Amendment and (B) only be entitled to object to the Benchmark Replacement Adjustments with respect thereto.

(d) The Administrative Agent and/or the Borrower will promptly notify the Administrative Agent, the Borrower and the Lenders, as applicable, of (i) any occurrence of a Benchmark Transition Event or an Early Opt-In Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement Rate or Alternative Benchmark Rate, (iii) the effectiveness of any

Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made only in accordance with this Section 2.21.

(e) To the extent administratively and operationally feasible, the Administrative Agent shall use commercially reasonable efforts to ensure that any Benchmark Replacement Rate and any Benchmark Replacement Conforming Changes shall meet the standards set forth in Proposed Section 1.1001-6 of the United States Treasury Regulations (or any successor or final version of such regulation) so as not to be treated as a “modification” (and therefore an exchange) of this Agreement for purposes of Section 1.1001-3 of the United States Treasury Regulations if the Borrower determines that such deemed exchange would cause the Borrower, or its direct or indirect beneficial owners, any adverse tax consequences, it being understood that for these purposes, the substantially equivalent fair market value requirement of Proposed Treasury Regulations 1.1001-6(b)(2) shall be deemed satisfied, and it being further understood that the Administrative Agent shall not be required to take any action under this provision that would cause it any commercially unreasonable burden as determined in good faith by the Administrative Agent.

(f) Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, but subject to the rights of the Administrative Agent and the Borrower to effect a Benchmark Replacement Amendment pursuant to clause (a) of this Section 2.21 above, in their sole discretions to the extent the following conditions of this clause (f) are not satisfied, if (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto has already occurred prior to the Reference Time for any setting of the then-current Benchmark and as a result the then-current Benchmark is being determined in accordance with clauses (b) or (c) of the definition of “Benchmark Replacement Rate” and (B) the Administrative Agent and the Borrower subsequently determine that (i) Term SOFR and a Benchmark Replacement Adjustment with respect thereto is or has becomes available and the Benchmark Replacement Date with respect thereto has occurred, (ii) there is currently a market for syndicated credit facilities utilizing Term SOFR as a Benchmark and for determining the Benchmark Replacement Adjustment with respect thereto, (iii) Term SOFR is being recommended as the Benchmark for syndicated credit facilities by the Relevant Government Body and (iv) in any event, Term SOFR, the Benchmark Replacement Adjustment with respect thereto and the application thereof is administratively feasible for the Administrative Agent (as determined by the Administrative Agent in consultation with the Borrower), then, at the joint election of the Administrative Agent and the Borrower, clause (a) of the definition of “Benchmark Replacement Rate” will, without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Loan Document, replace such then-current Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings on and from the beginning of the next Interest Period or, as the case may be, Available Tenor so long as the Administrative Agent notifies the Borrower and the Lenders prior to the commencement of such next Interest Period or, as the case may be, Available Tenor.

(h) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(i) Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, the Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Benchmark Replacement Conforming Changes, (ii) any alternative benchmark implemented pursuant to this Section 2.21, (iii) any Benchmark Replacement Amendment, (iv) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (v) the effect of any of the foregoing.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Borrower, its Material Subsidiaries and the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The execution, delivery and performance of the Loan Documents are within the corporate or other organizational powers of the Loan Parties and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each Loan Party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance of the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 3.12 and (iii) such consents, approvals, registrations, filings or actions the failure to so receive would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any material Requirement of Law or the charter, by-laws or other organizational documents of the Borrower or any of its Material Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Material Subsidiaries, except to the extent that such violation or default would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries (other than Liens created by the Collateral Documents), except to the extent that such creation or imposition would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04 Financial Position.

(a) The Borrower has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for (i) the fiscal years ended December 31, ~~2017~~2020 and ~~2016~~2019 reported on by KPMG LLP, independent public accountants, and (ii) the three-month period ended March 31, ~~2018~~2021 . Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to changes resulting from audit, year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), any material Guarantee obligations, contingent liabilities, off-balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case are not reflected or provided for in the financial statements referred to in clause (a) above.

(c) Since December 31, ~~2017~~2020, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05 Properties.

(a) Each of the Borrower and its Material Subsidiaries has good title to or valid leasehold interests in, or other limited property rights in, all its real and personal property (other than Intellectual Property) material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)	Schedule 3.05(b) sets forth, as of the Closing Date, each Satellite.

(c) Schedule 3.05(c) sets forth, as of the Closing Date, for each Satellite the space station licenses for the launch or operation, as applicable, of such Satellite issued by the FCC to the Borrower or any Restricted Subsidiary. As of the Closing Date, the space station licenses set forth on Schedule 3.05(c) with respect to any Satellite include all material licenses, approvals, orders and authorizations by the FCC or any other Governmental Authority that are required or necessary to launch or operate such Satellite. Each space station license set forth on Schedule 3.05(c) is in full force and effect, and the Borrower and its Restricted Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder, in each case except to the extent that any failure to be in full force and effect, to have fulfilled and performed or to have full power and authority would not reasonably be expected to result in an Material Adverse Effect. To the knowledge of the Borrower, as of the Closing Date, no Person has asserted that it has rights to operate a spacecraft in a manner that would interfere with the operation of any Satellite in its orbital position.

SECTION 3.06 Litigation and Environmental Matters.

(a) Except for the Disclosed Matters, there are no actions, suits or proceedings (including labor matters) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Credit Documents.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any reasonable basis for any Environmental Liability.

SECTION 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Material Subsidiaries is in compliance with all Requirements of Law (including labor laws, regulations and orders) of any Governmental Authority applicable to it or its property and, except for any such agreements or instruments relating to Indebtedness, all agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, and subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each of the Borrower and each of its Material Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Material Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that such failures would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which, if it were to become due, would cause a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which, if it were to become due, would cause a Material Adverse Effect.

SECTION 3.11 Disclosure.

(a) To the best of the Borrower’s knowledge, as of the Closing Date, none of the written information and data contained in the CIM or in any other written reports, public filings, written certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other information so furnished through the Closing Date), when taken as a whole, contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; it being understood and agreed that for purposes of this Section 3.11(a), the foregoing representation shall not apply to any projections (including financial estimates, forecasts and other forward-looking information) or information of a general economic or industry specific nature contained in any such information or data.

(b) As of the Closing Date, the projections contained in the CIM were prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made; it being recognized by the Administrative Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Restricted Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

SECTION 3.12 Collateral Documents.

(a) The Pledge Agreement and the Security Agreement are effective (except, in the case of the Security Agreement, during a Suspension Period) to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein. In the case of the certificated pledged stock constituting securities described in the Pledge Agreement, when stock certificates representing such pledged stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Pledge Agreement and the Security Agreement, when financing statements specified on Schedule 3.12 in appropriate form are filed in the offices specified on Schedule 3.12 and the other perfection steps expressly required by the Security Agreement, the Pledge Agreement and the Security Agreement shall constitute (as of the Closing Date) a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party thereto in such Collateral to the extent perfection of such security interest can be perfected by control of securities, the filing of financing statement in the locations specified on such Schedule 3.12 or other perfection methods expressly required by the Security Agreement, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens expressly permitted by Section 6.02).

(b) To the extent the Satisfactory HoldCo exists and the HoldCo Pledge Agreement has been executed and delivered by the Satisfactory HoldCo, the HoldCo Pledge Agreement will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the HoldCo Collateral described therein. In the case of the HoldCo Collateral constituting certificated securities, when stock certificates representing such HoldCo Collateral are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other HoldCo Collateral described in the HoldCo Pledge Agreement, when financing statements in appropriate form are filed in the appropriate office where Satisfactory HoldCo is “located” (as defined in Section 9-307 of the Uniform Commercial Code) the HoldCo Pledge Agreement (if applicable) shall constitute (as of the date of its effectiveness) a fully perfected Lien on, and security interest in, all right, title and interest of the Satisfactory HoldCo in such HoldCo Collateral to the extent perfection of such security interest can be perfected by control of securities or the filing of financing statements, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens not prohibited by this Agreement or such HoldCo Pledge Agreement).

SECTION 3.13 Capital Stock and Subsidiaries. Schedule 3.13 hereto sets forth a list of (i) all the Subsidiaries of the Borrower and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of each such Subsidiary’s Capital Stock authorized, and the number outstanding, on the Closing Date. All Capital Stock of each Subsidiary is duly and validly issued and, to the extent that such concept is applicable to such Capital Stock, is fully paid and non-assessable. Each Loan Party is the record and beneficial owner of the Capital Stock pledged by it under the Pledge Agreement, free of any and all Liens (other than Liens expressly permitted by Section 6.02) and as of the Closing Date, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Capital Stock.

SECTION 3.14 Intellectual Property.

(a) Each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except for those the failure to own or license which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To each Loan Party’s knowledge, no claim has been asserted and is pending, or threatened in writing, by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. To each Loan Party’s knowledge, the use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) On and as of the Closing Date (i) each Loan Party owns and possesses the right to use, the copyrights, patents or trademarks (as such terms are defined in the Pledge Agreement) listed in Schedule 10(a) or 10(b) to the Perfection Certificate and (ii) all registrations and applications listed in Schedule 10(a) or 10(b) to the Perfection Certificate are valid and in full force and effect.

SECTION 3.15 Federal Reserve Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for any purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that would result in a violation of Regulation T, U or X of the Board.

SECTION 3.16 Use of Proceeds. The proceeds of (a) the Loans after the Closing Date shall be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, for the purpose of financing Investments and making other Restricted Payments (including stock repurchases), and (b) the Letters of Credit shall be used by the Borrower and its Restricted Subsidiaries for working capital and other general corporate purposes of the Borrower and its Subsidiaries.

SECTION 3.17 Labor Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, (a) as of the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Loan Party, threatened, (b) the hours worked by and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other Requirement of Law dealing with wage and hour matters and (c) all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party.

SECTION 3.18 Solvency. On the ~~Third~~Fifth Amendment Effective Date, immediately after giving effect to the consummation of the ~~Third~~Fifth Amendment Transactions to occur on the ~~Third~~Fifth Amendment Effective Date the Borrower and its Subsidiaries on a consolidated basis are Solvent.

SECTION 3.19 Anti-Terrorism Laws.

(a) Except to the extent as would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Restricted Subsidiaries is in violation of any Anti-Terrorism Laws.

(b) None of the Borrower or any of its Restricted Subsidiaries, or, to the knowledge of the Borrower, any director, officer or employee of the Borrower or any Restricted Subsidiary, is an Embargoed Person.

(c) To the knowledge of the Borrower, none of the Borrower or any of its Restricted Subsidiaries conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person.

(d) The proceeds of the Loans will not, to the knowledge of the Borrower, be made available to any Person for the purpose of financing the activities of any Embargoed Person.

SECTION 3.20 FCC Licenses.

(a) Schedule 12 of the Perfection Certificate sets forth, as of the Closing Date, each FCC License of the Borrower or any Restricted Subsidiary. The business of the Borrower and its Subsidiaries is being conducted in compliance with applicable requirements under the Federal Communications Act of 1934, as amended, and the regulations issued thereunder, and all relevant rules and regulations of the FCC (collectively, the “Communications Laws”), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, all FCC Licenses are in full force and effect. Except for certain license renewal filings made by the Borrower and its Restricted Subsidiaries in the ordinary course, there are no pending modifications or amendments to the FCC Licenses, or, to the Borrower’s knowledge, any revocation proceedings pending with respect to any of such FCC Licenses, which, if implemented or adversely decided, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no condition, event or occurrence existing, nor, to the Borrower’s knowledge, is there any proceeding being conducted or threatened by any Governmental Authority, which would reasonably be expected to cause the termination, suspension, cancellation, or nonrenewal of any of the FCC Licenses or the imposition of any penalty or fine by any regulatory body with respect to any of the FCC Licenses which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Borrower and its Restricted Subsidiaries each have filed with the FCC all necessary reports, documents, instruments, information, fee payments, and applications required to be filed under the Communications Laws, except to the extent the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) There is no (i) outstanding decree, decision, judgment, or order that has been issued by the FCC against the Borrower and its Restricted Subsidiaries or with respect to the FCC Licenses, or (ii) notice of violation, order to show cause, complaint, investigation or other administrative or judicial proceeding pending or, to the best of the Borrower’s knowledge, threatened by or before the FCC against the Borrower and its Restricted Subsidiaries that, assuming an unfavorable decision, ruling or finding, in the case of each of (i) or (ii) above, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.21 No Unlawful Contributions or Other Payments.

(a) Except to the extent as would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Restricted Subsidiaries is in violation of the FCPA.

(b) No part of the proceeds of the Loans will be used directly, or to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

SECTION 3.22 Senior Indebtedness Under Existing Notes. The Obligations are “Senior Indebtedness,” within the meaning of each of the Existing Notes Indentures.

ARTICLE IV

Conditions

SECTION 4.01 Closing Date. The obligations of the Lenders to make the initial Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (including by telecopy or email transmission) from each Loan Party party to the relevant Loan Document, a counterpart of such Loan Document signed on behalf of such Loan Party, executed and delivered by the Borrower, and each such document shall be in full force and effect.

(b) The Administrative Agent and the Lenders shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Simpson, Thacher & Bartlett LLP, counsel for the Loan Parties, substantially in the form of Exhibit B and (ii) Wiley Rein, LLP, regulatory counsel for the Loan Parties, in a form reasonably satisfactory and covering such matters as are requested by the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent and the Lenders shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties and the authorization, execution, delivery and performance of the Loan Documents, including a certificate of each Loan Party substantially in the form of Exhibit F or such other form as shall be agreed to by the Administrative Agent (acting reasonably).

(d) The Administrative Agent and the Lenders shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming that (i) the representations and warranties of each Loan Party set forth in the Loan Documents to which each is a party are true and correct in all material respects as of the Closing Date, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date) and (ii) as of the Closing Date, no Default has occurred and is continuing.

(e) The Administrative Agent, the Lead Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least one Business Day prior to the Closing Date, reimbursement or payment of all reasonable and out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(f) The representations and warranties of each Loan Party set forth in the Loan Documents to which each is a party shall be true and correct in all material respects as of the Closing Date, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date)).

(g) The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Closing Date.

(h) The Administrative Agent shall have received the certificates representing the Capital Stock required to be pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(i) Each Uniform Commercial Code financing statement or other filing required by the Collateral Documents shall be in proper form for filing, and the Administrative Agent shall have received satisfactory evidence that all other perfection steps required by the Collateral Documents shall have been taken.

(j) Each Loan Party shall have provided the documentation and other information that shall have been requested by the Lenders in writing at least 10 days prior to the Closing Date and that any Lender reasonably determined is required by U.S. regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including without limitation, the USA PATRIOT Act.

(k) There shall have been delivered to the Administrative Agent an executed Perfection Certificate.

(l) The Administrative Agent shall have received a solvency certificate in the form of Exhibit J, dated the Closing Date and signed by the chief financial officer of the Borrower.

(m) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.05 and the applicable provisions of the Collateral Documents, any casualty policies of which shall be endorsed or otherwise amended to include a “standard” or “New York” additional lender’s loss payable endorsement and any general liability policy of which shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than (x) a continuation or conversion of an existing Borrowing, (y) the making of any Incremental Term Loan or (z) any Borrowing in connection with a Limited Condition Transaction) and the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction of the following conditions:

(a) The representations and warranties of any Credit Party set forth in the Credit Documents to which it is a party shall be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default (or, in the case of any Borrowing of Incremental Term Loans or Incurrence of Incremental Revolving Commitments Incurred to finance any Investment being made in connection with an acquisition of Capital Stock or assets of another Person, no Event of Default with respect to the Borrower described in clause (a), (b), (h) or (i) of Section 7.01) shall have occurred and be continuing.

(c) The Administrative Agent or Issuing Bank shall have received a borrowing notice in accordance with Section 2.03 or a Letter of Credit request in accordance with Section 2.17(b), as applicable.

Each Borrowing (other than (x) a continuation or conversion of an existing Borrowing and (y) the making of any Incremental Term Loan) shall be deemed to constitute a representation and warranty by the Borrower or other applicable Credit Party on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have expired or been cash collateralized, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent for delivery to the Lenders:

(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification and without any qualification as to the scope of such audit other than a going concern exception or explanatory note resulting from (x) an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered or (y) any prospective breach of any financial covenant, including Section 6.10) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; notwithstanding the foregoing, the obligations in this Section 5.01(a) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any parent entity of the Borrower or (B) the Borrower’s or any parent entity thereof, as applicable, Form 10-K filed with the Securities and Exchange Commission; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent entity, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent entity, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 5.01(a), such materials are accompanied by an opinion of an independent registered public accounting firm of recognized national standing, which opinion shall not be qualified as to the scope of audit or as to the status of such parent and its consolidated Subsidiaries as a “going concern” or like qualification other than a going concern exception or explanatory note resulting from (x) an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered or (y) any prospective breach of any financial covenant, including Section 6.10;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to changes resulting from audit, normal year-end audit adjustments and the absence of footnotes; notwithstanding the foregoing, the obligations in this Section 5.01(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any parent entity thereof or (B) the Borrower’s or such parent entity’s, as applicable,

Form 10-Q filed with the Securities and Exchange Commission; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to any such parent entity, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent entity, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10, (iii) stating whether any change in GAAP or in the application thereof that materially affects such financial statements has occurred since the date of the audited financial statements referred to in Section 3.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) setting forth a description of any change in the jurisdiction of organization of the Borrower or any Subsidiary Guarantor since the date of the most recent certificate delivered pursuant to this paragraph (c) (or, in the case of the first such certificate so delivered, since the Closing Date) and (v) setting forth a calculation in reasonable detail indicating which Domestic Subsidiaries are Material Domestic Subsidiaries;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default under Section 6.10 (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8 and other than any filing filed confidentiality with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission or with any national securities exchange);

(f) promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan then, upon reasonable request of the Administrative Agent, the Borrower and/or its ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent (on behalf of each requesting Lender) promptly after receipt thereof; and

(g) subject to the limitations set forth in Section 5.06 and 9.13, promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial position of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request.

Documents required to be delivered pursuant to Sections 5.01(a), 5.01(b), 5.01(e) and 5.02 (other than clause (a) thereof) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address www.siriusxm.com or on the EDGAR filing system of the Securities and Exchange Commission or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent; provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.01(c) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent for delivery to each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) (i) at any time when the Borrower is bound by the public reporting requirements of the Exchange Act, the making of any public filing with the Securities and Exchange Commission regarding the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Restricted Subsidiary thereof as to which there is a reasonable possibility of an adverse determination, that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or (ii) at any time when the Borrower is no longer subject to such reporting requirements, the occurrence of any of the foregoing events;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower or its Restricted Subsidiaries in an amount which would constitute a Material Adverse Effect; and

(d) (i) at any time when the Borrower is bound by the public reporting requirements of the Exchange Act, the making of any public filing with the Securities and Exchange Commission regarding any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect or (ii) at any time when the Borrower is no longer subject to such reporting requirements, the occurrence of any of the foregoing events.

Any notice delivered pursuant to Section 5.02(a) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that the failure to do so (other than with respect to the maintenance of the Borrower’s existence) would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted by Section 6.03 or 6.11.

SECTION 5.04 Payment of Tax Liabilities. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities, that, if not paid, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties; Insurance.

(a) The Borrower will, and will cause each of its Restricted Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, which shall include, in the case of Satellites (other than Satellites yet to be launched), the provision of tracking, telemetry, control and monitoring of Satellites in their designated orbital positions, in each case in accordance with prudent and diligent standards in the commercial satellite industry, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (ii) maintain, with financially sound and reputable insurance companies or in accordance with acceptable self-insurance practices, insurance in such amounts and against such risks as are customarily maintained by companies of similar size engaged in the same or similar businesses operating in the same or similar locations, (including, with respect to each Satellite procured by the Borrower or any of its Restricted Subsidiaries for which the risk of loss passes to the Borrower or such Restricted Subsidiary at or before launch ignition, and for which launch insurance or commitments with respect thereto are not in place as of the Closing Date, launch insurance with respect to each such Satellite covering the launch of such Satellite and a period of time thereafter and with such industry standard terms (including exclusions, limitations on coverage, co-insurance and deductibles)) as are generally available on commercially reasonable terms.

(b) Each such policy of insurance shall (i) in the case of any general liability policy, name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (ii) in the case of each casualty insurance policy, contain an additional loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of the Secured Parties, as the additional loss payee thereunder and (iii) provide for at least 30-days’ prior written notice to the Administrative Agent of any cancellation of such policy, provided that the Administrative Agent may waive all or part of the requirements set forth in this sentence if it determines that such requirements cannot be satisfied without undue effort or expense.

SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material financial dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and the Lenders to visit and inspect any of its properties (to the extent it is within such Person’s control to permit such inspection), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.06 and the Administrative Agent shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Default at the Borrower’s expense; and provided, further, that when an Event of Default exists, the Administrative Agent or the Lenders (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in Section 5.01 or this Section 5.06, none of the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.07 Compliance with Law. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all Requirements of Law, including Environmental Laws, applicable to it or its operations and property, and to maintain all FCC Licenses and all other governmental licenses, approvals, orders or authorizations required to provide satellite digital radio services, to launch or operate any Satellite and the TT&C Stations related thereto and to transmit signals to and receive transmissions from the Satellites in full force and effect, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Use of Proceeds. The proceeds of the Loans will be used for the purposes set forth in Section 3.16.

SECTION 5.09 Additional Guarantors and Collateral. With respect to any Person that becomes a Material Domestic Subsidiary after the Closing Date, the Borrower will promptly (and in any event within 20 Business Days of the date such Person becomes a Material Domestic Subsidiary (as such period may be extended in the sole discretion of the Administrative Agent)) (i) (A) cause such Material Domestic Subsidiary to become a party to the Subsidiary Guarantee, (B) cause such Material Domestic Subsidiary to become a party to the Pledge Agreement, the Intercompany Note and (except during a Suspension Period) the Security Agreement and to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent to cause the Liens created by the Pledge Agreement and the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of Uniform Commercial Code financing statements or other filings in such jurisdictions as may be required by the Pledge Agreement and the Security Agreement, and (C) if reasonably requested by the Administrative Agent, cause such Material Domestic Subsidiary to deliver to the Administrative Agent a certificate of such Material Domestic Subsidiary, substantially in the form of Exhibit F or such other form as may be agreed to by the Administrative Agent (acting reasonably), with appropriate insertions and attachments, (ii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent and (iii) deliver or cause to be delivered to the Administrative Agent the certificates, if any, representing all of the Capital Stock of such Material Domestic Subsidiary and any Restricted Subsidiaries that are Subsidiaries of such Material Domestic Subsidiary (excluding any Excluded Capital Stock as such term is defined in the Pledge Agreement), together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock, and a joinder to the Intercompany Note substantially in the form attached thereto.

SECTION 5.10 Changes in Fiscal Periods. The Borrower will cause its fiscal year to end on December 31 and will cause its fiscal quarters to end on dates consistent with such fiscal year end.

ARTICLE VI

Negative Covenants

Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or have been cash collateralized, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, Incur or permit to exist any Indebtedness, except:

(a) Indebtedness Incurred under the Loan Documents, including under Section 2.02;

(b) Indebtedness of any Receivables Subsidiary arising under a Qualified Receivables Facility;

(c) Indebtedness owed to and held by the Borrower or a Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Borrower or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (ii) any such Indebtedness owing by (A) a Loan Party to a Restricted Subsidiary that is not a Subsidiary Guarantor shall (x) be evidenced by the Intercompany Note or (y) otherwise subject to subordination terms substantially identical to the subordination terms set forth in the Intercompany Note and (B) any Restricted Subsidiary that is not a Subsidiary Guarantor to a Loan Party, shall be permitted pursuant to Section 6.05 or Section 6.11;

(d) the Existing Notes and any Guarantees thereof;

(e) Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on the Closing Date and listed on Schedule 6.01;

(f) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Borrower (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Borrower); provided, however, that, subject to Section 1.06, on the date of such acquisition and after giving pro forma effect thereto, either (x) the Borrower would be in compliance, on a pro forma basis after giving effect to such acquisition and Incurrence, with the covenant set forth in Section 6.10, as such covenant is recomputed as of the last day of the Test Period most recently ended on or prior to the date of such acquisition as if such acquisition and Incurrence had occurred on the first day of such Test Period) or (y) the Borrower’s Total Leverage Ratio for the most recent Test Period ended on or prior to the date of such acquisition is equal to or lower than such ratio for such Test Period immediately prior to such acquisition;

(g) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to clause (d), (e), (f), (k), (m), (n), (o), (p) or (q) of this Section 6.01 or this clause (g); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (f), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(h) Swap Obligations directly related to Indebtedness permitted to be Incurred by the Borrower and its Restricted Subsidiaries pursuant to this Agreement and, at the time entered into, not for speculative purposes;

(i) obligations in respect of workers’ compensation claims, self-insurance obligations, performance, bid and surety bonds and completion guarantees provided by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(k) Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries that is not secured by a Lien on the assets of the Borrower or any of its Restricted Subsidiaries, so long as, subject to Section 1.06, (x) the Borrower would be in compliance, on a pro forma basis after giving effect to such Incurrence, with the covenant set forth in Section 6.10, as such covenant is recomputed as of the last day of the Test Period most recently ended on or prior to the date of such Incurrence as if such Incurrence had occurred on the first day of such Test Period and (y) immediately prior to and after giving effect to such Incurrence, no ~~Default or~~ Event of Default (or, in the case of any such Indebtedness Incurred to finance any Investment being made in connection with an acquisition of Capital Stock or assets of another Person, no Event of Default described in clause (a), (b), (h) or (i) of Section 7.01) shall have occurred and be continuing or would result therefrom;

(l) Indebtedness arising from agreements of the Borrower or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided, however, the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition;

(m) Indebtedness Incurred by Foreign Subsidiaries, calculated at the time of Incurrence thereof and after giving pro forma effect thereto, in an aggregate principal amount, when combined with the aggregate principal amount Incurred and then outstanding under this clause (m), not in excess of the greater of (x) $400,000,000 and (y) 30% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such Incurrence (calculated on a pro forma basis after giving effect to such Incurrence as if such Incurrence and any related transactions had occurred on the first day of such Test Period);

(n) Replacement Satellite Vendor Indebtedness;

(o) Purchase Money Indebtedness, Attributable Debt and Capital Lease Obligations of the Borrower or any of its Restricted Subsidiaries, calculated at the time of Incurrence thereof and after giving pro forma effect thereto, in an aggregate principal amount, when combined with the aggregate principal amount Incurred and then outstanding under this clause (o), not in excess of the greater of (x) $600,000,000 and (y) 30% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such Incurrence (calculated on a pro forma basis after giving effect to such Incurrence as if such Incurrence and any related transactions had occurred on the first day of such Test Period);

(p) Indebtedness of a Loan Party in respect of (i) Permitted Additional Debt, the Net Cash Proceeds from which are applied to prepay Incremental Term Loans (and any such Permitted Additional Debt shall be deemed to have been incurred pursuant to this clause (i)) and (ii) other Permitted Additional Debt; provided that, in the case of this clause (ii), subject to Section 1.06, at the time of Incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, (A) assuming that all Incremental Revolving Commitments made prior to the date of such Incurrence are fully drawn, the aggregate principal amount of all such Indebtedness Incurred under this clause (p)(ii) plus the aggregate amount of any Incremental Term Loans (other than those Incremental Term Loans the Net Cash Proceeds of which were used on the date of Incurrence to prepay Incremental Term Loans) Incurred in reliance on clause (x) of Section 2.02(b)(i) and Incremental Revolving Commitment Increases Incurred in reliance on clause (x) of Section 2.02(a)(i) shall not exceed (x) the greater of (1) the Incremental Base Amount and (2) 100% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of any such Incurrence (calculated on a pro forma basis after giving effect to such Incurrence as if such Incurrence and any transaction to be consummated in connection therewith had occurred on the first day of such Test Period and assuming that all Incremental Revolving Commitments then outstanding were fully drawn) plus (y) the amount of voluntary repayments or prepayments of Incremental Term Loans, Indebtedness incurred under this Section 6.01(p) and other Indebtedness that is secured on a pari passu basis with the Obligations and the amount of permanent reductions of Revolving Commitments plus (z) an aggregate additional amount of Indebtedness, such that, subject to Section 1.06, after giving pro forma effect to such Incurrence (and after giving effect to any transaction to be consummated in connection therewith and assuming that all Incremental Revolving Commitments then outstanding were fully drawn), the Borrower would be in compliance with a Senior Secured Leverage Ratio as of the last day of the Test Period most recently ended on or prior to the date of the Incurrence of any such Indebtedness under this clause (p), calculated on a pro forma basis, as if such Incurrence (and transaction) had occurred on the first day of such Test Period, that is no greater than 3.50 to 1.00 and (B) no Default or Event of Default (or, in the case of any such Indebtedness Incurred to finance any Investment being made in connection with an acquisition of Capital Stock or assets of another Person, no Event of Default described in clause (a), (b), (h) or (i) of Section 7.01) shall have occurred and be continuing or would result therefrom; and

(q) Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries, calculated at the time of Incurrence thereof and after giving pro forma effect thereto, in an aggregate principal amount, when combined with the aggregate principal amount Incurred and then outstanding under this clause (q), not in excess of the greater of (x) $800,000,000 and (y) 40% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such Incurrence (calculated on a pro forma basis after giving effect to such Incurrence as if such Incurrence and any related transactions had occurred on the first day of such Test Period).

For purposes of determining compliance with this Section 6.01:

(1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in Section 6.01, the Borrower, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses (it being understood that nothing in this clause (1) shall be interpreted to mean that any applicable outstanding Indebtedness shall not be included for purposes of calculating any ratios governing such above clauses);

(2) [reserved];

(3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) any Disqualified Stock of the Borrower or Preferred Stock of a Restricted Subsidiary will be deemed to have a principal amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(5) increases in the amount of Indebtedness solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 6.01.

SECTION 6.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien securing Indebtedness on any property or asset now owned or hereafter acquired by it except for any Permitted Liens.

SECTION 6.03 Fundamental Changes.

~~(a)~~ The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve itself, or dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, except that,

(i) the Borrower may merge with or into or consolidate with or into any Person (other than the Satisfactory HoldCo, but including any Subsidiary of the Satisfactory HoldCo) or may dispose of (in one or a series of transactions) all of substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, if

(A) the resulting, surviving or transferee Person (the “Successor Borrower”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Borrower (if not the Borrower) shall expressly assume, by agreements, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, all the obligations of the Borrower under the Loan Documents to which it is a party, and each of the Subsidiary Guarantors shall reaffirm, by agreements executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, all the obligations of such Loan Party under the Loan Documents to which it is a party;

(B) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Borrower or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Borrower or such Restricted Subsidiary at the time of such transaction), no Event of Default described in clause (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing;

(C) immediately after giving pro forma effect to such transaction, subject to Section 1.06, either (x) the Borrower would be in compliance, on a pro forma basis after giving effect to such transaction, with the covenant set forth in Section 6.10, as such covenant is recomputed as of the last day of the Test Period most recently ended on or prior to the date of such transaction as if such transaction had occurred on the first day of such Test Period) or (y) the Borrower’s Total Leverage Ratio for the most recent Test Period ended on or prior to the date of such transaction is equal to or lower than such ratio for such Test Period immediately prior to such transaction; and

(D) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, stating that such consolidation, merger or transfer comply with this Agreement and the other Credit Documents;

provided, however, that clauses (B) and (C) will not be applicable to (x) a Restricted Subsidiary consolidating with or into, merging with or into or transferring all or part of its properties and assets to the Borrower (so long as no Capital Stock of the Borrower is distributed to any Person), (y) the Borrower merging with an Affiliate of the Borrower solely for the purpose and with the sole effect of reorganizing the Borrower in another jurisdiction within the United States or in another organizational form or (z) the Borrower merging with a Wholly Owned Subsidiary of the Satisfactory HoldCo.

(ii) any Person (other than the Borrower or the Satisfactory HoldCo, but which may include another Restricted Subsidiary) may merge or consolidate with or into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary or that is not prohibited by under Section 6.04; provided that, except with respect to any disposition which is governed by Section 6.04, with respect to any such transaction involving a Person which is not, immediately prior to such transaction, a Restricted Subsidiary, immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the such Restricted Subsidiary as a result of such transaction as having been Incurred by such Restricted Subsidiary at the time of such transaction), no Event of Default described in clause (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing,

(iii) any Restricted Subsidiary may dispose of its assets and the Borrower or any Restricted Subsidiary may dispose of any Capital Stock of any of its Restricted Subsidiaries to the Borrower or to another Restricted Subsidiary or in a transaction which is not prohibited by Section 6.04, and

(iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

This Section 6.03~~(a)~~ will not apply to a consolidation, merger, or other disposition of properties or assets between or among the Borrower and any of its Restricted Subsidiaries.

For purposes of Section 6.03(~~a)(~~i), the disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Borrower, which properties and assets, if held by the Borrower instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.

The Successor Borrower shall be the successor to the Borrower and shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under the Loan Documents to which it is a party, and the predecessor Borrower shall be released from the Obligations.

~~(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Related Business.~~

SECTION 6.04 Disposition of Property. The Borrower will not, and will not permit any of its Restricted Subsidiaries to consummate any Asset Disposition unless (a) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Borrower, of the shares and assets subject to such Asset Disposition, (b) at least 75% of the consideration thereof received by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that, for purposes of determining what constitutes cash or Cash Equivalents under this clause (b), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset

Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash or Cash Equivalents, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Asset Disposition shall be deemed to be cash or Cash Equivalents and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of the applicable Asset Disposition having an aggregate Fair Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $100,000,000 and (y) 5% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such Incurrence (calculated on a pro forma basis after giving effect to such Asset Disposition as if such Asset Disposition and any related transactions had occurred on the first day of such Test Period) (measured as of the date such assets are disposed based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b) on or prior to such date of disposition) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents; (c) [reserved]; (d) after giving effect to such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition (other than pursuant to an Asset Disposition made pursuant to a legally binding commitment entered into at the time when no Default or Event of Default existed or would have resulted from such Asset Disposition); and (e) on a pro forma basis after giving effect to such Asset Disposition and related transactions (including the receipt of the proceeds thereof), the Borrower shall be in compliance with the financial covenant set forth in Section 6.10 as such covenant is recomputed as of the last day of the Test Period most recently ended on or prior to the date of such Asset Disposition as if such Asset Disposition and related transactions had occurred on the first day of such Test Period (other than an Asset Disposition made pursuant to a legally binding commitment, in which event the Borrower shall have been in compliance on a pro forma basis with the financial covenant set forth in Section 6.10 as such covenant is recomputed as of the last day of the Test Period most recently ended on or prior to the date of such legally binding commitment assuming that such Asset Disposition and related transactions (including the receipt of the proceeds thereof) had been consummated on the first day of such Test Period).

For the purposes of Section 6.04, the assumption or discharge of Indebtedness of the Borrower (other than obligations in respect of Disqualified Stock of the Borrower) or any Restricted Subsidiary or other liabilities (as shown on the most recent balance sheet (or notes thereto) of the Borrower or such Restricted Subsidiary) and the release of the Borrower or such Restricted Subsidiary from all liability on such Indebtedness or from such other liabilities in connection with such Asset Disposition, shall be deemed to be cash or Cash Equivalents.

SECTION 6.05 Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, except:

(a) any Restricted Payment made within 90 days of the receipt of Net Cash Proceeds from the sale of, or made by exchange for, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Borrower or an employee stock ownership plan or a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees and other than Cure Amounts) or a substantially concurrent cash capital contribution received by the Borrower; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 6.05(p)(ii);

(b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Borrower made within 90 days by exchange for, or out of the proceeds of, the Incurrence of Indebtedness of such Person which is permitted to be Incurred pursuant to Section 6.01;

(c) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Borrower Incurred pursuant to Section 6.01 made by exchange for, or out of the proceeds of, the substantially concurrent Incurrence of, Subordinated Obligations that have, a final maturity date that is later than the date that is 91 days after the Latest Maturity Date;

(d) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 6.05;

(e) for any taxable year (or portion thereof) with respect to which the Borrower is a member of a consolidated, combined or similar income tax group (a “Tax Group”) of which any direct or indirect parent of the Borrower is the common parent, dividends or distributions to enable such parent to pay the income taxes of the Tax Group that are attributable to the taxable income of the Borrower and its Subsidiaries; provided that (i) for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrower and its Subsidiaries would have been required to pay as a stand-alone Tax Group; and (ii) in the case of a permitted payment pursuant to this clause (e) with respect to the taxes of any Unrestricted Subsidiary for any taxable period, the Borrower shall use commercially reasonable efforts to cause such Unrestricted Subsidiary (or another Unrestricted Subsidiary) to make one or more cash distributions directly or indirectly to the Borrower for the purpose of making such a permitted payment to pay such consolidated, combined or similar taxes;

(f) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(g) cash payments in lieu of the issuance of fractional shares in connection with a reverse stock split of the Capital Stock of the Borrower or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 6.05 (as determined in good faith by the Board of Directors);

(h) [intentionally omitted];

(i) payments of intercompany Subordinated Obligations, including pursuant to the Intercompany Note, the Incurrence of which was permitted under Section 6.01(c); provided, however, that no Event of Default has occurred and is continuing or would otherwise result therefrom;

(j) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Borrower (other than Disqualified Stock) held by any employee or director of the Borrower made in lieu of withholding taxes resulting from the exercise, exchange or conversion of stock options, warrants or other similar rights; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;

(k) the Borrower may make distributions or payments of Receivables Fees and purchases of receivables in connection with any Qualified Receivables Facility or any repurchase obligation in connection therewith;

(l) so long as no Default has occurred and is continuing, (i) the purchase, redemption or other acquisition of shares of Capital Stock of the Borrower or any of its Subsidiaries from employees, former employees, directors or former directors of the Borrower or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors, pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Borrower under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed (x) $25,000,000 in any calendar year plus (y) all proceeds obtained by any direct or indirect parent entity of the Borrower (and contributed to the Borrower) or the Borrower during such calendar year from the sale of such Capital Stock to other future, current or former officers, managers, consultants, employees, directors and independent contractors (or permitted transferees of such employees, former employees, directors or former directors) in connection with any plan or agreement referred to above in this clause (l) plus (z) all net cash proceeds obtained from any key-man life insurance policies received by the Borrower during such calendar year; notwithstanding the foregoing, 100% of the unused amount of payments in respect of this Section 6.05(l) may be carried forward to any succeeding calendar years and utilized to make payments pursuant to this Section 6.05(l) in such calendar years, and (ii) loans or advances to employees of the Borrower or any Subsidiary of the Borrower the proceeds of which are used to purchase Capital Stock of the Borrower, in an aggregate amount not in excess of $10,000,000 in the aggregate since the ~~Third~~Fifth Amendment Effective Date;

(m) any Restricted Payment to an Affiliate (including a Satisfactory HoldCo) for the provision of administrative, management, content or other business services, in each case to the extent permitted by Section 6.06;

(n) other Restricted Payments in an amount not to exceed the greater of (x) $200,000,000 and (y) 10% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such Incurrence (calculated on a pro forma basis after giving effect to such Restricted Payment as if such Restricted Payment and any related transactions had occurred on the first day of such Test Period) per calendar year, provided that 100% of the unused amount of payments in respect of this Section 6.05(n) may be carried forward to any succeeding calendar years and utilized to make payments pursuant to this Section 6.05(n) in such calendar years; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;

(o) any Restricted Payment so long as after giving pro forma effect to the payment of such Restricted Payment, the Total Leverage Ratio for the Test Period most recently ended on or prior to such payment is no greater than 4.50 to 1.00; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; and

(p) so long as no Default has occurred and is continuing or would result therefrom, other Restricted Payments that would not exceed the sum of (without duplication):

(i) 100% of Consolidated Operating Cash Flow accrued during the period (treated as one accounting period) from April 1, 2015 to the end of the most recent fiscal quarter for which internal financial statements are available less 1.3 times the Consolidated Interest Expense for the same period; plus

(5) 100% of the aggregate Net Cash Proceeds received by the Borrower from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to and including April 1, 2015 (other than an issuance or sale to a Subsidiary of the Borrower and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees), 100% of any cash capital contribution received by the Borrower from its stockholders subsequent to and including April 1, 2015 and 100% of the fair market value (as determined by the Board of Directors) of the consideration (if other than cash) from the issue or sale of Capital Stock (other than Disqualified Stock) of the Borrower; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 6.05(a); plus

i. an amount equal to the sum of (A) the net reduction in the Investments (other than Permitted Investments) made by the Borrower or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Operating Cash Flow), in each case received by the Borrower or any Restricted Subsidiary, and (B) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Borrower’s Capital Stock in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

ii. $3,083,300,000.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Borrower acting in good faith.

SECTION 6.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions (including amendments or modifications to prior or existing transactions) with, any of its Affiliates, except

(a) for transactions the terms of which are no less favorable to the Borrower or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not an Affiliate;

(b) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 6.05;

(c) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership or other employee benefit plans approved by the Board of Directors of the Borrower or entered into in the ordinary course of business;

(d) to the extent permitted by applicable Requirements of Law, loans or advances to employees in the ordinary course of business in accordance with the past practices of the Borrower or its Restricted Subsidiaries, but in any event not to exceed, in the aggregate since the F~~Third~~ifth Amendment Effective Date, $25,000,000;

(e) the payment of reasonable and customary fees to, and indemnity provided on behalf of, directors of the Borrower and its Restricted Subsidiaries who are not employees of the Borrower or its Restricted Subsidiaries;

(f) any transaction with the Borrower, a Restricted Subsidiary or joint venture or similar entity which would constitute an affiliate transaction solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(g) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Borrower to Affiliates of the Borrower and the granting of registration and other customary rights in connection therewith;

(h) any agreement as in effect on the Closing Date and listed on Schedule 6.06, as these agreements may be amended, modified, supplemented, extended or renewed from time to time (so long as any amendment, modification, supplement, extension or renewal is not less favorable in any material respect to the Borrower or the Restricted Subsidiaries) and the transactions evidenced thereby;

(i) any transaction by the Borrower or any Restricted Subsidiary with an Affiliate related to the purchase, sale or distribution of Borrower radios, subscription to Borrower services or other products or services in the ordinary course of business including any such transaction with an automotive manufacturer or similar business partner, which has been approved by a majority of the members of the Board of Directors who have no direct financial interest with respect to such affiliate transaction (other than as a stockholder of the Borrower);

(j) any transaction between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries; and

(k) customary transactions effected as part of any Qualified Receivables Facility that are otherwise permitted under this Agreement.

SECTION 6.07 Reserved.

SECTION 6.08 Sales and Leasebacks. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction other than (a) any Sale/Leaseback Transaction of the property permitted to be disposed of under either clause (k) or clause (l) of the definition of “Asset Disposition” or (b) any other Sale/Leaseback Transactions, the aggregate fair market value of the property that is disposed of in connection with all such other Sale/Leaseback Transactions pursuant to this clause (b) consummated since the ~~Third~~Fifth Amendment Effective Date does not exceed (i) the greater of (x) $1,200,000,000 and (y) 60% of Consolidated Operating Cash Flow for the Test Period most recently ended on or prior to the date of such Sale/Leaseback Transaction (calculated on a pro forma basis after giving effect to such Sale/Leaseback Transaction as if such Sale/Leaseback Transaction and any related transactions had occurred on the first day of such Test Period), in each case as calculated prior to giving effect to each such Sale/Leaseback Transaction plus (ii) the fair market value of property previously subject to a Sale/Leaseback Transaction pursuant to this clause (b) that has been subsequently reacquired by the Borrower or a Restricted Subsidiary (with such fair market value of each Sale/Leaseback Transaction being the fair market value of such property at the time of its Sale/Leaseback Transaction and without giving effect to subsequent changes in fair market value after such date), provided, that in each such case, such Sale/Leaseback Transactions are for fair market value.

SECTION 6.09 Clauses Restricting Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Loan Party to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Loan Party, (b) make loans or advances to, or other investments in, the Borrower or any other Loan Party or (c) transfer any of its assets to the Borrower or any other Loan Party, except for such encumbrances or restrictions existing under or by reason of

(i) any restrictions existing under this Agreement and the other Loan Documents;

(ii) restrictions under the Existing Notes Indentures, any Permitted Additional Debt Documents and under any other agreement listed on Schedule 6.09;

(iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower) and outstanding on such date;

(iv) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 6.09(i), (ii) or (iii) or this clause (iv) or contained in any amendments, modifications, restatements, renewals, increases, supplements, refundings or replacements to an agreement referred to in Section 6.09(i), (ii) or (iii) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in any material respect to the Lenders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements on the Closing Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(v) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vi) any encumbrance or restriction consisting of net worth provisions or restrictions on cash or other deposits in leases and other agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(vii) any encumbrance or restriction consisting of customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

(viii) customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business;

(ix) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the assignment or transfer of the lease or the property leased thereunder;

(x) any encumbrance or restriction contained in security agreements, pledges or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, pledges or mortgages;

(xi) any encumbrance or restriction consisting of (A) Purchase Money Indebtedness for property acquired in the ordinary course of business and (B) Capital Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions of the nature described in this Section 6.09 on the property so acquired;

(xii) any encumbrance or restriction pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary;

(xiii) applicable Requirements of Law;

(xiv) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; and

(xv) restrictions created in connection with any Qualified Receivables Facility that, in the good faith determination of the Borrower, are necessary or advisable to effect such Qualified Receivables Facility.

SECTION 6.10 Total Leverage Ratio

. The Borrower will not permit the Total Leverage Ratio as of the last day of any Test Period to be more than 5.00 to 1.00.

SECTION 6.11 Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Investments, other than Permitted Investments and Investments permitted by Section 6.05.

SECTION 6.12 Modifications to Certain Documents. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, terminate, amend or modify the terms of any document governing any of its Subordinated Obligations in a manner materially adverse to the Lenders.

SECTION 6.13 Changes in Covenants Following Investment Grade Condition. If on any date following the ~~Third~~Fifth Amendment Effective Date, the Investment Grade Condition is satisfied, then, beginning on that day, the following Sections in this Agreement will no longer be applicable to and will not in any way restrict the Borrower, any Subsidiary or any Satisfactory Holdco (if applicable): 5.05(b), 5.09 as it relates to additional Collateral, 6.01 as it relates to Indebtedness of Credit Parties, 6.04, 6.05, 6.06, 6.08 (other than with respect to the final proviso therein), 6.09, 6.11 and 6.12 (such covenants, the “Suspension Covenants”). The Borrower shall deliver to the Administrative Agent an officers’ certificate certifying that the Investment Grade Condition has been attained. In the event that the Borrower is not required to comply with the Suspension Covenants for any period of time as a result of the foregoing (such period, the “Covenant Suspension Period”), and on any subsequent date (the “Reversion Date”) the Investment Grade Condition is not satisfied due to changes in ratings by Moody’s or S&P (but not, for purposes of clarity, any “outlook”, “guidance” or unofficial or other pronouncement as to ratings), then the Borrower, any Subsidiary or any Satisfactory Holdco (if applicable) will thereafter again be required to comply with the Suspension Covenants with respect to any future events or transactions. Notwithstanding that the Suspension Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under any Loan Document with respect to the Suspension Covenants and none of the Borrower, any Subsidiary or any Satisfactory Holdco (if applicable) shall bear any liability for any actions taken or events occurring during the Covenant Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspension Covenants during the Covenant Suspension Period (or upon termination of the Covenant Suspension Period or after that time based solely on events that occurred during the Covenant Suspension Period). Solely for the purpose of determining the amount of Liens permitted under Section 6.02 during any Covenant Suspension Period, and without limiting the Borrower’s or any Subsidiary’s ability to incur Indebtedness during any Covenant Suspension Period, to the extent that calculations in Section 6.02 or the definition of Permitted Liens refer to Section 6.01, such calculations shall be made as though Section 6.01 remains in effect during the Covenant Suspension Period.

It is understood and agreed that (a) with respect to Restricted Payments made on or after the Reversion Date, the amount of Restricted Payments made will be calculated as though the covenant in Section 6.05 had been in effect prior to, but not during the Covenant Suspension Period, (b) all Indebtedness incurred or issued during the Covenant Suspension Period will be classified to have been incurred or issued pursuant to Section 6.01(e), (c) all Investments completed during the Covenant Suspension Period will be classified to have been incurred or issued pursuant to paragraph (l) of the definition of “Permitted Investment”, (d) any transaction prohibited pursuant to Section 6.09 entered into after the Reversion Date pursuant to an agreement entered into during any Covenant Suspension Period shall be deemed to be permitted pursuant to clause (ii) of Section 6.09 and (e) any transaction with an Affiliate entered into after the Reversion Date pursuant to an agreement entered into during any Covenant Suspension Period shall be deemed to be permitted pursuant to Section 6.06(h). No subsidiary may be designated as an Unrestricted Subsidiary during a Covenant Suspension Period, unless such designation would have complied with Section 6.05 of this Agreement as if such Section 6.05 would have been in effect for the purposes of designating Unrestricted Subsidiaries from the Effective Date to the date of such designation.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any (x) interest on any Loan, when and as such interest shall become due and payable, and such failure shall continue unremedied for a period of five Business Days or (y) any fee or any other amount (other than an amount referred to in clause (a) or (b)(x) of this Section) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Credit Party in this Agreement or any other Credit Document or any amendment, modification or waiver in respect thereof, or in any certificate furnished pursuant to this Agreement or any other Credit Document or any amendment, modification or waiver in respect thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or 5.03 (with respect to the Borrower’s existence) or in Article VI; provided that, with respect to Section 6.10, (i) an Event of Default shall not occur until the expiration of the 15th Business Day subsequent to the date the certificate calculating compliance with Section 6.10 as of the last day of any Test Period is required to be delivered pursuant to Section 5.01(c) (without giving effect to any grace period for such delivery) with respect to a fiscal quarter or fiscal year, as applicable and (ii) unless such section applies to the Incremental Term Loans, if any, any default under such Section 6.10 shall not constitute an Event of Default with respect to any Incremental Term Loans hereunder, until the date that the Loans under the Revolving Commitments have been accelerated and Revolving Commitments terminated, in each case by a vote of the Required Revolving Lenders;

(e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Credit Document to which it is a party (other than those specified in clause (a), (b), (c) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after any applicable grace period therefor;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) Indebtedness outstanding under any Swap Agreement that becomes due pursuant to a termination event or equivalent event under the terms of such Swap Agreement;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $~~300,000,000~~500,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain unsatisfied, unbonded or not covered by insurance for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(l) any Collateral Document after delivery thereof pursuant to the express provisions hereof shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 6.03, 6.04 or 9.16) cease to be in full force and effect or any Credit Party shall so assert or cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Credit Party not to be, a valid and perfected lien on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 6.02, except to the extent that any such loss of perfection results directly from the failure of the Administrative Agent to maintain possession of certificated securities Collateral actually delivered to it and pledged under the Collateral Documents or to file Uniform Commercial Code amendments after required notices are provided by the Borrower to the Administrative Agent and continuation statements;

(m) the Subsidiary Guarantee shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert;

(n) to the extent the Satisfactory HoldCo exists and any Suspension Period has been commenced, the Administrative Agent shall cease to have a perfected first priority Lien on all issued and outstanding Capital Stock of the Borrower subject to Liens permitted under Section 6.02 or under the HoldCo Pledge Agreement, except to the extent that any such loss of perfection results directly from the failure of the Administrative Agent to maintain possession of certificated securities Collateral actually delivered to it and pledged under the Collateral Documents or to file Uniform Commercial Code amendments after required notices are provided by the Borrower to the Administrative Agent and continuation statements; or

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable during the continuation of such event) by the Borrower, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind (other than notice from the Administrative Agent), all of which are hereby waived by the Borrower and (iii) require all outstanding Letters of Credit to be cash collateralized in accordance with Section 2.17(j); and in case of any event described in clause (h) or (i) of this Section, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02 Cure Right.

(a) Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower reasonably expects to fail (or has failed) to comply with the requirements of Section 6.10 as of the end of any Test Period, at any time during the last fiscal quarter of such Test Period through and until the expiration of the 15th Business Day subsequent to the date the financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to such fiscal quarter (the “Cure Deadline”), the Borrower (or any parent thereof) shall have the right to issue common stock or other Capital Stock reasonably satisfactory to the Administrative Agent for cash or otherwise receive cash contributions to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Cash Proceeds of such issuance or contribution (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right (provided such Cure Amount is received by the Borrower on or before the applicable Cure Deadline) compliance with Section 6.10 for such Test Period shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated Operating Cash Flow shall be increased with respect to such applicable fiscal quarter with respect to which such Cure Amount is received by the Borrower and any Test Period that includes such fiscal quarter, solely for the purpose of determining whether an Event of Default has occurred and is continuing as a result of a violation of Section 6.10 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount and any prepayment of Indebtedness with the Cure Amount shall be disregarded for purposes of measuring the covenant set forth in Section 6.10 for such Test Period;

(ii) if, after giving effect to such increase in Consolidated Operating Cash Flow, the Borrower shall then be in compliance with the requirements of Section 6.10, the Borrower shall be deemed to have satisfied the requirements of Section 6.10 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Section 6.10 that had occurred shall be deemed cured for purposes of this Agreement; and

(iii) Consolidated Total Debt with respect to any Test Period subsequent to the Test Period for which the Cure Amount is deemed applied that includes such fiscal quarter with respect to which such Cure Amount is received by the Borrower shall be decreased solely to the extent proceeds of the Cure Amount are applied to prepay any Indebtedness;

provided that the Borrower shall have notified the Administrative Agent in writing of the exercise of such Cure Right within five Business Days of the receipt of the Cure Amounts.

(b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (i) in each four fiscal-quarter period there shall be no more than two fiscal quarters with respect to which the Cure Right is exercised, (ii) there shall be no more than five exercises of Cure Right in the aggregate, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.10 as of the end of the applicable fiscal quarter, (iv) all Cure Amounts shall be disregarded for purposes of determining the Applicable Rates, any baskets, with respect to the covenants contained in the Credit Documents or the Restricted Payments “buildup” and any other purpose other than determining compliance with Section 6.10, and (v) there shall be no pro forma reduction in Indebtedness (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with Section 6.10 for the fiscal quarter for which such Cure Amount is deemed applied.

ARTICLE VIII

The Administrative Agent

SECTION 8.01 Appointment and Authorization. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Credit Documents, together with such actions and powers as are reasonably incidental thereto.

SECTION 8.02 Administrative Agent and Affiliates. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03 Action by Administrative Agent . The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or 9.03), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or 9.03) or otherwise, in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered under or in connection with this Agreement or any other Credit Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Credit Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Credit Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04 Consultation with Experts. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. In addition, if the Administrative Agent becomes a Defaulting Lender under clause (d) of the definition of “Defaulting Lender,” then such Administrative Agent may be removed as the Administrative Agent at the reasonable request of the Borrower and the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower and subject to the approval of the Borrower (which approval shall not be unreasonably withheld and shall not be required if an Event of Default under clause (a), (b), (h) or (i) shall have occurred and be continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring (but not removed) Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in the United States of America, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 8.07 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document, any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08 Bookrunners; Co-Syndication Agents; Senior Managing Agent; Manager. Notwithstanding anything to the contrary herein, none of the Bookrunners, the Co-Syndication Agents, the Senior Managing Agent or the Manager shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, if applicable, as the Administrative Agent, a Lender or an Issuing Bank.

SECTION 8.09 Withholding Tax. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.14, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payment in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.09. The agreements in this Section 8.09 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 8.09, include any Issuing Bank.

SECTION 8.10 ERISA Lender Representation .

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that:

(i) none of the Administrative Agent, the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and the Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, bankers’ acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.11 Return of Certain Payments.

(a) Each Lender and each Issuing Bank (and each Participant of any of the foregoing, by its acceptance of a Participation) hereby acknowledges and agrees with the Administrative Agent that if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or Issuing Bank (any of the foregoing, a “Recipient”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient under this Section shall be conclusive, absent manifest error.

(b) Without limitation of clause (a) above, each Recipient further acknowledges and agrees with the Administrative Agent that if such Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees with the Administrative Agent that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Each Recipient further acknowledges and agrees with the Administrative Agent that any Payment required to be returned by a Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees with the Administrative Agent that it shall not assert and, to the fullest extent permitted by applicable law hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The obligations of the Administrative Agent, each Issuing Bank and each Lender (and each Participant of any of the foregoing, by its acceptance of a Participation) under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) (unless otherwise specifically permitted in this Agreement), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy or telephone notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Sirius XM Radio Inc.
~~1290~~1221 Avenue of the Americas, ~~11~~35th Floor
New York, New York ~~10104~~10020
Attention: Chief Financial Officer
Telecopy: (212) 584-5252
Telephone: (212) 584-5100

With a copy to:	Sirius XM Radio Inc.
~~1290~~1221 Avenue of the Americas, ~~11~~35th Floor
New York, New York ~~10104~~10020
Attention: General Counsel
Telecopy: (212) 584-5353
Telephone: (212) 584-5100

Administrative Agent:	JPMorgan Chase Bank, N.A.
~~JPM Loan & Agency Services~~
500 Stanton Christiana Rd.
NCC 5, 1st Floor
Newark, Delaware 19713-2107
Attention: ~~Matthew Reed~~Loan & Agency Services Group
~~Telecopy: (302) 634-4733~~
Telephone: (302) 634-~~4684~~5581
Email: ~~matthew.p.reed~~rocio.alvarez@jpmchase.com

With a copy to:	JPMorgan Chase Bank, N.A.
383 Madison Avenue
New York, New York 10179
Attention: Peter Thauer
Telecopy: (212) 270-5127
Telephone: (212) 270-6289

(b) Notices, financial statements and similar deliveries and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent (including by posting on Intralinks); provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as otherwise expressly set forth in this Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i) increase the Revolving Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that (x) a waiver of any condition precedent set forth in Article IV or waiver or amendment of any Default, Event of Default or mandatory prepayment shall not constitute a reduction of principal and (y) any change to the definition of “Total Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate or fees and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or to amend Section 2.10(c)),

(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender directly and adversely affected thereby (other than as a result of waiving the conditions precedent set forth in Article IV or other than as a result of a waiver or amendment of any Default, Event of Default or mandatory prepayment, which shall not constitute an extension, reduction, waiver, excuse or postponement),

(iv) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(v) increase the Total Leverage Ratio set forth in Section 9.16(b) or Section 9.16(c), without the written consent of each Lender, or

(vi) (A) waive any of the conditions in Section 4.02 in respect of any Borrowing of Revolving Loans or (B) amend or modify Section 6.10 (unless Section 6.10 applies to Incremental Term Loans, if any), without the consent of the Required Revolving Lenders (it being understood that if Section 6.10 does not apply to the Incremental Term Loans, if any, only the consent of the Required Revolving Lenders shall be required to (and only the Required Revolving Lenders shall have the ability to) waive, amend or modify the covenant set forth in Section 6.10 (including any defined terms as they relate thereto)~~;~~, or

(vii) change any of the pro rata provisions of Sections 2.06 or 2.15 without the written consent of each Lender directly and adversely affected thereby;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank. Notwithstanding the foregoing, the Administrative Agent and the Borrower may jointly amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as if the Required Lenders do not object to such amendment, modification or supplement within ten business days following receipt of notice thereof.

(c) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) (a) to incorporate any Incremental Revolving Commitments or Incremental Term Loans in accordance with the provisions hereof, or (b) with the written consent of the Required Lenders, the Administrative Agent and the Borrower to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this

Agreement and the other Credit Documents with the Incremental Term Loans, and the Revolving Loans, and the accrued interest and fees in respect thereof; and in each case to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Loans (as defined below) to permit the refinancing of all outstanding Revolving Commitments or Incremental Term Loans of any Class (“Refinanced Loans”) with replacement loans denominated in Dollars (“Replacement Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Refinanced Loans, (b) the Applicable Rate with respect to such Replacement Loans (or similar interest rate spread applicable to such Replacement Loans) shall not be higher than the Applicable Rate for such Refinanced Loans (or similar interest rate spread applicable to such Refinanced Loans) immediately prior to such refinancing, (c) the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Refinanced Loans) and (d) all other terms applicable to such Replacement Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Loans than those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of any Class of Loans in effect immediately prior to such refinancing.

(d) Without the consent of any Lender, the Administrative Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Collateral Document or Customary Intercreditor Agreement contemplated by this Agreement to effect the provisions of this Agreement, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

SECTION 9.03 Waivers; Amendments to Other Credit Documents.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power under the Subsidiary Guarantee, the Pledge Agreement, the Security Agreement or the HoldCo Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders under the Subsidiary Guarantee, the Pledge Agreement, the Security Agreement and the HoldCo Pledge Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of the Subsidiary Guarantee, the Pledge Agreement, the Security Agreement or the HoldCo Pledge Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Subject to Section 9.02(d), none of the Subsidiary Guarantee, the Pledge Agreement, the Security Agreement, the HoldCo Pledge Agreement nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each affected Credit Party and the Required Lenders or by the affected Credit Party and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall release all or substantially all of the Collateral (except as provided in Section 9.16), release all or substantially all of the Subsidiary Guarantors or change any of the provisions of this Section, in each case without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent under the Subsidiary Guarantee, the Pledge Agreement, the Security Agreement or the HoldCo Pledge Agreement without the prior written consent of the Administrative Agent.

SECTION 9.04 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Lead Arranger, in connection with syndication of the Facilities and the preparation, execution, delivery and administration of this Agreement or any other Credit Document or any amendments (including the ~~Second Amendment and the Third~~Fifth Amendment), modifications or waivers of the provisions hereof or thereof and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including the fees, charges and disbursements of one firm of counsel for the Administrative Agent and the Lenders, taken as a whole (and solely in the case of a conflict of interest, one additional counsel to all such affected Persons, taken as a whole), and to the extent required, one firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and one firm of regulatory counsel in connection with the enforcement or protection of their rights in connection with this Agreement or any other Credit Document, including their rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent, the Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities (including, for the avoidance of doubt, any Environmental Liabilities) and related expenses (including the reasonable and documented or invoiced out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing has retained its own counsel, of another firm of counsel for such affected Indemnitee), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) and one firm of regulatory counsel of any such Indemnitee arising out of or relating to any action, claim, litigation, investigation or other proceeding (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnitee is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, affiliates or creditors or any other third person), arising out of, or with respect to the Transactions, the Second Amendment Transactions, the Third Amendment Transactions, the Fourth Amendment Transactions, the Fifth Amendment Transactions or to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents or the use of the proceeds of the Loans or Letters of Credit; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, one of its Affiliates or one of its or their respective Related Parties or (ii) arise from a material breach of this Agreement by such Indemnitee or its Affiliates as determined by a court of competent jurisdiction in a final and nonappealable judgment. Each Indemnitee shall give prompt notice to the Borrower of any claim that may give rise to a claim against the Borrower hereunder and shall consult with the Borrower in the conduct of such Indemnitee’s legal defense of such claim; provided, however, than an Indemnitee’s failure to give such prompt notice to the Borrower or to seek such consultation with the Borrower shall not constitute a defense to any claim for indemnification by such Indemnitee unless, and only to the extent that, such failure materially prejudices the Borrower.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Total Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, the parties shall not assert, and each hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Second Amendment Transactions, the Third

Amendment Transactions, the Fourth Amendment Transactions, the Fifth Amendment Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this Section 9.04(d) shall limit the Borrower’s indemnification obligations to the extent that such special, indirect, consequential or punitive damages are included in any claim by a third party unaffiliated with any Indemnitee with respect to which the applicable Indemnitee is entitled to indemnification under Section 9.04(b).

(e)	All amounts due under this Section shall be payable within 10 days after written demand therefor.

SECTION 9.05 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except to the extent permitted by Section 6.03, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for (a) with respect to funded Incremental Term Loans (if any) only, an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, (b) in respect of the Revolving Facility only, an assignment to a Revolving Lender or an Affiliate of a Revolving Lender or (c) if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing, any assignment; provided, further, that the Borrower shall be deemed to have consented to any such assignment of Incremental Term Loans unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(b) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment (a) of any funded Incremental Term Loan to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund or (b) with respect to the Revolving Facility, an assignment to a Revolving Lender; and

(c) each Issuing Bank (such consent not to be unreasonably withheld or delayed) for any assignment (other than an assignment to a Revolving Lender) in respect of the Revolving Facility.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of any Incremental Term Loan, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing;

(d) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Revolving Commitments or Loans;

(e) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee is hereby waived for any assignment to which JPMorgan Chase Bank, N.A. or any of its Affiliates is a party); and

(f) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.05(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be null and void.

~~(8)~~ (6) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, with respect to its own Loans and Revolving Commitments only, at any reasonable time and from time to time upon reasonable prior notice.

~~9~~(7) Upon its receipt of a duly completed Assignment and Assumption with respect to a permitted assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (unless waived), and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks, institutions or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) or the first proviso to Section 9.03(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the

Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the limitations and requirements of such Sections and Section 2.16) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans (the “Participant Register”). The entries in the Register shall be conclusive (absent manifest error), the Lenders shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation hereunder for all purposes of this Agreement, notwithstanding notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any loans are in registered form for U.S. federal income tax purposes.

(d) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed).

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other applicable central bank which governs or regulates the activities of such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Revolving Commitments and Revolving Loans may not be assigned to Liberty Media Corporation, a Delaware corporation, the Satisfactory HoldCo, the Borrower or any of its Subsidiaries or any of their respective Affiliates, in each case from the Closing Date until the first date on which such Person is no longer an Affiliate of the Borrower.

SECTION 9.06 Survival

. All covenants, agreements, representations and warranties made by any Credit Parties herein, in the other Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Credit Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Credit Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Revolving Commitments, any assignment of rights by or replacement of a Lender or the termination of this Agreement or any provision hereof.

SECTION 9.07 Counterparts; Integration; Effectiveness

. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Lead Arranger or any of the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of an originally executed counterpart of this Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including by portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signature” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 9.08 Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Documents against any Credit Party or their respective properties to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established.

(c) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO

THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13 Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or the enforcement of any right under this Agreement or any other Credit Document in any litigation or arbitration or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrower shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)), (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (iii) any actual or prospective credit insurance provider relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information~~(i)~~ becomes publicly available other than as a result of a breach of this Section or an agreement described in clause (f) hereof or becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or (i) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or any Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to any Facility. For the purposes of this Section, “Information” means all information received from the Borrower or its Affiliates relating to the Borrower, its subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or its Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would reasonably accord to its own confidential information. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and information about this Agreement, on an as-needed basis, to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Credit Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Credit Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the

Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

SECTION 9.14 Judgment Currency.

If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Applicable Creditor in such currency, such Applicable Creditor agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law). The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15 USA PATRIOT Act.

Each Lender subject to the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is hereby required to obtain, verify and record information that identifies the Borrower or any Successor Borrower, which information includes the name and address of the Borrower or any Successor Borrower and other information that will allow such Lender to identify the Borrower or any Successor Borrower in accordance with the USA PATRIOT Act.

SECTION 9.16 Releases of Guarantees and Liens.

(a) The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (d) below, (ii) upon the disposition of such Collateral as part of or in connection with any disposition permitted hereunder to any Person other than another Credit Party, to the extent such disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by a responsible officer of any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party by a Person that is not a Credit Party, upon termination or expiration of such lease to the extent such Credit Party has no other rights in such Collateral, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02 or Section 9.03), (v) to the extent the property constituting such Collateral is owned by any Subsidiary Guarantor and no other Credit Party, upon the release of such Subsidiary Guarantor from its obligations under the Subsidiary Guarantee (in accordance with the second succeeding sentence and Section 4.14 of the Subsidiary Guarantee), (vi) as required by the Administrative Agent to effect any disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Collateral Documents and (vii) to the extent such Collateral otherwise becomes Excluded Assets (as defined in the Security Agreement). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Subsidiary Guarantors shall be released from the Subsidiary Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise ceasing to be a Material Domestic Subsidiary. The Lenders hereby authorize the Administrative Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Subsidiary Guarantor or Collateral pursuant to the foregoing provisions of this paragraph and paragraph (d), all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Subsidiary Guarantor shall no longer be deemed to be repeated.

(b) If at any time (and from time to time) on or after the date of satisfaction of the HoldCo Condition when (i) no Default or Event of Default has occurred and is continuing, (ii) the Total Leverage Ratio for the two consecutive Test Periods most recently ended on or prior to such date does not exceed 3.00 to 1.00 and (iii) no Permitted Additional Debt Document, or other document granting a Lien permitted by clause (x) of the definition of Permitted Liens, has then granted a valid Lien on any Collateral that will not concurrently become so suspended (such requirements, collectively, the “Suspension Conditions”), the Borrower, by written notice to the Administrative Agent (which notice shall attach a certificate of a Financial Officer, in form and substance reasonably acceptable to the Administrative Agent, setting forth in reasonable detail the calculations necessary to demonstrate the Borrower’s satisfaction of the condition set forth above), may request that the Collateral be released from the Liens created by Collateral Documents (other than the HoldCo Pledge Agreement and the Pledge Agreement), and upon the Administrative Agent’s acceptance of such written request, all such Collateral shall be released from the Liens created by the Security Agreement without delivery of any instrument or performance of any act by any Person.

(c) If any Collateral has been released from the Liens created by the Security Agreement pursuant to Section 9.16(b), then on the date, if any, on which financial statements are delivered to the Lenders pursuant to Section 5.01 showing that the Total Leverage Ratio for the two consecutive Test Periods most recently ended on or prior to such date is greater than 3.75 to 1.00 (the “Reinstatement Condition”), the Loan Parties shall:

(i) upon request, promptly (A) enter into a new Security Agreement and any other applicable Collateral Document to replace the terminated Security Agreement or Collateral Document, as applicable, (and any period from and after a Collateral Release until the date of such reinstatement, a “Suspension Period”) and (B) deliver to the Administrative Agent (or its counsel) (including by telecopy or email transmission) a counterpart of the Security Agreement and other applicable Collateral Document signed on behalf of each Loan Party, and the Security Agreement and other applicable Collateral Documents shall be in full force and effect;

(ii) deliver to the Administrative Agent the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the date of the applicability of the Reinstatement Condition;

(iii) file in the proper form each Uniform Commercial Code financing statement or other filing required by the Collateral Documents and confirm that all other perfection steps required by the Collateral Documents shall have been taken; and

(iv) deliver to the Administrative Agent a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.05 and the applicable provisions of the Collateral Documents, any casualty policies of which shall be endorsed or otherwise amended to include a “standard” or “New York” additional lender’s additional loss payable endorsement and any general liability policy of which shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(d) Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than (i) Swap Obligations in respect of any Secured Swap Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreement and (iii) any contingent obligations or contingent indemnification obligations not then due) have been paid in full, all Revolving Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not cash collateralized or back-stopped on terms reasonably satisfactory to the Issuing Bank, upon request, at the sole cost and expense of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (i) Swap Obligations in respect of any Secured Swap

Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent obligations or contingent indemnification obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

(e) Notwithstanding anything to the contrary contained herein or in any other Credit Document, upon request of the Borrower in connection with any Permitted Liens securing Purchase Money Indebtedness, Capital Lease Obligations or Attributable Debt, the Administrative Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to such Permitted Liens securing Purchase Money Indebtedness, Capital Lease Obligations or Attributable Debt (other than in connection with any such Indebtedness that is secured by Liens permitted by clause (x) or clause (p) (as it relates to clause (x)) of the definition of “Permitted Liens.”

(f) Notwithstanding the foregoing or anything in the Credit Documents to the contrary, at the direction of the Required Lenders, the Administrative Agent may, in exercising remedies, take any and all necessary and appropriate action to effectuate a credit bid of all Loans (or any lesser amount thereof) for the Borrower’s assets in a bankruptcy, foreclosure or other similar proceeding, forbear from exercising remedies upon an Event of Default, or in a bankruptcy proceeding, enter into a settlement agreement on behalf of all Lenders.

(g) If at any time the Investment Grade Condition is attained, the Borrower may request that the Collateral be released from the Liens created by Collateral Documents (including, if applicable, under the HoldCo Pledge Agreement but excluding, for the avoidance of doubt, the Subsidiary Guarantee), and upon the Borrower’s delivery to the Administrative Agent of an officers’ certificate certifying that the Investment Grade Condition has been attained the Collateral Documents shall be automatically terminated and all such Collateral shall be released from the Liens created by the Collateral Documents without delivery of any instrument or performance of any act by any Person.

(h) If any Collateral has been released from the Liens created by the Security Agreement pursuant to Section 9.16(g), then on any Reversion Date (the “IG Reinstatement Condition”), the Loan Parties shall, within 60 days of the written request of the Administrative Agent (or such later date as the Administrative Agent may agree):

(i) (A) enter into a new Security Agreement and any other applicable Collateral Document to replace the terminated Security Agreement or Collateral Document, as applicable, and (B) deliver to the Administrative Agent (or its counsel) (including by telecopy or email transmission) a counterpart of the Security Agreement and other applicable Collateral Document signed on behalf of each Loan Party, and the Security Agreement and other applicable Collateral Documents shall be in full force and effect;

(ii) deliver to the Administrative Agent the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the date of the applicability of the IG Reinstatement Condition;

(iii) file in the proper form each Uniform Commercial Code financing statement or other filing required by the Collateral Documents and confirm that all other perfection steps required by the Collateral Documents shall have been taken; and/or

(iv) deliver to the Administrative Agent a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.05 and the applicable provisions of the Collateral Documents, any casualty policies of which shall be endorsed or otherwise amended to include a “standard” or “New York” additional lender’s additional loss payable endorsement and any general liability policy of which shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 9.17 No Fiduciary Duty.

The Administrative Agent, the Lead Arranger, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its Affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its Affiliates with respect to the transactions contemplated under the Credit Documents (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party in each case except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders or creditors under the Credit Documents. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party under the Credit Documents in connection with such transaction or the process leading thereto.

SECTION 9.18 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 9.19 Acknowledgement and Consent to Bail-In of~~EEA~~ Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by.

(a)

the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

SECTION 9.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SCHEDULE 1.01A

COMMITMENTS

Lender	Revolving Commitment	Letter of Credit Commitment
JPMORGAN CHASE BANK, N.A.	$~~116,666,666.76~~150,000,000	$~~75,000,000.00~~75,000,000
BANK OF AMERICA, N.A.	$~~116,666,666.66~~150,000,000
~~BANK OF MONTREAL~~ 	~~$116,666,666.66~~
BARCLAYS BANK PLC	$~~116,666,666.66~~150,000,000
CITIBANK,  ~~B~~N~~P PARIBAS~~.A.	$~~116,666,666.66~~150,000,000
~~CITIBANK, N.A.~~BANK OF MONTREAL	$~~116,666,666.66~~100,000,000
BNP PARIBAS	$100,000,000
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	$~~116,666,666.66~~100,000,000
GOLDMAN SACHS BANK USA	$~~116,666,666.66~~100,000,000
MIZUHO BANK, LTD.	$~~116,666,666.66~~100,000,000
~~MORGAN STANLEY BANK, N.A.~~	~~$58,333,333.33~~
~~MUFG BANK, LTD. (F.K.A. THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.)~~	~~$58,333,333.33~~
ROYAL BANK OF CANADA	$~~116,666,666.66~~100,000,000
THE BANK OF NOVA SCOTIA	$~~116,666,666.66~~100,000,000
~~SUN~~TRUIST BANK	$~~116,666,666.66~~100,000,000
U.S. BANK NATIONAL ASSOCIATION	$~~116,666,666.66~~100,000,000
WELLS FARGO BANK, N.A.	$~~116,666,666.66~~100,000,000
MORGAN STANLEY BANK, N.A.	$75,000,000
MUFG BANK, LTD.	$75,000,000
Total	$~~1,750,000,000.00~~1,750,000,000	$~~75,000,000.00~~75,000,000